As filed with the Securities and Exchange Commission on April 5, 2011

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

PIMCO REIT, INC.

(Exact name of registrant as specified in its governing instruments)

PIMCO REIT, Inc.

840 Newport Center Drive, Suite 100

Newport Beach, CA 92660

(949) 720-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Richard R. LeBrun, Esq.

Pacific Investment Management Company LLC

840 Newport Center Drive, Suite 100

Newport Beach, CA 92660

(949) 720-6000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

William J. Cernius, Esq. Charles K. Ruck, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel (714) 540-1235 Fax (714) 755-8290	Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share	$600,000,000	$69,660

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their overallotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Subject to Completion, dated April 5, 2011

             Shares

PIMCO REIT, INC.

Common Stock

PIMCO REIT, Inc. is a newly organized real estate finance company that intends to acquire, manage and finance, directly or through its subsidiaries, residential and commercial mortgage-backed securities (agency and non-agency), residential and commercial real estate loans, other commercial real estate debt, residential and commercial real estate, other real estate-related assets and other financial assets. Upon completion of this offering and the concurrent private placement described below, we will acquire a portfolio of agency residential mortgage-backed securities from              pursuant to a forward purchase contract in exchange for $             million in cash. We will be externally managed and advised by PIMCO REIT Management, LLC, a Delaware limited liability company, or our Manager, a wholly-owned subsidiary of Pacific Investment Management Company LLC, or PIMCO.

This is our initial public offering and no public market currently exists for our common stock. We are offering shares of our common stock as described in this prospectus. We expect the initial public offering price of our common stock to be $             per share. We will apply to list our common stock on the New York Stock Exchange under the symbol “PIMR.”

Concurrently with the closing of this offering, we expect to sell not less than $10.0 million of our common stock to certain members of our senior management team and certain other executives of PIMCO and its affiliates in a separate private placement at the initial public offering price per share.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2011. To assist us in qualifying as a REIT, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of risks you should consider before investing in our common stock.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to PIMCO REIT, Inc.	$	$

We have granted the underwriters the right to purchase up to              additional shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock sold in this offering will be ready for delivery on or about                      , 2011.

Credit Suisse	Goldman, Sachs & Co.	J.P. Morgan

Prospectus dated                    , 2011

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

Through and including                    , 2011 (the 25th day after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Glossary

“ABS” means asset-backed securities, which are bonds or notes backed by loans or other financial instruments.

“Agency” means a U.S. government agency, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, which guarantees payments of principal and interest on MBS.

“Agency MBS” means mortgaged-backed securities issued by an Agency or for which an Agency guarantees payments of principal and interest on the securities.

“Alt-A mortgage loans” means residential mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines. Generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation. Alt-A mortgage loans also may include interest-only amortization or negative amortizations periods, which require accelerated amortization periods over the remaining term.

“ARMs” means adjustable-rate residential mortgage loans.

“B-Notes” means subordinated mortgage loans.

“bridge loans” means whole mortgage loans secured by a first mortgage lien on a commercial property which provide interim financing to borrowers seeking short-term capital typically for the acquisition or recapitalization of commercial real estate.

“CDOs” means collateralized debt obligations.

“CLOs” means collateralized loan obligations.

“CMBS” means commercial mortgage-backed securities.

“CMO” means collateralized mortgage obligation.

“conforming loans” means residential mortgage loans that conform to the Agency underwriting guidelines and meet the funding criteria of Fannie Mae and Freddie Mac.

“construction or rehabilitation loans” means mortgage loans and mezzanine loans to finance the cost of construction or rehabilitation of a commercial property.

“consumer ABS” means ABS collateralized by consumer loans such as auto loans, credit cards and student loans.

“Fannie Mae” means the Federal National Mortgage Association.

“FHA” means the Federal Housing Administration.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association, a wholly-owned corporate instrumentality of the United States of America within HUD.

“GSE” means a government sponsored enterprise.

“HUD” means the U.S. Department of Housing and Urban Development.

“hybrid ARMs” means residential mortgage loans that have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index.

“IO strips” means a type of security that receives interest-only payments on the underlying assets.

“MBS” means mortgage-backed securities, particularly Agency MBS, Non-Agency RMBS and CMBS.

“mezzanine loans” means loans made to commercial property owners that are secured by pledges of the borrower’s ownership interests in the property owner, subordinate to whole mortgage loans secured by mortgage liens on the property and senior to the borrower’s equity in the property.

“MSRs” means mortgage servicing rights.

“mortgages” or “mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan.

“Non-Agency RMBS” means RMBS that are not issued or guaranteed by an Agency.

“non-performing loans” means mortgage loans that are more than 90 days delinquent in terms of receipt of payments due.

“PO strips” means a type of security that receives principal only payments on the underlying assets.

“preferred equity” means an unsecured equity investment in a commercial property owner that is subordinate to whole mortgage loans that are secured by mortgage liens on the property and senior to the common equity of the borrower.

“re-performing loans” means formerly non-performing mortgage loans that may have been modified to allow the borrower to service them again.

“RMBS” means residential mortgage-backed securities.

“sub-performing loans” means mortgage loans that are making payments but not the full principal and interest payments that the mortgage notes demand.

“Subprime mortgage loans” means residential mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting conforming loans and Alt-A mortgage loans.

“TBAs” means forward-settling Agency MBS where the pool is “to-be-announced.” In a TBA, a buyer will agree to purchase, for future delivery, Agency MBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency MBS to be delivered is not identified until shortly before the TBA settlement date.

“whole loans” means original residential or commercial mortgage loans which are sold in their entirety (including servicing fees) and are not securitized.

ii

Prospectus Summary

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to PIMCO REIT, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “PIMCO” refer to Pacific Investment Management Company LLC; and references in this prospectus to “our Manager” refer to PIMCO REIT Management LLC, a Delaware limited liability company and wholly-owned subsidiary of PIMCO. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is to be sold at $             per share, (2) the sale of not less than $10.0 million of our common stock to certain members of our senior management team and certain other executives of PIMCO and its affiliates in a concurrent private placement, and (3) no exercise by the underwriters of their overallotment option to purchase up to an additional             shares of our common stock.

Our Company

We are a newly organized real estate finance company that intends to acquire, manage and finance, directly or through our subsidiaries, Agency MBS, Non-Agency RMBS, CMBS, residential and commercial real estate loans, other commercial real estate debt, residential and commercial real estate and other real estate-related assets and other financial assets. We refer to all of the above assets as our Target Assets. Our objective is to seek to provide attractive risk-adjusted returns to stockholders over the long term, primarily through dividends and distributions and secondarily through capital appreciation, by principally investing (directly or indirectly) in our Target Assets. We will seek to employ a flexible and relative value focused investment strategy and expect to reallocate capital from time to time among our Target Assets. We believe this flexibility will enable us to move efficiently to manage risk and deliver attractive risk-adjusted returns under a variety of market conditions and economic cycles.

We will be externally managed and advised by PIMCO REIT Management, LLC, our Manager. We are organized as a Maryland corporation and intend to elect and qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our Manager and PIMCO

Our Manager is a wholly-owned subsidiary of PIMCO. Founded in 1971, PIMCO manages investments for a wide variety of clients, including public and private pension and retirement plans, individuals and institutions. PIMCO has more than 1,400 dedicated professionals in 10 countries with more than $1.2 trillion in assets under management as of December 31, 2010. We believe our relationship with our Manager will provide significant advantages in sourcing, evaluating, underwriting and managing investments in our Target Assets.

As of December 31, 2010, PIMCO managed securitized holdings of over $372.1 billion, out of which $46.9 billion were in dedicated mortgage and real estate-related strategies across a variety of investment vehicles such as mutual funds, closed end funds, private equity funds and separate accounts. PIMCO’s mortgage-related assets under management consist of $268.6 billion in Agency MBS and $81.6 billion in mortgage credit holdings such as Non-Agency RMBS and CMBS. PIMCO has long-standing experience investing in mortgage-related assets across various economic and market cycles dating back to the early 1970s. PIMCO’s mortgage and real estate investment team consists of over 40 investment professionals, including portfolio managers, research and credit analysts, traders, financial engineers and product managers focused on managing multiple investment vehicles and building state of the art proprietary analytical tools.

Our business affairs will be led by our Chief Executive Officer, Jennifer Bridwell, who leads PIMCO’s mortgage-related product development efforts and has specialized in mortgage-related investments for over 23 years. Our Manager’s investment team will be led by experienced senior investment professionals, Dan Ivascyn and Scott Simon, senior portfolio managers at PIMCO, who together will serve as our Co-Chief Investment Officers, and who together have over 40 years of real estate-related investment

experience, including 9 and 12 years at PIMCO, respectively, and 18 and 27 years of industry experience, respectively. Messrs. Ivascyn and Simon are responsible for managing PIMCO’s residential and commercial mortgage portfolio management team. They will be supported by a team of investment professionals who have significant experience in analyzing and investing in Agency MBS, Non-Agency RMBS, CMBS and other ABS, and residential and commercial real estate loans as well as commercial real estate. Our Manager’s investment team will also benefit from PIMCO’s macroeconomic process, which produces short-term and long-term forecasts for the U.S. and global economy, as well as PIMCO’s substantial analytics and financial engineering infrastructure. We believe our relationship with our Manager will allow us to take the same disciplined investment and risk management approach that is applied to PIMCO’s broader business, and will also provide significant advantages in sourcing, evaluating, underwriting and managing investments in our Target Assets which will accrue to the benefit of our stockholders.

Initial Portfolio Acquisition

Concurrently with the closing of this offering and the concurrent private placement, we will acquire a portfolio of Agency MBS assets, or our Initial Portfolio, from              pursuant to a forward purchase contract in exchange for $             million in cash. The loans underlying our Initial Portfolio will consist of fixed rate loans, ARMs and hybrid ARMs with a weighted average yield of     % and a weighted average price of     % of par. A more detailed description of the Initial Portfolio is set forth below:

Market Opportunities

We believe that the U.S. mortgage finance system is undergoing historic change. Significant increases in regulation and public policy are influencing which investors will have the financial ability to hold real estate-related assets. We believe that private non-bank capital will represent an increasing share of these assets in the years to come.

Beginning in 2007, the U.S. housing crisis served as a catalyst for the deleveraging of the global financial system and the forced sale of large quantities of financial assets, especially mortgage-related assets. Many traditional mortgage investors have suffered significant losses in their real estate mortgage portfolios and a number of major market participants have failed or have been constrained by write-downs and losses on real estate-related assets. The result has been a dramatic reduction in available capital for a wide variety of commercial and residential mortgage-related assets. In addition, many of the surviving managers are focused on legacy portfolios of distressed real estate-related assets that have been subject to write-downs and losses resulting in an inability to raise capital or focus on new acquisitions. In commercial real estate, we believe the reduced capital and securitized lending capacity for commercial real estate assets will be insufficient to meet the refinancing demand created by over $2.0 trillion in commercial real estate loan maturities anticipated over the next five years. Additionally, we believe the current level of government involvement in the U.S. residential mortgage market is not sustainable and that, over time, Agency support may be significantly reduced and replaced by private capital. We believe this anticipated reduction of government involvement, combined with the current market disruptions in the U.S. housing market and the broader credit markets, presents an attractive opportunity for us to implement our business objective. Despite the losses and challenges described above, we estimate that the U.S. residential and commercial credit markets still exceed $12.0 trillion at December 31, 2010.

Agency MBS and Related Mortgage Loans

In the aftermath of the global financial crisis, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate to a current range of 0% to 0.25%, which has maintained financing for Agency MBS at historically low levels. At the same time, according to a HUD report entitled, Reforming America’s Housing Finance Market, an estimated 90% of new mortgages originated in the United States are currently being funded through Agency financings, which is creating ample supply of new Agency MBS securitizations. The widening of the spread between the cost of funding and the yield on Agency MBS assets has created an attractive investment opportunity in this asset class. We expect Agency MBS’s economic return dynamics to continue in the foreseeable future as mortgage finance reform aimed at reducing the dominant presence of the GSEs will limit new issue supply and reduce GSE portfolio demand resulting in improved carry from the sector. In addition, stringent lending standards have reduced the refinanceability of a significant portion of the mortgage loans underlying outstanding Agency MBS. Increasingly stringent lending standards, along with the imminent risk retention associated with the Qualified Residential Mortgage, or QRM, of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, introduce correspondingly attractive opportunities for new originations to underserved but otherwise creditworthy borrowers.

According to publicly available information published by Corelogic, as of December 31, 2010, nearly one out of every four residential mortgages exceeded the value of the underlying home. We believe housing prices remain vulnerable to further declines, which we believe will alter the historical relationship between interest rates and borrower refinancing behavior. Thus despite the low interest rate environment, many borrowers who would otherwise refinance their existing mortgage are not able to do so. We see this as a systematic mitigant to prepayment risks inherent in Agency MBS investments.

The anticipated reduction in borrower voluntary prepayment propensity enhances the value derived from Agency MBS assets, particularly those acquired with lower cost financing. We believe involuntary prepayments, also known as borrower defaults, have taken a more significant role in Agency MBS performance along with government modification initiatives. We expect PIMCO’s granular credit-centric approach and deep understanding of government public policy initiatives provides our Manager strong insight into Agency MBS performance drivers.

Non-Agency RMBS and Related Residential Real Estate Loans

According to Federal Reserve Flow of Funds Accounts of the United States, published by the U.S. Federal Reserve, financial institutions held an estimated $4.8 trillion in non-conforming residential mortgage loans on their balance sheets as of December 31, 2010. These loans, many of which we believe were originated with the intention of being sold or financed through the private Non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. We anticipate that the eventual return of this market should create additional supply of Non-Agency RMBS.

Beginning with the onset of the credit crisis in 2007, there has been significant volatility in Non-Agency RMBS as a result of market fundamentals and forced selling by hedge funds and other institutions. Although these assets have recovered some value from the lows experienced in 2008 and 2009, we believe that opportunities should exist for us to make strategic purchases of legacy Non-Agency RMBS at significant discounts to their intrinsic value.

While we anticipate mortgage loan delinquencies and credit losses may continue to rise and housing conditions may continue to deteriorate, we believe that current prices for certain Non-Agency RMBS offer attractive risk-adjusted returns due in large part to the general lack of liquidity from traditional mortgage investors. The largest banks, meanwhile, are increasing the frequency and volume of sub-performing loan sales at deep discounts to intrinsic value, as delinquencies and servicing costs continue to mount and house prices continue to fall. If the U.S. economy continues to heal and consumers continue to de-lever their household balance sheets, we expect credit defaults to decrease, which should increase the value of the Non-Agency RMBS that we acquire at discounts to intrinsic value.

CMBS and Commercial Real Estate Loans

Historically, commercial real estate loans have been funded by a large number of investors, including commercial banks, insurance companies and other institutional investors, as well as the GSEs and HUD. Since reaching their highs in 2007, commercial real estate values have declined substantially as a result of the global financial crisis and economic recession and the related significant contraction in capital available to the commercial real estate market. This contraction in capital has been exacerbated by financial institutions significantly reducing their commercial real estate lending activity in an effort to retain capital, reduce leverage, mitigate risk and meet regulatory capital requirements. We believe that this deleveraging process in commercial real estate provides an attractive opportunity to acquire and originate debt collateralized by quality commercial real estate assets.

Our Business Strengths and Competitive Advantages

We believe that a flexible and relative value focused investment strategy, coupled with a team of PIMCO investment professionals who have significant experience in investing in a wide spectrum of real estate-related assets, is better positioned to produce attractive long-term returns as compared to traditional narrowly-focused real estate strategies. We believe we distinguish ourselves from our competitors as follows:

Disciplined Investment and Risk Management Approach

PIMCO’s investment philosophy is anchored by value discipline which demands compensation for risk, a rigorous focus on risk management, and an informed long-term macroeconomic view.

Our Manager’s mortgage-specific investing is based on a deep understanding of the collateral underlying real estate-related assets. Over the last several years, PIMCO has expended significant time and resources to enhance its already deep mortgage credit capabilities to meet the demands of a rapidly changing financial landscape. PIMCO has a dedicated team focused on the operational risks of loan origination and servicing practices, as well as continuing pre- and post-purchase servicer surveillance. PIMCO employs specialists in the areas of public housing policy, loan modification programs, and GSE credit practices. PIMCO carefully reviews securitization documents to understand detailed structuring and legal risks that may be overlooked by the market. These insights have been incorporated into the design of state-of-the-art analytical models and risk management processes. It employs mortgage quantitative risk management by rigorously modeling known risk parameters, while maintaining the flexibility to dynamically accommodate changes in economic and policy conditions. As market environments evolve, PIMCO continuously questions its models and asks whether the assumptions that underlie them are relevant for the world that it sees ahead. We believe that this combination of quantitative rigor and the experienced judgment of the portfolio management team produces superior risk-adjusted investment decisions.

Experienced and Cohesive Management Team

We expect that the experience of PIMCO and our Manager’s investment team will be a significant advantage. PIMCO has approximately 40 years of asset management experience and currently manages over $1.2 trillion in assets, including approximately $269.0 billion of Agency MBS, $49.0 billion of Non-Agency RMBS and $32.0 billion of CMBS, as well as $19.0 billion in consumer ABS. Real estate-related assets, including those included in our Target Assets, have been a significant component of PIMCO’s investment strategy since its inception in 1971. We expect to benefit significantly from the longstanding culture of investment excellence at PIMCO, including valuable insights from its Investment Committee headed by Bill Gross and Mohamed El-Erian.

Our business affairs will be led by our Chief Executive Officer, Jennifer Bridwell, who leads PIMCO’s mortgage-related product development efforts and has specialized in mortgage-related investments for over 23 years. In addition, our Manager’s investment team will be led by an experienced team of senior investment professionals Dan Ivascyn and Scott Simon, both senior portfolio managers at PIMCO, who together will serve as our Co-Chief Investment Officers, respectively, and who together have over 40 years of real estate-related investment experience and share responsibility for managing PIMCO’s mortgage portfolio management team. Our Manager will be comprised of an experienced team of 45 residential and commercial mortgage investment professionals with extensive experience analyzing and managing credit, interest rate, maturity, prepayment and liquidity risks associated with owning a leveraged portfolio of mortgage assets. This experience demonstrates our Manager’s investment teams’ ability to invest in our Target Assets across all economic cycles.

Flexible and Relative Value Focused Investment Strategy

We will employ a flexible and relative value focused investment strategy and expect to reallocate capital from time to time among our Target Assets. We believe this flexibility will enable us to more effectively to manage risk and deliver attractive risk-adjusted returns under a variety of market conditions and economic cycles. Our Manager’s investment team has depth and experience across a wide spectrum of mortgage assets, including Agency MBS, Non-Agency RMBS, CMBS and both residential and commercial real estate mortgages. Our Manager’s investment team’s experience in these asset classes spans numerous economic cycles, and goes beyond asset selection, and includes origination and underwriting as well as servicing control, structuring and securitization. This breadth of experience should allow us to invest opportunistically and with a high degree of flexibility through various economic, real estate and capital market conditions to exploit opportunities in the market as they arise.

Access to Extensive Sourcing and Financing Relationships

PIMCO is one of the largest fixed-income asset managers in the world. Through our Manager, we have access to PIMCO’s extensive and longstanding relationships with major issuers of residential and commercial debt securities and loans and the broker-dealers that trade these securities and loans, augmented by ongoing dialog with a substantial number of smaller, regional institutions that focus on investment opportunities that are often sold on an off-market basis. We believe these relationships, together with PIMCO’s global infrastructure, will provide us access to an ongoing pipeline of attractive investment opportunities, both domestic and international, many of which may not be available to our competitors. We believe that access to PIMCO’s extensive sourcing capabilities will help us execute on our broad, flexible and relative value oriented investment strategy. In addition, through our Manager, PIMCO and their affiliates, we have significant relationships with leading financing and derivative counterparties. We believe these relationships will facilitate broad access to attractive sources of financing and in executing effective hedging policies.

Alignment of Interests

We have structured our relationship with our Manager to closely align our interests with those of our Manager and PIMCO. In addition to the incentive fees that may be earned by our Manager, certain members of our senior management team and certain other executives of PIMCO and its affiliates have agreed to acquire not less than $10.0 million of our common stock in a concurrent private placement at a price per share equal to the initial public offering price, for an aggregate investment equal to     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters fully exercise their overallotment option to purchase additional shares). We believe that the investment in us by members of our senior management team and certain other executives of PIMCO and its affiliates, as well as the incentive fees that may be earned by our Manager, will align our interests with those of our senior management team, our Manager and PIMCO, which will create an incentive to maximize returns for our stockholders.

Our Investment Strategy

Our business objective is to provide attractive risk-adjusted returns to our investors over the long term, primarily through dividends and distributions and secondarily through capital appreciation, by investing, directly or indirectly, principally in our Target Assets. Our Manager will assess the relative value of available opportunities among our Target Asset classes in making its investment decisions. Our Manager’s investment decisions will depend on prevailing market conditions and will change over time. As a result, we cannot predict how much of our assets will be invested in any particular asset class within our Target Assets or whether we will be invested across the broad spectrum of real estate-related asset classes. Our Manager will not be subject to any limits or proportions with respect to the mix of assets that we will acquire other than as required to maintain our qualification as a REIT and our exemption from registration under the 1940 Act.

Our initial portfolio will consist primarily of Agency MBS, though our goal is to, over time, build a portfolio of our Target Assets, which may include:

Agency MBS	•	Backed by fixed rate loans, ARMs and hybrid ARMs

	•	TBAs

	•	CMOs

Non-Agency RMBS	•	Non-Agency RMBS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes

CMBS	•	CMBS rated AAA through BBB (or the equivalent PIMCO rating)

	•	CMBS that are rated below investment grade or are non-rated

Residential Real Estate Loans	•	Fixed rate loans, ARMs and hybrid ARMs that are secured by single and multifamily residential properties

	•	Conforming loans, Alt-A mortgage loans, and Subprime mortgage loans

	•	New origination, performing, re-performing, sub-performing and non-performing loans, including whole loans

Commercial Real Estate Loans	•	Mortgage loans that are secured by commercial real estate properties (and participations)

	•	Subordinated mortgage loans or B-Notes

	•	Mezzanine loans

	•	Construction or rehabilitation loans

	•	New origination, performing, re-performing, sub-performing and non-performing loans, including whole loans

	•	Bridge loans

Other Real Estate-Related Securities and Assets	•	Corporate loans made, or credit facilities provided, to real estate companies including REITs and real estate operating companies, or REOCs

	•	Commercial and residential real estate securities

	•	Commercial and residential real property

	•	Mortgage-related derivatives, including IO strips, PO strips, credit default swaps, options, futures and derivatives on MBS

	•	Preferred equity

• Policies, instruments and agreements related to mortgage insurance or reinsurance risk

• Hedging instruments that include U.S. Treasury securities, options, swaps and futures

• Non-U.S. MBS

• Any tranche of CDOs

• MSRs

The foregoing list of potential Target Assets is not intended to be exhaustive. Our Manager may also invest in real estate-related assets not identified above. Over time, we anticipate that we may originate as well as acquire some of our real estate-related assets. In addition, our Manager may, in its sole discretion, invest to a lesser extent in non-real estate-related assets, including, other ABS, corporate loans and unsecured debt of any issuer (whether U.S. or non-U.S.). Our Manager also may engage in investment, hedging or financing techniques other than those described above and below. The additional real estate-related and non-real estate-related instruments and investment, hedging or financing techniques may include those that are not in existence as of the date of this prospectus and may be hereafter created. In addition, we may make such investments either directly or indirectly (through derivatives, real estate mortgage investment conduits, or REMICs, or other securitization vehicles, grantor trusts or other investment trusts or otherwise). All of the foregoing are subject to our maintaining our qualification as a REIT and our exemption from registration under the 1940 Act.

We may make the investments described above through any existing or future program with any U.S. or non-U.S. government agency or through private sector transactions.

Investment Guidelines

Our board of directors has adopted the following general investment guidelines:

•	no investment(s) shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment(s) shall be made that would cause us to be regulated as an investment company under the 1940 Act; and

•

until appropriate investments can be identified beyond our Initial Portfolio, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and our compliance with our investment guidelines.

Our Financing Strategy

We expect to use leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we intend to use borrowings secured by our assets and other forms of leverage. Though we are not subject to a leverage restriction, we currently expect that direct borrowings (which does not include leverage inherent in any derivative positions, equity or junior tranche investments) would not exceed, on a debt-to-equity basis, a     -to-1 ratio for Agency MBS, a     -to-1 ratio for Non-Agency RMBS, a    -to-1 ratio for CMBS, a     -to-1 ratio on residential real estate loans, a     -to-1 ratio on commercial real estate loans and a     -to-1 ratio on all other investments. We do not expect to use leverage to acquire our Initial Portfolio. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager’s assessment of a variety of factors, including, among others, the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the availability of credit at favorable prices or at all, the credit quality of our assets and our outlook for borrowing costs relative to the interest income earned on our assets. Our decision to use leverage in the future to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Hedging

Subject to maintaining our qualification as a REIT, our Manager may cause us to hedge (and if so, will have broad flexibility in determining the manner of hedging) any one or more of the risks inherent in the portfolio such as interest rate risk, market value risk, prepayment risk and credit risk (whether directly or through its subsidiaries). Similarly, our Manager has sole discretion, from time to time, to utilize derivative financial instruments (including swaps) to hedge the interest rate risk associated with our borrowings. Our Manager also has sole discretion to have us engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a taxable REIT subsidiary, or TRS, that is subject to U.S. federal corporate income taxation.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•

We are dependent on our Manager and its key personnel for our success and upon their access to PIMCO’s investment professionals. We may not find a suitable replacement for our Manager if our management agreement is terminated or if key personnel leave the employment of our Manager or if PIMCO otherwise becomes unavailable to us.

•

Our Manager has no experience in managing a REIT or maintaining our exemption from registration under the 1940 Act, which may hinder its ability to achieve our investment objective or result in loss of our qualification as a REIT or maintenance of our 1940 Act exemption.

•

Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•

Our management agreement requires us to pay our Manager a substantial fee in the event of the termination of the management agreement, which may adversely affect our inclination to end our relationship with our Manager.

•	There are various conflicts of interest in our relationship with our Manager, PIMCO and their affiliates, which could result in decisions that are not in the best interests of our stockholders.

•

Our Manager manages our portfolio pursuant to very broad authority and our board of directors does not approve each investment decision made by our Manager, which may result in our making riskier investments.

•	We have no operating history and may not be able to operate our business successfully, find suitable investments or generate sufficient revenue to make or sustain distributions to our stockholders.

•

We operate in a competitive market for investment opportunities and future competition may limit our ability to acquire desirable investments and could also affect the pricing of securities we invest in.

•	We may change our business, investment, leverage and financing strategies without stockholder consent.

•

We cannot predict the unintended consequences and market distortions that may stem from far-ranging governmental intervention in the economic and financial system or from regulatory reform of the oversight of financial markets.

•	Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, Agency MBS and our other investments.

•

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. government, may adversely affect our business.

•	Our Manager may employ a significant amount of leverage which would subject us to significant risk of loss.

•	Interest rate fluctuations could reduce the income on our investments and increase our financing costs.

•	We may enter into hedging transactions that could expose us to contingent liabilities in the future.

•	Other than as described in “Use of Proceeds,” we have not yet identified any specific investments and you will not be able to evaluate any proposed investments before purchasing our common stock.

•	Many of our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

•	The loans in which we will invest, either directly or indirectly (through MBS or otherwise), are subject to delinquency, foreclosure and loss, which could result in losses to us.

•	The supply of mortgage loans available at significant discounts will likely decrease as the economy improves, which may cause us to adjust our investment strategies.

•	We have not established a minimum distribution payment level and we may not be able to pay distributions in the future.

•	Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

•	Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

•	Maintenance of our exemption from registration under the 1940 Act imposes significant limitations on our operations.

Our Structure

We were formed as a Maryland corporation on March 29, 2011. The following chart shows our anticipated structure after giving effect to this offering and the concurrent private placement to certain members of our senior management team and certain other executives of PIMCO and its affiliates:

Our Management Agreement

We will be externally managed and advised by our Manager, a wholly-owned subsidiary of PIMCO. Our Manager will be responsible for administering (or engaging and overseeing external vendors that will administer) our business activities and day-to-day operations and will provide us with our management team and appropriate support personnel. Our Manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as our board of directors delegates to it. Initially, we do not expect to have any employees.

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform (or cause to be performed) certain services for us, subject to oversight by our board of directors, including:

•	our day-to-day functions;

•	determining investment criteria subject to our investment guidelines;

•	sourcing, analyzing and executing asset acquisitions, sales and financings;

•	performing asset management duties; and

•	performing financial and accounting management.

The initial term of the management agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. Our independent directors will review our Manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the unanimous affirmative vote of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days prior notice of such termination. Upon such a termination, to compensate our Manager for its upfront costs and commitment of resources for the formation of our company, we will pay our Manager a termination fee as described in the table below. We may also terminate the management agreement with 30 days prior notice from our board of directors, without payment of this fee, for cause, as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a fee upon termination. The management agreement will renew automatically unless terminated by either party.

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment
Base management fee

1.5% per annum of our stockholders’ equity, calculated and payable quarterly in arrears. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed fiscal quarter (as determined in accordance with GAAP, without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that have impacted stockholders’ equity as reported in financial statements prepared under GAAP (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and in certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements.

Quarterly in arrears in cash.

Type	Description	Payment
Incentive fee

Our Manager will be entitled to an incentive fee with respect to each calendar quarter (or portion thereof) that the management agreement is in effect in an amount not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (A) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans, if any) in the previous four quarter period and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarter period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the closing date of this offering, whichever is less.

For purposes of calculating the incentive fee prior to the completion of a four quarter period following this offering, Core Earnings will be calculated on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of our initial public offering on an annualized basis.

Core Earnings is a non-GAAP financial measure and is defined as net income (loss) as determined according to GAAP, excluding non-cash equity, compensation expense, the costs incurred in connection with our formation and our initial public offering, such as the underwriting discounts and commissions, the incentive fee, real estate depreciation and amortization, acquisition expenses for real estate which have been deducted as expenses upon acquisition in the determination of GAAP net income and any unrealized gains or losses from mark-to-market valuation changes (excluding other-than-temporary impairments, as defined by GAAP) that are included in net income for the applicable period (regardless of whether such items are included in other comprehensive income or loss, or in net income or loss). In addition, realized gains and losses from the completed sales of real estate reflected in net earnings will be adjusted for amounts previously included in net income but excluded for Core Earnings as follows (a) increase any loss or reduce any gain for previous amortization/depreciation charged to net income and (b) increase any loss or reduce any gain for the effects of previously expensed acquisition-related transaction costs. The amount will be adjusted to exclude (i) one-time events pursuant to changes in GAAP and (ii) non-cash items which in the judgment of management should not be included in Core Earnings, which adjustments in clauses (i) and (ii) shall

Quarterly in arrears in cash.

Type	Description	Payment
only be excluded after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Expense reimbursement

Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel.

Monthly in cash.

Fee upon termination

In consideration for upfront costs and commitment of resources, a fee equal to three times the sum of the (i) average annual base management fee earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter and (ii) the average annual incentive fee earned by our Manager during the 24-month period prior to such termination. Such fee will be payable upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Conflicts of Interest

We are externally advised by our Manager, which is a wholly-owned subsidiary of PIMCO, and all of our officers are employees of our Manager or its affiliates. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of PIMCO, including, without limitation, PIMCO sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by PIMCO’s affiliates or our Manager. Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager (or its personnel) spends managing our business. In addition, officers and other personnel of our Manager may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Further, several other PIMCO managed vehicles and separate accounts currently have the ability to invest in one or more of the asset classes within our Target Assets as part of their investment strategy and hold significant investments in those assets. As of December 31, 2010, PIMCO managed securitized holdings of over $372.1 billion, out of which $46.9 billion were in dedicated mortgage and real estate-related strategies across a variety of investment vehicles such as mutual funds, closed end funds, private equity funds and separate accounts. PIMCO’s mortgage and real estate-related assets under management consist of $268.6 billion in Agency MBS and $81.6 billion in mortgage credit holdings such as Non-Agency RMBS, CMBS, mortgage loans and other real estate-related investments. It is possible that in the future existing or new investment vehicles or accounts managed by our Manager or PIMCO may from time to time invest in assets that fall within our Target Assets as a part of their investment strategy. To the extent these other PIMCO vehicles and accounts continue to invest in assets that fall within our Target Assets or such investment vehicles or accounts seek to acquire assets that fall within our Target Assets, the scope of opportunities otherwise available to us may be adversely affected or reduced. As a result, there may be conflicts in allocating assets that are suitable for us and other vehicles and separate accounts managed by our Manager, PIMCO or their affiliates. Our Manager and PIMCO have an investment allocation policy in place that is intended, over time, to enable us to share equitably with any such other investment vehicles and separate accounts. As one of the largest asset managers in the world, PIMCO constantly faces such conflicts and over its history it has been focused on developing allocation policies and treating its fiduciary duties with utmost importance. According to this policy, investments may be allocated by taking into account factors, including, among other considerations, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposures, its available cash, and its existing holdings of similar securities. There may be certain situations where our Manager and PIMCO allocate assets that may be suitable for us to other vehicles and separate accounts managed by them, instead of to us. The investment allocation policy may be amended by our Manager and PIMCO at any time without our consent.

In addition, our Manager from time to time may cause us to buy or sell investments to and from multiple investment vehicles or accounts managed by our Manager or PIMCO. Under our management agreement with our Manager, any such cross-trades involving us would be subject to PIMCO’s cross-trade policies and procedures then in effect (and which may be amended from time to time by PIMCO in its sole discretion), which provide that where an asset is sold from one PIMCO managed vehicle or account to another PIMCO managed vehicle or account, such as us, such transaction must be in the best interests of both the seller and the buyer and must be effected at an independently established market price (e.g., a broker quote). To the extent our Manager is unable to comply with the then current policies and procedures, with respect to a particular cross-trade involving us, such cross-trade will require approval by a majority of our independent directors. In addition, if we invest in, or borrow directly from or lend directly to PIMCO or its affiliates or their managed vehicles (as distinguished from participating in a securitization in which another PIMCO-managed vehicle or account may also be participating in the same or a different tranche), or enter into any joint venture arrangements with PIMCO or its affiliates or their managed vehicles or accounts, any such transaction also will require approval by a majority of our independent directors.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, PIMCO or our Manager may act as collateral manager. In any of these or other capacities, PIMCO or our Manager may receive market based fees for their roles, but only if approval by a majority of our independent directors. Our Manager, however, intends that any such fee it receives would be either credited against any base management fee or incentive fee owed to it or otherwise rebated to us.

Dividend Reinvestment Plan

In the future, we may to adopt a dividend reinvestment plan that will permit stockholders who elect to participate in the plan to have their cash dividends reinvested in additional shares of our common stock.

Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2011. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income (excluding capital gains) to our stockholders. As a REIT, we generally will not be subject to federal income tax on our taxable income we currently distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. In addition, the income of any TRS that we own will be subject to taxation at regular corporate rates. See “U.S. Federal Income Tax Considerations.”

1940 Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for certain privately-offered investment vehicles set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company and conduct our businesses primarily through our subsidiaries. We intend to conduct our operations so that we comply with the 40% test. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries.

We anticipate that one or more of our subsidiaries will qualify for an exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Section 3(c)(5)(C), as interpreted by the Securities and Exchange Commission, or the SEC, requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of miscellaneous assets). In satisfying the 55% requirement, we may treat MBS issued with respect to an underlying pool or mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate assets. We may also treat certain investments in the controlling classes of Non-Agency RMBS pools as qualifying real estate assets. We may also treat whole mortgage loans that we acquire directly as qualifying real estate assets provided that 100% of the loan is secured by real estate when we acquire it and we have the unilateral right to foreclose on the mortgage. Although we intend to monitor the portfolios of our subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries we will be able to maintain this exemption. We expect that most of our other majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the 1940 Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities” for purposes of the 40% test. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the 1940 Act. It is possible that some of these subsidiaries may seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of our interests in subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in MBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and ABS, and real estate companies or in assets not related to real estate.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. See “Business—Operating and Regulatory Structure—1940 Act Exemption.”

Restrictions On Ownership and Transfer of Our Common Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value of the outstanding shares of our capital stock. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, waive the 9.8% ownership limit with respect to a particular stockholder if such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things, beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause us to fail to qualify as a REIT.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer of shares of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons or the transfer to a charitable trust would be ineffective for any reason to prevent a violation of the other restrictions on ownership and transfer of our capital stock, the transfer resulting in such violation will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering	shares. (1)

Use of proceeds	We intend to use a portion of the net proceeds of this offering and the concurrent private placement to purchase $ of Agency MBS from pursuant to a forward purchase contract in exchange for $ million in cash. The balance of the proceeds will be used to acquire other assets in accordance with our objectives and strategies described in this prospectus. Until appropriate assets can be identified for the remainder of our net proceeds, our Manager may invest the remaining proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These interest-bearing short-term investments are expected to provide a lower net return than we will seek to achieve from our Target Assets. See “Use of Proceeds.”

Distribution policy	We intend to make regular quarterly distributions to holders of our common stock in an amount sufficient to enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes. We plan to pay our first dividend in respect of the period from the closing of this offering through , 2011, which may be prior to the time that we have fully used the net proceeds from this offering and the concurrent private placement to acquire our other assets.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. We cannot assure you that we will make any distributions to our stockholders. For more information, see “Distribution Policy.”

Proposed NYSE symbol	“PIMR”

Ownership and transfer restrictions	To assist us in qualifying as a REIT, our charter generally imposes certain restrictions on ownership and transfer of our stock. For example, no stockholder may beneficially or constructively own more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value of the outstanding shares of our capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page 16 of this prospectus and all other information in this prospectus before investing in our common stock.

(1)

Includes             shares of our common stock to be sold to certain members of our senior management team and certain other executives of PIMCO and its affiliates in the concurrent private placement. Excludes (A)             shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option in full and (B) any shares of common stock which may be issued following this offering under our equity incentive plan, assuming it is adopted.

Our Corporate Information

Our principal executive offices are located at 840 Newport Center Drive, Suite 100, Newport Beach, California 92660. Our telephone number is (949) 720-6000. Our website is                     . The contents of our website are not a part of this prospectus. The information on the website is not intended to form a part of or be incorporated by reference into this prospectus.

Risk Factors

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occurs, our business, financial condition, liquidity and results of operations could be materially and adversely affected. If this were to happen, the price of our common stock could decline significantly and you could lose all or a part of your investment.

Risks Related to Our Relationship With Our Manager

We are dependent on our Manager and its key personnel for our success and upon their access to PIMCO’s investment professionals. We may not find a suitable replacement for our Manager if our management agreement is terminated or if key personnel leave the employment of our Manager or if PIMCO otherwise becomes unavailable to us.

We are externally managed by our Manager, which is a wholly-owned subsidiary of PIMCO, and all of our officers are employees of our Manager or its affiliates, including PIMCO. Pursuant to our management agreement, our Manager will be obligated to supply us with substantially all of our senior management team. Subject to guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend significantly upon the experience, skill, resources, relationships and contacts of the executive officers and key personnel of our Manager and its affiliates. Executive officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any member of our management from our Manager or PIMCO could have a material adverse effect on our performance.

Neither our Manager nor PIMCO is obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager, PIMCO or one of their affiliates, and has significant responsibilities for other investment vehicles and separate accounts currently managed by PIMCO and its affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. If the management agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Manager has no experience in managing a REIT or maintaining our exemption from registration under the 1940 Act, which may hinder its ability to achieve our investment objective or result in loss of our qualification as a REIT or maintenance of our 1940 Act exemption.

Our Manager has no experience in managing a portfolio of assets under guidelines designed to allow us to qualify and remain qualified as a REIT and to be exempt from registration under the 1940 Act which may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. Our Manager’s lack of experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the exemptions in the 1940 Act may result in the loss of our qualification as a REIT or our exemption under the 1940 Act.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Our management agreement was negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager or PIMCO. Under the management agreement, our Manager maintains a contractual as opposed to a fiduciary relationship with us. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

Our management agreement requires us to pay our Manager a substantial fee in the event of the termination of the management agreement, which may adversely affect our inclination to end our relationship with our Manager.

Termination of the management agreement with our Manager without cause is costly. The management agreement provides that, in the absence of cause, it may only be terminated by us after the third anniversary of the closing of this offering, upon the unanimous vote of our independent directors based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days prior notice of any such termination. Additionally, upon a termination by us without cause (or upon a termination by our Manager due to our material breach), the management agreement provides that we will pay our Manager a termination payment equal to three times the sum of the average annual base management fee earned by our Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter. This provision increases the effective cost to us of electing not to renew, or defaulting in our obligations under, the management agreement, thereby adversely affecting our inclination to end our relationship with our Manager, even if we believe our Manager’s performance is not satisfactory.

Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our Manager’s and PIMCO’s liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager (including PIMCO) and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or partners or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

There are various conflicts of interest in our relationship with our Manager, PIMCO and their affiliates, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our Manager and PIMCO. In particular, we may invest in, or acquire certain of our investments through joint ventures with PIMCO or its affiliates, including our Manager, or purchase assets from, sell assets to or arrange financing from or provide financing to other PIMCO managed investment vehicles and separate accounts. It is possible that our or PIMCO’s procedural protections will not be sufficient to assure that these transactions will be made on terms that will be at least as favorable to us as those that would have been obtained in an arm’s length transaction.

A number of existing other PIMCO managed vehicles and separate accounts currently have the ability to invest in one or more of the asset classes within our Target Assets as part of their investment strategy and hold significant investments in these assets. In addition to these PIMCO vehicles and separate accounts, it is possible that in the future, existing or new investment vehicles or accounts managed by our Manager or PIMCO may from time to time invest in assets that fall within our Target Assets as a part of their investment strategies. To the extent other PIMCO vehicles and separate accounts continue to invest in assets that fall within our Target Assets or new investment vehicles or accounts seek to acquire assets that fall within our Target Assets, the scope of opportunities otherwise available to us may be adversely affected or reduced. As a result, there may be conflicts in allocating assets that are suitable for us and other vehicles and separate accounts controlled, managed or advised by our Manager, PIMCO or their affiliates. Our Manager and PIMCO have an investment allocation policy in place that is intended, over time, to enable us to share equitably with any other PIMCO investment vehicles and separate accounts. As one of the largest asset managers in the world, PIMCO constantly faces such conflicts and over its history it has been focused on developing firm allocation policies and treating its fiduciary duties with the utmost importance. According to this policy, investments may be allocated by taking into account factors, including but not limited to, each account’s deviation (in terms of risk exposures and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposures, its available cash and its existing holdings of similar securities. However, there may be certain situations where our Managers and PIMCO allocate assets that may be suitable for us to other vehicles and separate accounts managed by our Manager, PIMCO or their affiliates, instead of to us. It is possible that this allocation policy will not adequately address all of the conflicts that may arise. The investment allocation policy may be amended by our Manager and PIMCO at any time without our consent.

Under our management agreement with our Manager, any cross-trade involving us would be subject to PIMCO’s cross-trade policies and procedures then in effect, which provide that where an asset is sold from one PIMCO managed vehicle or account to another PIMCO managed vehicle or account, such as us, that transaction must be in the best interests of both the seller and the buyer and must be effected at an independently established market price (e.g., a broker quote). It is possible that with respect to a particular cross-trade we might have received better pricing or terms from an unaffiliated third party.

In the course of our investing activities, we will pay base management fees and may pay incentive fees to our Manager and will reimburse our Manager for certain expenses it incurs. As a result, investors in our common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. As a result of this arrangement, there may be times when the management team of our Manager has interests that differ from those of our stockholders, giving rise to a conflict.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, PIMCO or our Manager may act as collateral manager. In any of these or other capacities, PIMCO or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors. Our Manager intends, however, that any such fee it receives would be either credited against any base management fee or incentive fees owed to it or otherwise rebated to us.

Our Manager’s failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our investment objective depends on the management team of our Manager and its ability to identify and to make investments on favorable terms that meet our investment criteria as well as on our access to financing on acceptable terms.

We do not own the PIMCO name, but we may use the name pursuant to a license agreement with PIMCO. Use of the name by other parties or the termination of our license agreement may harm our business.

We have entered into a license agreement with PIMCO pursuant to which it has granted us a non-exclusive, royalty-free license to use the name “PIMCO.” Under this agreement, we have a right to use this name for so long as our Manager serves as our Manager pursuant to the management agreement. PIMCO will retain the right to continue using the “PIMCO” name. We will further be unable to preclude PIMCO from licensing or transferring the ownership of the “PIMCO” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of PIMCO or others. Furthermore, in the event that the license agreement is terminated, either by us, PIMCO or as required by law, we will be required to change our name and cease using the name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business. The license agreement will terminate concurrently with the termination of the management agreement.

The manner of determining the base management fee may not provide sufficient incentive to our Manager to maximize risk-adjusted returns on our investment portfolio since it is based on our stockholders’ equity (as defined in the management agreement) and not on other measures of performance.

Our Manager is entitled to receive a base management fee that is based on the amount of our stockholders’ equity (as defined in the management agreement) at the end of each quarter, regardless of our performance. Our stockholders’ equity for purposes of calculating the base management fee is not the same as, and could be greater than, the amount of stockholders’ equity shown on our consolidated financial statements. The possibility exists that significant base management fees could be payable to our Manager for a given quarter despite the fact that we could experience a net loss during that quarter. Our Manager’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to our Manager to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to pay dividends to our stockholders and the market price of our common stock.

The manner of determining the incentive fee may cause our Manager to invest in more risky investments to increase our short-term net income and thereby increase the incentive fee it earns.

Our Manager is entitled to receive incentive compensation based on our performance in each quarter. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on our Core Earnings may lead our Manager to place undue emphasis on the maximization of short-term net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity and/or management of market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier and more speculative. In addition, our Manager may have a conflict of interest in deciding upon whether to sell any investment at a gain, thereby recognizing additional incentive compensation, or to hold such investment based on its long-term value. This could result in increased risk to the value and long-term performance of our portfolio.

Our Manager manages our portfolio pursuant to very broad authority and our board of directors does not approve each investment decision made by our Manager, which may result in our making riskier investments.

Our Manager will be given very broad authority to manage our investment portfolio. While our directors periodically review our investment guidelines and our investment portfolio, they do not review all of our proposed investments. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies and transactions entered into by our Manager that may be difficult or impossible to unwind by the time they are reviewed by our directors. Our Manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results.

Our Manager may invest in other real estate-related assets that do not fall within our Target Assets and in non-real estate-related assets which may expose us to additional risks.

Subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, our Manager may also invest in real estate-related assets that do not fall within our Target Assets, and our Manager may, in its sole discretion, invest in non-real estate assets, including, but not limited to, non-mortgage related ABS, corporate loans and unsecured debt of any issuer (whether U.S. or non-U.S.). Non-real estate-related assets are subject to additional risks than that of our real estate-related assets. Our stockholders will not have input into these investment decisions and may not approve of our Manager’s investments in these assets.

Our Manager may change its investment process, or elect not to follow it, without stockholder consent at any time which may adversely affect our investments.

Our Manager may change its investment process without stockholder consent at any time. In addition, there can be no assurance that our Manager will follow the investment process in relation to the identification and underwriting of prospective investments. Changes in our Manager’s investment process may result in inferior due diligence and underwriting standards which may affect our investments.

Our Manager has an incentive to deploy our funds in investment vehicles managed by our Manager, which may reduce other opportunities available to us.

While purchasing interests in investment vehicles managed by our Manager requires approval by a majority of our independent directors, our Manager has an incentive to deploy our funds in investment vehicles managed by our Manager, PIMCO or their affiliates. In addition, purchasing interests in investment vehicles managed by our Manager may not prove beneficial to us.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to stockholders.

We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about these companies, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to an investment in those companies. Our Manager’s relationship with PIMCO could create a conflict of interest to the extent PIMCO becomes aware of inside information concerning potential investment targets and such knowledge restricts our Manager’s ability to take action. This potential conflict of interest and these restrictions may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations.

Risks Related to Our Company

We have no operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders.

We were formed on March 29, 2011 and have no operating history. We have no assets and will commence operations only upon completion of this offering and the concurrent private placement. We may not be able to operate our business successfully, find suitable investments or implement our operating policies and strategies as described in this prospectus. Our ability to provide attractive risk-adjusted returns to our stockholders over the long term depends on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we may not be able to do either. Similarly, we may not be able to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations will depend on several factors, including the availability of opportunities for the acquisition or origination of Target Assets, the level and volatility of interest rates, the availability of equity capital as well as adequate short- and long-term financing, conditions in the financial markets and economic conditions. The past performance of other investment vehicles managed by our Manager or PIMCO should not be relied upon as an indicator of our success.

We operate in a competitive market for investment opportunities and future competition may limit our ability to acquire desirable investments and could also affect the pricing of the securities we invest in.

A number of entities compete with us to make the types of investments that we plan to make. We compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. Many of our competitors are substantially larger and have considerably greater financial resources than we do. Several other mortgage REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to, or determine not to, participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our Target Assets may lead to the price of those assets increasing, which may further limit our ability to generate desired returns. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

We may change our business, investment, leverage and financing strategies without stockholder consent.

We may change our business, investment and financing strategies without a vote of, or notice to, our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we may in the future use leverage at times and in amounts deemed prudent by our Manager in its discretion, and that decision would not be subject to stockholder approval. Changes to our strategies with regard to the foregoing could materially and adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Our ability to generate returns for our stockholders through our investment, finance and operating strategies is subject to then existing market conditions, and we may make significant changes to these strategies in response to changing market conditions.

We have been formed to generate attractive risk-adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by, over time, acquiring, managing or financing our Target Assets. In the future, to the extent that market conditions stabilize or change and we have sufficient capital to do so, our Manager may, depending on prevailing market conditions, change our investment focus in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our Target Assets at any given time.

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the commercial and residential real estate industry and capital markets, our financial condition and results of operations may be materially and adversely affected.

The manner in which we compete and the types of assets in which we seek to invest will be affected by changing conditions resulting from sudden changes in our industry, regulatory environment, the role of government-sponsored entities, the role of credit rating agencies or their rating criteria or process, or the U.S. and global economies generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and results of operations may be adversely affected. In addition, we may not be successful in executing our business strategies and, even if we successfully implement our business strategies, we may not ever generate revenues or profits.

We cannot be sure that the financial/analytical models we employ to select our investments are currently viable or will remain viable in the future. The use of a model that is not viable could have a material adverse effect on our performance.

Our Manager may employ financial/analytical models to aid in the selection of our investments, to allocate investments across various strategies and risks and to determine our risk profile. If any of these models are employed, the success of our investment activities will depend, in large part, upon the viability of these models. We can not be sure that the models are currently viable, or will remain viable in the future, due to various factors, including the quality of the data input into the models and the assumptions underlying such models, which to varying degrees involve the exercise of judgment. Even if the models function as anticipated, they cannot account for all factors that may influence the returns on our investments. Also, it is possible that the investment professionals utilizing the models will not be able to (i) determine that any model is or will become not viable or not completely viable or (ii) notice, predict or adequately react to any change in the viability of a model. The use of a model that is not viable or not materially viable could, at any time, have a material adverse effect on our performance.

We do not have a formal policy limiting the amount of debt we may incur. Our Manager may increase leverage beyond expected limits without stockholder consent.

We do not have a formal policy limiting the amount of debt we may incur. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will deploy for particular investments will depend upon our Manager’s assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the investments in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the

U.S. economy and commercial and residential mortgage markets, our outlook for the level, slope, and volatility of interest rates, the credit quality of our Target Assets, the collateral underlying our Target Assets, and our outlook for asset spreads relative to the London Interbank Offering Rate, or LIBOR, curve. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our Manager has discretion to increase leverage beyond expected limits at any time, which could result in an investment portfolio with a different risk profile.

We will be subject to the requirements of the Sarbanes Oxley Act of 2002, which may be costly and challenging.

Our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes Oxley Act of 2002, as amended, or the Sarbanes Oxley Act for the year ending December 31, 2012. Section 404 of the Sarbanes Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management’s assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of the same date. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. It is possible that material weaknesses will be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and incur significant expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, our stockholders could lose confidence in our financial results, which could harm our business and the market value of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We may in the future discover areas of our internal controls that need improvement. Section 404 of the Sarbanes-Oxley Act will require us to evaluate and report on our internal controls over financial reporting and have our independent auditors annually attest to our evaluation, as well as issue their own opinion on our internal control over financial reporting. While we intend to undertake substantial work to prepare for compliance with Section 404, we cannot be certain that we will be successful in implementing or maintaining adequate control over our financial reporting and financial processes. Furthermore, as we rapidly grow our business, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of our common shares. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any material weaknesses or significant deficiency that may be discovered and may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

We highly depend on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business highly depends on communications and information systems of PIMCO. Any failure or interruption of PIMCO’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

We have no employees of our own and are dependent on our Manager for the operation of our company.

We have no employees and are dependent on the mortgage professionals of our Manager for our operations. Our ability to grow will depend in part on our Manager’s ability to hire, train, supervise and manage new personnel successfully. Similarly, we may in the future need to hire our own employees to support the growth of our company. To the extent, experienced mortgage professionals are difficult to find, any delay in finding appropriate candidates may interfere with our operations and negatively impact our business.

Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.

We cannot predict the severity of the effect that potential future terrorist attacks would have on us. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and may cause the market value of shares of our common stock to decline or be more volatile. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition and results of operations, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Our Non-Agency RMBS and ABS will be particularly sensitive to these risks. Losses resulting from these types of events may not be fully insurable.

The events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or the TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2007, which extended the TRIA through the end of 2014, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties underlying our interests are unable to obtain affordable insurance coverage, the value of our interests could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

Various U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The U.S. federal Home Ownership and Equity Protection Act of 1994, or HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in the HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

On July 21, 2010 President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act contains new rules for residential mortgages, particularly “high cost” mortgages, and for the originators and servicers of mortgages. The Dodd-Frank Act also establishes the Consumer Financial Protection Bureau which will have regulatory and enforcement authority for consumer protection laws.

Failure of residential mortgage loan originators or servicers to comply with these laws or any new laws or regulations to be issued by the Consumer Financial Protection Bureau or any of the financial regulatory agencies, to the extent any of their residential mortgage loans become part of our assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If any of our loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Risks Related to U.S. Government Programs

We cannot predict the unintended consequences and market distortions that may stem from far-ranging governmental intervention in the economic and financial system or from regulatory reform of the oversight of financial markets.

The U.S. government, the Federal Reserve, the U.S. Treasury, the SEC, and other governmental and regulatory bodies have taken or are taking various actions to address the financial crisis. The far-ranging government intervention in the economic and financial system may carry unintended consequences and cause market distortions. We are unable to predict at this time the extent and nature of such unintended consequences and market distortions, if any. For example, to the extent that new government programs are designed, in part, to restart the market for certain of our Target Assets, the establishment of these programs may result in increased competition and higher prices for our Target Assets. In addition, the U.S. government, the Federal Reserve Board of Governors, or the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. The Dodd-Frank

Act may impact the securitization market in that it requires, among other things, that a securitizer generally retain not less than 5% of the credit risk for certain types of securitized assets that are transferred, sold or conveyed through issuance of an asset-backed security. Also, the SEC has proposed significant changes to Regulation AB, which, if adopted in their present form, could have sweeping changes to commercial and residential mortgage loan securitization markets as well as to the market for the re-securitization of mortgage-backed securities. The Dodd-Frank Act also establishes new rules and regulations for mortgage loans, and the Consumer Financial Protection Bureau will have regulatory and enforcement authority over certain loan originators and servicers. There can be no assurances that such actions will have a beneficial impact on the financial markets. In addition to the foregoing, the United States Congress and/or various state and local legislatures may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material and adverse effect on our ability to execute our business strategies. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition and the cost of complying with any additional laws and regulations could have a material adverse effect on our financial condition and results of operations.

Changes to derivatives regulation imposed by the Dodd-Frank Act could increase our costs of entering into derivative transactions, which could adversely impact our results of operation, financial condition and business.

Through its comprehensive new regulatory regime for derivatives, the Dodd-Frank Act will impose mandatory clearing, exchange-trading and margin requirements on many derivatives transactions (including formerly unregulated over the-counter derivatives) in which we may engage. The Dodd-Frank Act also creates new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who will be subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The details of these requirements and the parameters of these categories remain to be clarified through rulemaking and interpretations by the U.S. Commodity Futures Trading Commission, the SEC, the Federal Reserve Board and other regulators in a regulatory implementation process which is expected to take a year or more to complete.

Nonetheless, based on information available as of the date of this prospectus, the possible effect of the Dodd-Frank Act will be likely to increase our overall costs of entering into derivatives transactions. In particular, new margin requirements, position limits and capital charges, even if not directly applicable to us, may cause an increase in the pricing of derivatives transactions sold by market participants to whom such requirements apply. Administrative costs, due to new requirements such as registration, recordkeeping, reporting, and compliance, even if not directly applicable to us, may also be reflected in higher pricing of derivatives. New exchange-trading and trade reporting requirements may lead to reductions in the liquidity of derivative transactions, causing higher pricing or reduced availability of derivatives, or the reduction of arbitrage opportunities for us, adversely affecting the performance of certain of our trading strategies.

In addition, it is possible that PIMCO may be determined to be a swap dealer, major swap participant, security-based swap dealer, major security-based swap participant or otherwise become subject to new entity level regulation as a result of the Dodd-Frank Act. This additional regulation could lead to significant new costs which could materially adversely affect our performance.

Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, Agency MBS and our other investments.

The U.S. Government, through the Board of Governors of the Federal Reserve System, the FHA, and the FDIC has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program, or H4H Program, which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125% without new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or the extension of payment terms of the loans.

Especially with Non-Agency RMBS, a significant number of loan modifications with respect to a given security, including, but not limited to, those related to principal forgiveness and coupon reduction, resulting in increased prepayment rates, could negatively impact the realized yields and cash flows on such security. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, Agency MBS and our potential Target Assets that we may purchase.

We will be subject to the risk that U.S. government agencies and/or GSEs may not fully satisfy their guarantees of Agency MBS or that these guarantee obligations may be repudiated, which may adversely affect the value of our assets and our ability to sell or finance these securities.

The interest and principal payments we will receive on the Agency MBS in which we intend to invest will be guaranteed by Fannie Mae, Freddie Mac or the Ginnie Mae. Unlike the Ginnie Mae securities in which we may invest, the principal and interest on securities issued by Fannie Mae and Freddie Mac are not guaranteed by the U.S. government. All the Agency MBS in which we intend to invest depend on a steady stream of payments on the mortgages underlying the securities.

In response to general market instability and, more specifically, the financial conditions of Fannie Mae and Freddie Mac, in July 2008, the Housing and Economic Recovery Act of 2008, or HERA, established a new regulator for Fannie Mae and Freddie Mac, the U.S. Federal Housing Finance Agency, or the FHFA. As conservator of Fannie Mae and Freddie Mac, the FHFA may disaffirm or repudiate contracts (subject to certain limitations for qualified financial contracts) that Freddie Mac or Fannie Mae entered into prior to the FHFA’s appointment as conservator if it determines, in its sole discretion, that performance of the contract is burdensome and that disaffirmation or repudiation of the contract promotes the orderly administration of its affairs. The HERA requires the FHFA to exercise its right to disaffirm or repudiate most contracts within a reasonable period of time after its appointment as conservator; since FHFA was appointed conservator in September 2008, it is likely that the “reasonable period” has passed. Fannie Mae and Freddie Mac have disclosed that the FHFA has disaffirmed certain consulting and other contracts that these entities entered into prior to the FHFA’s appointment as conservator. Freddie Mac and Fannie Mae have also disclosed that the FHFA has advised that it does not intend to repudiate any guarantee obligation relating to Fannie Mae and Freddie Mac’s mortgage-related securities, because the FHFA views repudiation as incompatible with the goals of the conservatorship. In addition, the HERA provides that mortgage loans and mortgage-related assets that have been transferred to a Freddie Mac or Fannie Mae securitization trust must be held for the beneficial owners of the related mortgage-related securities, and cannot be used to satisfy the general creditors of Freddie Mac or Fannie Mae.

If the guarantee obligations of Freddie Mac or Fannie Mae were repudiated by FHFA, payments of principal and/or interest to holders of Agency MBS issued by Freddie Mac or Fannie Mae would be reduced in the event of any borrowers’ late payments or failure to pay or a servicer’s failure to remit borrower payments to the trust. In that case, trust administration and servicing fees could be paid from mortgage payments prior to distributions to holders of Agency MBS. Any actual direct compensatory damages owed due to the repudiation of Freddie Mac or Fannie Mae’s guarantee obligations may not be sufficient to offset any shortfalls experienced by holders of Agency MBS. FHFA also has the right to transfer or sell any asset or liability of Freddie Mac or Fannie Mae, including its guarantee obligation, without any approval, assignment or consent. If FHFA were to transfer Freddie Mac or Fannie Mae’s guarantee obligations to another party, holders of Agency MBS would have to rely on that party for satisfaction of the guarantee obligation and would be exposed to the credit risk of that party

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. government, may adversely affect our business.

The payments of principal and interest we receive on our Agency MBS, which depend directly upon payments on the mortgages underlying such securities, are guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. Fannie Mae and Freddie Mac are GSEs, but their guarantees are not backed by the full faith and credit of the United States. Ginnie Mae is part of a U.S. government agency and its guarantees are backed by the full faith and credit of the United States.

In September 2008, the U.S. Treasury, the FHFA and the Board of Governors of the Federal Reserve System announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage financing and protect taxpayers. Under this plan, among other things, the FHFA was appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan was to increase the availability of mortgage financing by allowing these GSEs to continue to grow their guarantee business without limit, while limiting the size of their retained mortgage and agency security portfolios and requiring that these portfolios be reduced over time.

In an effort to further stabilize the U.S. mortgage market, the U.S. Treasury pursued three additional initiatives beginning in 2008. First, it entered into preferred stock purchase agreements, which have been subsequently amended, with each of the GSEs to ensure that they maintain a positive net worth. Second, it established a new secured short-term credit facility, which was available to Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) when other funding sources were unavailable. Third, it established an agency security purchase program under which the U.S. Treasury purchased Agency MBS in the open market. The U.S. Federal Reserve also established a program of purchasing Agency MBS.

Those efforts resulted in significant U.S. Government financial support and increased control of the GSEs. In December 2010, the FHFA reported that, from the time of execution of the preferred stock purchase agreements through September 30, 2010, funding provided to Fannie Mae and Freddie Mac under the preferred stock purchase agreements amounted to approximately $88.0 billion and $63.0 billion, respectively. The U.S. Treasury has committed to support the positive net worth of Fannie Mae and Freddie Mac, through preferred stock purchases as necessary, through 2012. Those agreements, as amended, also require the reduction of Fannie Mae’s and Freddie Mac’s mortgage and agency security portfolios (they were limited to $900.0 billion as of December 31, 2009, and to $810.0 billion as of December 31, 2010, and must be reduced each year until their respective mortgage assets reach $250.0 billion).

Both the secured short-term credit facility and the agency security program initiated by the U.S. Treasury expired on December 31, 2009. However, through that securities purchase program (from September 2008 through December 2009), the U.S. Treasury acquired approximately $220.0 billion of Agency MBS. In addition, while the U.S. Federal Reserve’s program of agency security purchases terminated in 2010, the FHFA reported that through January 2010, the U.S. Federal Reserve had purchased $1.03 trillion net of Agency MBS. Subject to specified investment guidelines, the portfolios of Agency MBS purchased through the programs established by the U.S. Treasury and the U.S. Federal Reserve may be held to maturity and, based on mortgage market conditions, adjustments may be made to these portfolios. This flexibility may adversely affect the pricing and availability of Agency MBS that we seek to acquire during the remaining term of these portfolios.

Although the U.S. Government has committed to support the positive net worth of Fannie Mae and Freddie Mac through 2012, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the availability of, and trading market for, Agency MBS. Despite the steps taken by the U.S. Government, Fannie Mae and Freddie Mac could default on their guarantee obligations which would materially and adversely affect the value of our Agency MBS. Accordingly, if these government actions are inadequate and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially and adversely affected.

In addition, the problems faced by Fannie Mae and Freddie Mac resulting in their being placed into federal conservatorship and receiving significant U.S. Government support have sparked serious debate among federal policy makers regarding the continued role of the U.S. Government in providing liquidity for mortgage loans. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantee obligations could be considerably limited relative to historical measurements. Any such changes to the nature of their guarantee obligations could redefine what constitutes an agency security and could have broad adverse implications for the market and our business, operations and financial condition.

Alternatively, Fannie Mae and Freddie Mac could be dissolved or privatized, and the U.S. Government could determine to stop providing liquidity support of any kind to the mortgage market. In February 2011, the U.S. Treasury and the Department of Housing and Urban Development released a report to Congress entitled Reforming America’s Housing Finance Market in which they proposed to reduce or eliminate the role of GSEs in mortgage financing. The report calls for phasing in increased pricing of Fannie Mae and Freddie Mac guarantees to help level the playing field for the private sector to take back market share, reducing conforming loan limits by allowing the temporary increase in Fannie Mae’s and Freddie Mac’s conforming loan limits to reset as scheduled on October 1, 2011 to the lower levels set in the HERA and continuing to wind down Fannie Mae’s and Freddie Mac’s investment portfolio at an annual rate of no less than 10% per year. Additionally, Rep. Jeb Hensarling (R-TX), the Vice Chairman of the House Financial Services Committee, and other House Republicans have introduced several pieces of legislation with respect to Fannie Mae and Freddie Mac, including legislation intended to push the FHFA to determine whether Fannie Mae and Freddie Mac are financially viable, and, if either is not, place it into receivership.

If Fannie Mae or Freddie Mac were eliminated, or their structures were to change radically (i.e., limitation or removal of the guarantee obligation), or their market share reduced because of required price increases or lower limits on the loans they can guarantee, we could be unable to acquire additional Agency MBS and our existing Agency MBS could be materially and adversely impacted.

We could be negatively affected in a number of ways depending on the manner in which related events unfold for Fannie Mae and Freddie Mac. We will rely on our Agency MBS (as well as Non-Agency RMBS) as collateral for our financings under the repurchase agreements that we intend to enter into upon the completion of this offering. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on our Agency MBS on acceptable terms or at all, or to maintain our compliance with the terms of any financing transactions. Further, the current support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from Agency MBS, thereby tightening the spread between the interest we earn on our Agency MBS and the cost of financing those assets. A reduction in the supply of Agency MBS could also negatively affect the pricing of Agency MBS by reducing the spread between the interest we earn on our investment portfolio of Agency MBS and our cost of financing that portfolio.

As indicated above, recent legislation has changed the relationship between Fannie Mae and Freddie Mac and the U.S. Government. Future legislation could further change the relationship between Fannie Mae and Freddie Mac and the U.S. Government, and could also nationalize, privatize, or eliminate such entities entirely. Any law affecting these GSEs may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on our investments in Agency MBS guaranteed by Fannie Mae and/or Freddie Mac. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our financial condition and results of operations.

Proposed changes to accounting standards affecting the manner in which the assets and liabilities of certain investments will be valued, if adopted, could increase the costs of selling certain investments or affect their liquidity, which could affect our results of operations, financial condition and business.

A number of significant changes to accounting standards have been proposed by the Financial Accounting Standards Board, or FASB, that, if adopted, will affect the manner in which the assets and liabilities of certain of our investments will be valued for financial reporting purposes. These changes may adversely affect the value of these investments and reduce our return on investment. For example, the evolution of rules governing the determination of the fair value of assets, to the extent these rules become more stringent, would tend to increase the cost and/or reduce the availability of third-party determinations of fair value. This may in turn increase the costs associated with selling assets or affect their liquidity due to inability to obtain a third-party determination of fair value.

Risks Related to Financing

Our access to sources of financing may be limited and thus our ability to potentially enhance our returns may be adversely affected.

We expect to utilize leverage as part of our financing strategy. Our access to private sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our eligibility to participate in and access capital from programs established by the U.S. Government;

•	our current and potential future earnings and cash distributions; and

•	the market price of the shares of our common stock.

The current dislocation and weakness in the capital and credit markets could adversely affect one or more lenders and could cause one or more lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity issuances, rather than credit and repurchase agreements, which may be dilutive to our stockholders, or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, cash distributions to our stockholders and other purposes. We may not have access to equity or debt capital on favorable terms (including, without limitation, cost and term) at the desired times, or at all, which may cause us to curtail our asset acquisition activities and/or dispose of assets, which could negatively affect our results of operations.

Our Manager may employ a significant amount of leverage which would subject us to significant risks of loss.

We may increase the amount of leverage we utilize at any time without approval of our stockholders. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•

our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements and/or (iii) the loss of some or all of our assets to foreclosure or sale;

•	our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

•

we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes; and

•	we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

Interest rate fluctuations could reduce the income on our investments and increase our financing costs.

Changes in interest rates will affect our operating results as such changes will affect the interest we receive on our floating rate interest bearing investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates may also affect borrower default rates, which may result in losses for us.

Any credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and securitizations that we may use to finance our assets may require us to provide additional collateral or pay down debt.

We expect to utilize credit facilities, repurchase agreements, warehouse facilities and securitizations to finance our assets if they are available on acceptable terms. In the event we utilize these financing arrangements, they would involve the risk that the market value of our assets pledged or sold by us to the repurchase agreement counterparty, provider of the credit facility, lender of the warehouse facility or the securitization counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to credit facilities and increase our cost of capital. The providers of repurchase agreement financing, credit facilities, warehouse facilities and securitizations may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

In the event non-recourse long-term securitizations become available to us in the future, and we elect to invest in them, such structures may expose us to risks which could result in losses to us.

We may seek to enhance the returns of all or a senior portion of our commercial and residential mortgage loans through securitizations, should the market to securitize commercial and residential mortgage loans recover. To securitize our portfolio investments, we may create a wholly-owned subsidiary and contribute a pool of assets to the subsidiary. This could include the sale of interests in the subsidiary on a non-recourse basis to purchasers whom we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools, and we would retain a portion of the equity in the securitized pool of portfolio investments. The successful securitization of our portfolio investments might expose us to losses as the commercial and residential real estate-related investments in which we do not sell interests will tend to be those that are riskier and more likely to generate losses.

Risks Related to Investments in Derivatives

We may invest in derivative instruments, which have certain risks inherent in trading in derivative instruments which could subject us to increased risk of loss in our investments.

Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, we may invest in derivative instruments for any purpose, including in connection with hedging activities. Derivatives are subject to a number of risks described in this prospectus such as interest rate risk, market risk, liquidity risk, credit risk and counterparty risk. They also involve the risk of mispricing or improper or subjective valuation, the risk of ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. The prices of derivative instruments and the payments made pursuant to derivatives, including futures and options, are highly volatile. Price movements of derivatives are influenced by, among other things, changes in the value of the assets underlying them, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Our assets are also subject to the risk of the failure of any of the exchanges on which our positions trade or of our clearinghouses or counterparties.

We may buy or sell (write) both call options and put options, and when we write options, we may do so on a “covered” or an “uncovered” basis. A call option is “covered” when the writer owns securities of the same class and amount as those to which the call option applies. A put option is covered when the writer has an open short position in securities of the relevant class and amount. Our option transactions may be part of a hedging strategy (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which we will have the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be substantial, depending on the circumstances.

In general, without taking into account other positions or transactions we may enter into, the principal risks involved in options trading can be described as follows: when we buy an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of our investment in the option (including commissions). We could mitigate those losses by selling short, or buying puts on, the securities for which we hold call options, or by taking a long position (e.g., by buying the securities or buying calls on them) in securities underlying put options.

When we sell (write) an option, the risk can be substantially greater than when we buy an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price. The risk is theoretically unlimited unless the option is “covered,” in which case we would forego the opportunity for profit on the underlying security only to the extent the market price of the security rises above the exercise price. If the price of the underlying security were to drop below the exercise price, the premium received on the option (after transaction costs) would provide profit which, in the case of a covered call, would reduce or offset any loss we might suffer as a result of owning the security. The Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that the trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our results of operations, financial condition and business.

We may invest in credit default swaps, total return swaps and other credit derivatives, which are subject to risks associated with the market value of the underlying asset, counterparty risk and legal, tax and market uncertainties.

Subject to maintaining our qualification as a REIT and our exemption under the 1940 Act, we may have exposure to credit default swaps, total return swaps and other credit derivatives in connection with our investments and/or may enter into such derivatives for hedging purposes. These transactions generally provide for the transfer from one counterparty to another of certain credit risks and return characteristics inherent in the ownership of a financial asset such as a bank loan or a debt security. These risks include the risk of default and insolvency of the issuer of the underlying asset and the risk that the creditworthiness of the issuer or any collateral securing the underlying asset will decline or that credit spreads for similar assets will change (thus affecting the market value of the underlying asset). The transfer of credit risk pursuant to a credit derivative may be complete or partial, and may be for the life of the related asset or for a shorter period. Credit derivatives may be used as a risk management tool for a pool of financial assets, providing us with the opportunity to gain exposure to one or more reference loans or other financial assets, each of which is referred to as a reference asset, without actually owning the assets. In each credit derivative transaction to which we are a party, we assume the credit risk of the counterparty. In the event that we enter into a credit derivative with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the credit derivative may be terminated in accordance with its terms and our ability to realize our rights under the credit derivative and our ability to distribute the proceeds could be adversely affected.

Credit default swaps, total return swaps and other credit derivatives are a relatively recent development in the financial markets. Consequently, there are certain legal, tax and market uncertainties that present risks in entering into credit default swaps, total return swaps and other credit derivatives. There is currently little or no case law or litigation characterizing total return swaps or other credit derivatives, interpreting their provisions or characterizing their tax treatment. In addition, the Dodd-Frank Act will impose new regulations on certain total return swaps or other credit derivatives that have not heretofore been applied. The regulations imposed by the Dodd-Frank Act may have a material impact on our derivatives transactions. See “—Risks Related to U.S. Government Programs” above. Furthermore, future court decisions or regulatory pronouncements construing similar provisions to those in any swap agreement or related documents entered into by us may have a material adverse effect on our results of operations. Recent turmoil in the securities markets generally and among monoline insurers and other financial institutions in particular has increased the volatility and other risks associated with these instruments.

We may invest in interest rate swaps. It is possible that our Manager will not successfully forecast future market trends, reference rates or the values of the assets, indexes or economic factors in establishing interest rate swap positions for us or that interest rate swaps will be available to us or achieve their intended objectives.

Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, we may invest in interest rate swaps. Interest rate swaps typically involve the exchange of the two parties’ respective commitments to pay or receive interest on a notional principal amount (e.g., an exchange of floating rate payments for fixed rate payments). In particular, we may seek to realize capital appreciation by entering into interest rate swaps designed to, among other things, appreciate in value in the event that the referenced interest rates increase. Such swaps may include interest rate swaps based on LIBOR, pursuant to which we would receive LIBOR and would pay a fixed interest rate determined at the time the swap is entered into. Other types of interest rate swap agreements in which we may invest include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that referenced interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that referenced interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

In addition, whether our use of interest rate swaps will be successful in furthering our investment objectives will depend on our Manager’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. We will also bear the risk that our Manager will not accurately forecast future market trends, reference rates or the values of assets, indexes or other economic factors in establishing interest rate swap positions for us. There is no assurance that interest rate swaps will be available for utilization by us, or that they will be successful in any of their intended objectives. Any termination of an interest rate swap transaction could also result in a termination payment by or to us.

We may utilize repurchase agreements to finance certain of our assets. If the counterparty to a repurchase agreement becomes insolvent or bankrupt or if the securities we retain in the repurchase agreement decline in value below the price of the securities we have sold but our obligated to repurchase under the agreement, we could incur a loss on the investment which could adversely affect our results of operations, financial condition and business.

We may finance certain of our assets through the use of repurchase agreements. Repurchase agreements would involve sales by us of certain of our securities or other investments assets to a counterparty at a discounted price (such proceeds representing the loan amount), concurrently with an agreement by us to repurchase the same securities or assets from such counterparty at a later date at a price equal to the loan amount plus an interest factor. During the repurchase agreement period, we would continue to receive principal and interest payments on the subject securities and assets. Generally, the effect of a repurchase agreement would be that we could recover and reinvest during the repurchase agreement period all or most of the cash invested in the subject securities and assets, and still be entitled to the returns generated by those securities and assets, thereby giving rise to leverage for us.

Repurchase agreements involve the risk that the market value of the securities retained by us may decline below the price of the securities we have sold but are obligated to repurchase under the agreement. In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur. In the event the buyer of securities under a repurchase agreement files for bankruptcy or becomes insolvent, our use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce our obligation to repurchase the securities.

We may invest in reverse repurchase agreements, which may subject us to an increased risk of loss.

We may engage in reverse repurchase agreements with banks, broker-dealers or other parties. In a reverse repurchase agreement, we acquire ownership of a security and the seller agrees to repurchase the obligation at a future time and set price, thereby determining the yield during the holding period. In the event of the bankruptcy or other default of a seller of a reverse repurchase agreement, we could experience both delays in liquidating the underlying securities and losses including: (i) possible decline in the value of the underlying security during the period while it seeks to enforce its rights thereto, (ii) possible lack of access to income on the underlying security during this period and (iii) expenses of enforcing its rights.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, as part of our investment strategy, we may enter into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates, including interest rate swaps. Our hedging activity may vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	due to a credit loss, the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through certain taxable subsidiaries) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

In addition, we may fail to recalculate, readjust and execute hedges in an efficient manner.

Any hedging activity in which we engage may materially and adversely affect our results of operations and cash flows. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially.

Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving any intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. A liquid secondary market may not exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

Should we choose not to pursue, or fail to qualify for, hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

We intend to record derivative and hedging transactions in accordance with accounting principles generally accepted in the U.S., or GAAP. We may choose not to pursue, or fail to qualify for, hedge accounting treatment. If we were to pursue hedge accounting treatment, we could fail to qualify for a number of reasons, including the use of instruments that do not meet the GAAP definition of a derivative (such as short sales), failure to satisfy GAAP hedge documentation or hedge effectiveness assessments conclude that our instruments are not highly effective. If we choose not to pursue, or fail to qualify for, hedge accounting treatment, our operating results may suffer because losses, if any, on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our consolidated financial statements.

Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our consolidated financial statements and our ability to timely prepare our consolidated financial statements. Our inability to timely prepare our consolidated financial statements in the future would likely adversely affect our stock price significantly.

Risks Related to Our Investments

Other than as described in “Use of Proceeds,” we have not yet identified any specific investments and you will not be able to evaluate any proposed investments before purchasing our common stock.

Other than as described in “Use of Proceeds,” we have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

We may not be able to identify assets that meet our investment objective. Similarly, we may not be successful in consummating any investment opportunities we identify and it is possible that one or more investments we may make using the net proceeds of this offering and the concurrent private placement may not generate revenue, income or cash flow. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

Our initial investments in the assets identified in our forward-contract with              may provide a lower net return than a broader portfolio of Target Assets.

We are initially investing a portion of the net proceeds from this offering and the concurrent private placement to purchase $             of Agency MBS from             . The concentration of our investment in these assets may provide a lower net return than the return we expect from a broader portfolio. Furthermore, the balance of the net proceeds from this offering may be invested in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT, until appropriate assets can be identified. These investments are expected to provide a lower net return than we will seek to achieve from a portfolio of Target Assets.

We may not realize gains or income from our investments, which could cause the value of our common stock to decline.

We will seek to generate both current income and capital appreciation from our investments. However, it is possible that investments in our Target Assets will not appreciate in value and some investments may decline in value. In addition, the obligors on our investments may default on, or be delayed in making, interest and/or principal payments, especially given that our current investment strategies may include sub-performing and non-performing loans. Accordingly, we are subject to an increased risk of loss and may not be able to realize gains or income from our investments. Moreover, any gains that we do realize may not be sufficient to offset our losses and expenses.

Our Manager’s due diligence of investment opportunities may not identify all pertinent risks which could materially affect our business, financial condition, liquidity and results of operations.

Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. It is possible, however, that our Manager’s due diligence processes will not uncover all relevant facts regarding such investments. In particular, investments that initially appear to be viable may prove not to be over time due to economic, legal, political or other factors. In addition, because the successful implementation of our investment strategy depends, in part, on our ability to successfully predict and take advantage of changing market conditions, to the extent we are unable to do so, returns may be adversely affected. These considerations are particularly relevant in light of the current uncertain economic environment. Our inability to do any of the foregoing likely would materially and adversely affect our business, financial condition, liquidity and results of operations.

We may allocate the net proceeds from this offering and the concurrent private placements to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering and the concurrent private placements. Other than the purchase of our Initial Portfolio, you will be unable to evaluate the manner in which the net proceeds of these offerings will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds to invest in investments with which you may not agree. The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity and results of operations. Because assets we expect to acquire may experience periods of illiquidity, we may lose profits or be prevented from earning capital gains if we cannot sell mortgage-related assets at an opportune time.

We may hold a portion of our investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors which impose limitations on our control of the property under applicable agreements with joint venture partners and expose us to risks that our joint venture partners may become bankrupt or have economic or business interest inconsistent with our economic or business interest.

We may hold a portion of its investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors. Joint venture investments involve various risks, including the risk that we will not be able to implement investment decisions or exit strategies because of limitations on our control of the property under applicable agreements with joint venture partners, the risk that a joint venture partner may become bankrupt or may at any time have economic and/or business interests or goals that are inconsistent with our business and/or economic interest, the risk that a joint venture partner may be in a position to take action contrary to our objectives, the risk of liability based upon the actions of a joint venture partner and the risk of disputes or litigation with such partner and the inability to enforce fully all rights (or the incurrence of additional risk in connection with enforcement of rights) one partner may have against the other, including in connection with foreclosure on partner loans because of risks arising under state law. In addition, we may be liable for actions of its joint venture partners. If one of our joint venture partners violates the laws we are subject to, such as the applicable provisions of the HOEPA, the Dodd-Frank Act, laws issued by the Consumer Financial Protection Bureau or any of the financial regulatory agencies, we could be subject to monetary penalties which would adversely affect our results of operations, financial condition and business.

Many of our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Our investments in mortgage-related and other debt/equity investments may be illiquid. Given the absence of an active securitization market, any mortgage loans we acquire or originate may not be able to be disposed of in a timely manner. Similarly, we expect generally that any securities we purchase will be in connection with privately negotiated transactions that will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Generally, we will not be able to sell these securities publicly without the expense and time required to register the securities under the Securities Act of 1933, as amended, or the Securities Act, if the obligors agree to do so, or will be able to sell the securities only under Rule 144 or other rules under the Securities Act which permit only limited sales under specified conditions. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain or validate third party pricing on the investments we purchase. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value maintained for it in our records. Furthermore, we may face other restrictions on our ability to liquidate an investment in an entity to the extent that we have or could be attributed with material non-public information regarding such entity.

Our investments may be concentrated and will be subject to risk of default.

We are not required to observe specific diversification criteria. Therefore, our investments in our Target Assets may at times be concentrated in relatively few strategies, industries, markets, including property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset or a single economic, political or regulatory occurrence may result in declines in value or defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to pay dividends to our stockholders. Difficult conditions in the markets for mortgages and mortgage-related assets as well as the broader financial markets have resulted in a significant contraction in liquidity for mortgages and mortgage-related assets, which may adversely affect the value of the assets in which we intend to invest.

Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

We expect that some of our assets will be fixed-rate securities or will have a fixed-rate component (such as hybrid mortgage loans and RMBS). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our adjustable-rate mortgage loans and RMBS generally will adjust for changing interest rates, the interest rate adjustments may not occur as quickly as the interest rate adjustments contained in our borrowings. Therefore, to the extent we finance our assets, the interest rate indices and repricing terms of our assets and their funding sources will create an interest rate mismatch between our assets and liabilities. Additionally, our adjustable-rate MBS will generally be subject to interest rate caps, which potentially could cause such MBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. This issue will be magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. The use of interest rate hedges also would introduce the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. During periods of changing interest rates, these mismatches could cause our business, financial condition and results of operations and ability to make distributions to our stockholders to be materially adversely affected.

The loans in which we will invest, either directly or indirectly (through MBS or otherwise), are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. These risks are greater for sub-performing and non-performing loans. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn (such as the current economic downturn), acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we intend to invest in RMBS that are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

Commercial loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with mortgage loans made on the security of one to four family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Our Manager will make certain estimates of losses during its underwriting of commercial loans. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. The market value of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates and capitalization rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage or other real estate-related loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the commercial mortgage loan or other real estate-related loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a commercial mortgage loan borrower or other real estate-related loan borrower, the loan to that borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the RMBS and CMBS in which we intend to invest are subject to all of the risks of the respective underlying mortgage loans.

We anticipate that a portion of the commercial real estate loans and residential mortgage loans that we acquire will be or may become sub-performing or non-performing loans, which increases our risk of loss of our investment.

We anticipate that we will acquire distressed commercial real estate loans and residential mortgage loans and mortgage-related assets where the borrower has failed to make timely payments of principal and/or interest. Our investments in distressed assets may include, among other assets, investments in bonds, loans, notes and other obligations and securities, including derivatives relating to any of the foregoing, of issuers experiencing, or expected to experience, financial stress or distress, which may include supporting and/or participating in the provision of debtor-in-possession, or DIP, or rescue loans. We may also acquire performing loans that subsequently become sub-performing or non-performing. Under current market conditions, it is likely that many of these loans will have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Further, the borrowers on those loans may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable to make payments when due. By their nature, these investments are considered speculative and entail substantial risks that are generally higher than the risks of investments in performing assets and securities of issuers that are not under financial distress. In particular, defaulted obligations might be repaid, if at all, only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments and the amount of any recovery may be affected by the relative security of our investment in the issuer’s capital structure. In addition, these investments are more likely to be challenged as fraudulent conveyances and amounts paid on these investments may be subject to avoidance as a preference under certain circumstances. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of our common shares. There are no limits on the percentage of sub-performing and non-performing assets we may hold.

In addition, certain non-performing or sub-performing loans that we acquire may have been originated by financial institutions that are or may become insolvent, suffer from serious financial stress or are no longer in existence. As a result, the standards by which the loans were originated, the recourse to the selling institution, and/or the standards by which the loans are being serviced or operated may be adversely affected. Further, loans on properties operating under the close supervision of a mortgage lender are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our investment.

In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we acquire, and the foreclosure process may be lengthy and expensive. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related property collateral, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value of the loans in which we intend to invest.

Whether or not our Manager has participated in the negotiation of the terms of any such loans, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Whole loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as lender or property owner, including responsibility for tax payments, environmental hazards and other liabilities, which could have a material adverse effect on our results of operations, financial condition and our ability to make distributions to our stockholders.

We may invest in RMBS and CMBS, each of which is subject to significant risks.

MBS are subject to the risk of prepayment on the loans underlying such securities (including voluntary prepayments by the obligors and liquidations due to default and foreclosures). Generally, prepayment rates increase when interest rates fall and decrease when interest rates rise. Prepayment rates are also affected by other factors, including economic, demographic, tax, social and legal factors. To the extent that prepayment rates are different than anticipated, the average yield of investments in MBS may be adversely affected. The interest rate sensitivity of any particular pool of loans depends upon the allocation of cash flow from the underlying mortgage loans. Certain types of MBS contain complex interest rate and cash flow provisions and may be highly volatile with respect to market value, yield and total return to maturity.

The underlying mortgages that collateralize the RMBS in which we may invest will frequently have caps and floors which limit the maximum amount by which the loan rate to the residential borrower may change up or down (1) per reset or adjustment interval and (2) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower’s monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization. In addition, because of the pass-through of prepayments of principal on the underlying securities, mortgage-backed securities are often subject to more rapid prepayment of principal than their stated maturity would indicate.

The market value of MBS will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, MBS, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. In addition, to the extent MBS are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments generally will result in some loss of the holders’ principal to the extent of the premium paid. MBS are subject to whole loan risk, residential mortgage loan risks and credit risk that the underlying loans will not be paid by debtors or by credit insurers or guarantors of such instruments.

In addition, MBS are subject to extension risk. During periods of rising interest rates, the average life of certain types of MBS may be extended because of slower than expected principal payments. This could in effect result in locking in a below-market interest rate, increasing the security’s duration and reducing the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.

Mortgage loans on properties underlying CMBS often are structured so that a substantial portion of the loan principal is not amortized over the loan term but is payable at maturity and thus repayment of the loan principal often depends upon the future availability of real estate-related financing from the existing or an alternative lender and/or upon the current value and salability of the real estate. Therefore, the unavailability of real estate-related financing may lead to default or extension of maturity. Most commercial mortgage loans underlying CMBS are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on these mortgage loans, payments on the subordinated classes of the related CMBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes of CMBS may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed in lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property’s location, the legal status of title to the property, its physical condition and financial performance, environmental risks, and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related CMBS. Revenues from the assets underlying CMBS may be retained by the borrower and the return on investment may be used to make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court-appointed receiver to control collateral cash flow.

We may invest in subordinated MBS which involve greater credit risk of default than senior classes of the issue or series, which may result in losses to us.

We may invest in MBS that are subordinate in right of payment and rank junior to other securities that are secured by or represent an ownership interest in the same pool of assets. Investments in subordinated MBS involve greater credit risk of default than the senior classes of the issue or series. Many of the default-related risks of “whole loan” mortgages will be magnified in subordinated securities. Default risks may be further pronounced in the case of MBS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities, first loss securities, absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement or equity. Such securities therefore possess some of the attributes typically associated with equity investments. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying RMBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Certain investments in whole loans may require us to purchase less desirable mortgage assets as part of an otherwise desirable pool of mortgage assets which could subject us to additional risks relating to the less desirable mortgage assets.

If we choose to acquire whole loans, we may be required to purchase other types of mortgage assets as part of an available pool of mortgage assets in order to acquire the desired whole loans. These other mortgage assets may include mortgage assets that subject us to additional risks. Acquisition of less desirable mortgage assets may impair our performance and reduce the return on our investments.

We may invest in collateralized debt obligations, or CDOs, and collateralized loan obligations, or CLOs, which involve risks that are different and more acute than risks associated with other types of debt instruments.

Subject to maintaining our qualification as a REIT, we may invest in CDOs, CLOs and other similar securities. These may be fixed pools or may be “market value” or managed pools of collateral, including commercial loans, high yield and investment grade debt, structured securities and derivative instruments relating to debt. The pools are typically separated into tranches representing different degrees of credit quality, with lower rated tranches being subordinate to senior tranches. Certain tranches of CDOs and CLOs represent the highest credit quality in the pool, have the greatest collateralization, provide more protection to us than lower rated CDOs and CLOs and pay the lowest spreads over the relevant index. Lower rated CDO and CLO tranches represent lower degrees of credit quality and pay higher spreads over treasuries to compensate for the attendant risks. CDOs and CLOs often involve risks that are different from or more acute than risks associated with other types of debt instruments. For instance, due to their often complicated structures, various CDOs and CLOs may be difficult to value and may constitute illiquid investments. In addition, there can be no assurance that a liquid market will exist in any CDO or CLO when we seek to sell our interest therein. Moreover, the value of CDOs and CLOs may decrease if the ratings agencies reviewing such securities revise their ratings criteria and, as a result, lower their original rating of a CDO or CLO in which we have invested. Further, the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results. Also, it is possible that our investment in a CDO or CLO will be subject to certain contractual limitations on transfer.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

Subject to maintaining our qualification as a REIT, we may retain from whole loans we acquire or originate, subordinate interests referred to as B-Notes. B-Notes are commercial real estate loans secured by a first mortgage on a single large commercial property or group of related properties and subordinated to a senior interest, referred to as an A-Note. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note owners after payment to the A-Note owners. However, since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Similar to our B-Note strategy, subject to our maintaining our qualification as a REIT, we may originate or acquire mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests, in whole or in part, in entities that directly or indirectly own the real property. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, mezzanine loans are by their nature structurally subordinated to more senior property level financings. If a borrower defaults on our mezzanine loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the property level debt and other senior debt is paid in full. Significant losses related to our B-Notes or mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

We may invest in construction loans, which may expose us to an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Bridge loans will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

We may acquire bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition, construction or rehabilitation of a property. The typical borrower under a bridge loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we bear the risk that we may not recover some or all of our initial expenditure.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan. Bridge loans therefore are subject to risks of a borrower’s inability to obtain permanent financing to repay the bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the bridge loan. To the extent we suffer such losses with respect to our bridge loans, the value of our company and the price of our shares of common stock may be adversely affected.

Preferred equity investments involve a greater risk of loss than traditional debt financing.

We may make preferred equity investments. However, we do not have any specific policy with respect to allocations in preferred equity investments and our charter contains no limitations on the percentage we may invest in this asset class. Preferred equity investments are subordinate to debt financing and are not secured. Should the issuer default on our investment, we would only be able to proceed against the entity that issued the preferred equity in accordance with the terms of the preferred security, and not any property owned by the entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our investment after any lenders to the entity are paid. As a result, we may not recover some or all of our investment, which could result in losses.

An increase in our borrowing costs relative to the interest we receive on our leveraged assets may adversely affect our profitability and our cash available for distribution to our stockholders.

Borrowing rates are currently at historically low levels that may not be sustained in the long run. As the repurchase agreements and other short-term borrowings that we expect to enter into following the completion of this offering and the concurrent private placement mature, we will be required either to enter into new borrowings or to sell certain of our assets. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between the returns on our assets and the cost of our borrowings. This would adversely affect the returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders. In addition, because repurchase agreements and warehouse facilities are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. If we are not able to renew our then existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition activities and/or dispose of assets.

We expect that certain of our financing facilities may contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

We expect that certain of our financing facilities may contain restrictions, covenants and representations and warranties that, among other things, may require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect that some of our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;

•	make certain investments or acquisitions;

•	make distributions on or repurchase or redeem capital stock;

•	engage in mergers or consolidations;

•	finance mortgage loans and other debt instruments with certain attributes;

•	reduce liquidity below certain levels;

•	grant liens or incur operating losses for more than a specified period;

•	enter into transactions with affiliates; and

•	hold mortgage loans for longer than established time periods.

These restrictions may interfere with our ability to obtain financing, including the financing needed to acquire assets necessary for our qualification as a REIT, or to engage in other business activities, which may significantly limit or harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail the returns on our assets.

The supply of mortgage loans available at significant discounts will likely decrease as the economy improves, which may cause us to adjust our investment strategies.

We believe that there currently are market opportunities to acquire loans and mortgage-related assets at discounts to their unpaid principal balances. However, when the current conditions in the mortgage market, the financial markets and the economy stabilize and/or improve, the availability of commercial and residential mortgage loans that meet our investment objective and strategies will likely decrease, which could prevent us from implementing our business strategies. At such time, we will reevaluate our investment strategies with a view of maximizing the returns from our investment portfolio and identifying other dislocations and opportunities in real estate-related assets, but there can be no assurance that any of our strategies will be successful.

The bidding process for investments held by the FDIC as receiver or conservator of failed insured depository institutions could become very competitive making these acquisitions less attractive.

We may acquire investments from the FDIC (or the equivalent in a non-U.S. market) as receiver or conservator of failed insured depository institutions. The bidding process for the assets of failing banks could become very competitive, and the FDIC does not provide information about bids until after the failing bank is closed. We may not be able to match or beat the bids of other acquirers unless we bid aggressively by reducing the discount for our bid or taking other actions, any of which could make the acquisition less attractive. Alternatively, the FDIC may revise its current practice on loss-sharing agreements so that the acquirer is required to bear a greater portion of the loss, which could make the acquisition less attractive.

We may acquire non-U.S. investments which are subject to various risks unique to international investments including foreign currency exchange risks and geopolitical risks.

We may invest in securities or obligations collateralized by assets located outside of the United States and may invest in an issuer organized outside the United States or the principal place of business of which is located outside the United States. These investments, in addition to bearing the risks generally discussed herein, are also subject to fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, less developed securities markets, difficulties in managing international operations, potentially adverse tax consequences, different or less rigorous accounting, auditing and financial reporting standards, practices and requirements than those in the United States, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws.

We may be subject to lender liability claims.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. If a claim was asserted against us, we could be exposed to significant liability.

Investments in distressed assets are more likely to be challenged as fraudulent conveyances and amounts paid on these investments may be subject to avoidance as a preference under certain circumstances. If a successful cause of action for fraudulent conveyance or preference, it could significantly reduce the value of our investment and adversely affect our results of operations, financial condition and business.

Various federal and state laws enacted for the protection of creditors may apply to the purchase of certain of our investments by virtue of our role as a creditor with respect to the borrowers under these investments. If a court in a lawsuit brought by an unpaid creditor, a debtor-in-possession, a trustee in bankruptcy, or their respective representatives, were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness and/or grant of any security interest or other lien, the issuer or obligor (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could, under certain circumstances, invalidate, in whole or in part, such indebtedness and such security interest or other lien as fraudulent conveyances, could subordinate such indebtedness to existing or future creditors of the borrower and could allow the borrower to recover amounts previously paid by the borrower to the creditor (including to us) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness.

The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer or obligor would be considered insolvent at a particular time if the sum of its debts were then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer or obligor was “insolvent” after giving effect to the incurrence of the indebtedness and/or the granting of any security interest or other lien or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence of indebtedness and/or grant of security interests or other lien.

In addition, in the event of the insolvency (as determined by a court based on the law of the jurisdiction which is being applied) of an issuer of one of our investments, payments made on our investment could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency depending on a number of factors.

In general, if payments on our investments are avoidable, whether as a fraudulent conveyance or preference, such payments can be recaptured either from the initial recipient (such as us) or from subsequent transferees of such payments. Additionally, if the grant of a security interest or other lien is avoidable, whether as a fraudulent conveyance or preference, the value of the security interest or other lien can be recovered from the initial transferee or the entity for whose benefit such transfer was made (such as us), and the recovery could include the diminution in value of the property which was subject to the security interest or other lien from the date of transfer.

If a successful cause of action for fraudulent conveyance or preference occurs, or if any fund, lending institution or other party from which we directly or indirectly acquired an investment engaged in any conduct that gave rise to such causes of action, it could significantly reduce the value of our investment and adversely affect results of operations, financial condition and business.

Our investments in non-investment grade rated loans, corporate bank debt and debt securities of commercial real estate operating or finance companies will be subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

Some of our investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments will have a higher risk of default and loss than investment grade rated assets. Subject to maintaining our qualification as a REIT, we also may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may be subordinated to its other obligations. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

These investments will also subject us to the risks inherent with real estate-related investments referred to in this prospectus, including the risks described with respect to commercial properties and similar risks, including

•	risks of delinquency and foreclosure, and risks of loss in the event thereof;

•	the dependence upon the successful operation of, and net income from, real property;

•	risks generally incident to interests in real property; and

•	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

We may invest in Alt-A and Subprime residential mortgage loans or RMBS collateralized by Alt-A and Subprime mortgage loans, which are subject to increased risks.

We may invest in Alt-A and Subprime residential mortgage loans or RMBS backed by collateral pools of Subprime residential mortgage loans. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, Alt-A and Subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. These loans are also more likely to be negatively impacted by governmental interventions, such as mandated modification programs or foreclosure moratoria, bankruptcy cramdown, regulatory enforcement actions and other requirements. Thus, because of the higher delinquency rates and losses associated with Alt-A and Subprime mortgage loans, the performance of Alt-A and Subprime mortgage loans or RMBS backed by Alt-A and Subprime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

In a normal yield curve environment, many of the types of assets included in our Target Assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with these assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline, and the duration and weighted-average life of the assets could increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these securities.

Market values of our assets may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, increases or expected increases in voluntary prepayments for those assets that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets, net of credit losses, and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. The severity of any such decrease would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase.

We may not control the servicing of mortgage loans in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

We expect that third parties will provide us with mortgage servicing services, and their responsibilities will include all services and duties customary to servicing and sub-servicing mortgage loans in a diligent manner consistent with prevailing mortgage loan servicing standards, such as the collection and remittance of payments on our mortgage loans, administration of mortgage escrow accounts, collection of insurance claims and foreclosure. Should a servicer experience financial or operational difficulties, it may not be able to perform these services or these services may be curtailed, including any obligation to advance payments of amounts due from delinquent loan obligors. For example, typically a servicer’s obligation to make advances on behalf of a delinquent loan obligor is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the collateral pledged to secure the loan. In addition, as with any external service provider, we are subject to the risks associated with inadequate or untimely services for other reasons such as fraud, negligence, errors, miscalculations or other reasons. The ability of a servicer to effectively service our portfolio of mortgage loans may be critical to our success. The failure of a servicer to effectively service our portfolio of mortgage loans would adversely impact our business, financial condition, liquidity, results of operations and our ability to make distributions to our stockholders.

To the extent we enter into the mortgage loan servicing business, if we are unable to provide adequate and timely loan servicing it may negatively affect our results of operations.

We initially intend to sell or contract with third-parties for the servicing of all the mortgage loans that we may acquire or originate. In the future, we may seek to build or acquire an internal loan servicing capability. If we do so, our operations, performance and liabilities are subject to risks associated with inadequate or untimely servicing. Poor performance by a servicer may result in greater than expected delinquencies and losses on our mortgage loans or, to the extent we securitize our loans, in our resulting exposure to investors, bond holders, bond insurers or others. If we were to commit a material breach of our obligations as a servicer or master servicer, we could be subject to termination if the breach is not cured within a specified period of time following notice, causing us to lose master servicing income. In addition, we could be required to indemnify the securitization trustee against losses from any failure by us to perform the servicing obligations properly. Recent announcements of deficiencies in foreclosure documentation by several large servicers have raised various concerns relating to foreclosure practices. If we should ever experience similar issues, we might not be able to foreclose promptly on the properties underlying any of our mortgage loans that are in default and the related foreclosure delay could materially and adversely impact our financial results.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and may be downgraded.

Some of our assets may be rated by nationally recognized statistical rating organizations or CMBS or RMBS eligible national rating agencies. Any credit ratings on our assets are subject to ongoing evaluation by credit rating agencies, and any such ratings may be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us. An investment grade credit rating does not provide assurance that the subject investment will not become impaired.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

Changes in interest rates will affect our operating results, as such changes will affect the interest we receive on our floating rate interest-bearing instruments and increase the costs of financing our business. Increases in these rates will tend to decrease our net income and the market value of our fixed rate assets. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

We may experience a decline in the fair value of our assets, which could materially and adversely affect our results of operations, financial condition and our ability to make distributions to our stockholders.

A decline in the fair market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. These impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale. If we experience a decline in the fair value of our assets, our results of operations, financial condition and our ability to make distributions to our stockholders could be materially and adversely affected.

Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments. Furthermore, our determinations of fair value may have a material impact on our financial condition, liquidity and results of operations.

We expect that the value of some of our investments may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with GAAP. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these assets existed. Our determinations of fair value may have a material impact on our earnings, in the case of impaired loans and other assets, trading securities and available-for-sale securities that are subject to other-than-temporary impairments, or our accumulated other comprehensive income/(loss) in our stockholders’ equity, in the case of available-for-sale securities that are subject only to temporary impairments. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future.

Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Valuation of illiquid assets for which reliable market quotations are not available are based on inherent uncertainties and the resulting values may differ from values that would have been determined had a ready market existed for such securities.

The process of valuing securities for which reliable market quotations are not available is based on inherent uncertainties, and the resulting values may differ from values that would have been determined had a ready market existed for such securities, from values placed on such securities by other investors and from prices at which such securities may ultimately be sold. In addition, third-party pricing information may at times not be available regarding certain of our assets. In particular, recent disruptions in the credit markets have resulted in a severe lack of liquidity for many securities, making them more difficult to value and, in many cases, putting significant downward pressure on prices.

Assets believed to be undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame we anticipate.

Securities that we believe are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame we anticipate. As a result, we may lose all or substantially all of our investment in any particular instance.

Prepayment rates may adversely affect the value of our portfolio of assets.

The value of our assets may be affected by prepayment rates on mortgage loans. If we acquire mortgage-related securities or a pool of mortgage securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to intrinsic value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to intrinsic value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, as a result of the risk of prepayment, the market value of the prepaid assets may benefit less than other fixed income securities from declining interest rates.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our investments and harm our operations.

We believe the risks associated with our business will be more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. In addition, our investment model may be adversely affected if the current economic recession continues longer or is deeper than we anticipate. Declining real estate values will likely reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our Manager’s ability to invest in, sell and securitize loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to pay dividends to our stockholders.

Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

If we own any properties, mortgage or other real estate-related loans upon a default of the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Our real estate investments are subject to risks particular to real property. These risks may result in a reduction or elimination of or return from a loan secured by a particular property.

We may own real estate directly in the future. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to pay dividends to stockholders.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

Shares of our common stock are newly-issued securities for which there is no established trading market. We have applied to list our common stock on the New York Stock Exchange under the trading symbol “PIMR.” However, there can be no assurance that an active trading market for our common stock will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Some of the factors that could negatively affect the market price of our common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or PIMCO and individuals, including our executives;

•	equity issuances by us, or share resale’s by our stockholders, or the perception that such issuances or resale’s may occur;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions to or departures of our Manager’s or PIMCO’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•

increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exemption from the 1940 Act;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock eligible for future sale may have adverse effects on our share price.

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized shares of common stock on the terms and for the consideration it deems appropriate. We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

We are offering             shares of our common stock as described in this prospectus. Concurrently with the closing of this offering, we expect to sell to certain members of our senior management team and certain other executives of PIMCO and its affiliates in a separate private placement, at the initial public offering price per share, shares of our common stock representing an aggregate investment of not less than $10.0 million. Assuming it is adopted, our equity incentive plan would include provisions which will permit grants of restricted common stock and other equity based awards to our independent directors or officers or any personnel of our Manager and its affiliates.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the ‘lock-up’ period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC waive, in writing, such an extension.

Assuming no exercise of the underwriters’ overallotment option to purchase additional shares, approximately              % of the outstanding shares of our common stock are subject to lock-up agreements. When the lock-up periods expire, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, which are described under “Shares Eligible for Future Sale.”

After the closing of this offering and the concurrent private placement, we may also issue from time to time additional shares of common stock and securities convertible into, or exchangeable or exercisable for, common stock in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares or securities to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share or security issuances, which may dilute the existing stockholders’ interests in us.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

Also, we may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have not established a minimum distribution payment level, and we may not be able to pay distributions in the future.

We are generally required to distribute to our stockholders at least 90% of our taxable income (excluding capital gains) each year to qualify as a REIT under the Internal Revenue Code and will be subject to corporate level tax to the extent we do not distribute at least 100% of our taxable income (including capital gains) each year. We currently intend to satisfy these distribution requirements through quarterly distributions of all or substantially all of our taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level, and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. Although we currently do not intend to do so, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of taxable stock distributions or distributions of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. In addition, although we currently do not intend to do so, we could be required to utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes. All distributions will be made at the discretion of our board of directors and will depend on various factors, including our earnings, our financial condition, our liquidity, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law, or MGCL, and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering and the concurrent private placement;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at some time in the future or the level of any distributions we do make to our stockholders may not achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry;

•	increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield; changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Investors in this offering will suffer immediate and substantial dilution.

The initial public offering price of our common stock is higher than what our net tangible book value per share will be immediately after this offering. Purchasers of our common stock in this offering will incur immediate dilution of approximately $             in net tangible book value per share of our common stock, based on the mid-point of the price range for the shares to be sold in this offering.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the MGCL may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting stock; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided, that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person and (2) between us and PIMCO and its affiliates and associates and persons acting in concert with any of the foregoing). As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute. There can be no assurance that our board of directors will not amend or revoke this exemption in the future.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other all shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our directors who are also our employees. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which we do not yet have. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then current market price. See “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations,” “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws—Control Share Acquisitions” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Subtitle 8.”

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our staggered board of directors and other provisions of our charter and bylaws may prevent a change in our control.

Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2012, 2013 and 2014. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might be in the best interest of our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under Maryland law, our present and former directors and officers will not have any liability to us and our stockholders for money damages other than liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter authorizes us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to pay or reimburse the defense costs incurred by our present and former directors and officers without requiring a preliminary determination of their ultimate entitlement to indemnification. See “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws—Indemnification and the Limitation of Directors’ and Officers’ Liability.”

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that, subject to the rights of any series of preferred stock, a director may be removed only for “cause” (as defined in our charter) upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order to qualify as a REIT, not more than 50% of the value of the outstanding shares of our stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To maintain our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. This ownership limit could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Risks Related to Our Taxation as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2011. We have not requested and do not plan to request a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Therefore, we cannot assure you that we will qualify as a REIT, or that we will remain qualified as such in the future. If we lose our REIT qualification, we will face serious tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we also could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

Any such corporate tax liability could be substantial and would reduce our cash available for, among other things, our operations and distributions to stockholders. In addition, if we fail to qualify as a REIT, we will not be required to make distributions to our stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could materially and adversely affect the value of our common stock.

Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources. Also, we must make distributions to stockholders aggregating annually at least 90% of our taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, our TRSs will be subject to tax as regular corporations in the jurisdictions in which they operate.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To maintain our qualification as a REIT, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the REIT income or asset tests. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments and could have the effect of reducing our income and amounts available for distribution to our stockholders.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must satisfy various tests regarding the composition of our assets as of the end of each calendar quarter. See “U.S. Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio, or contribute to a TRS, otherwise attractive investments in order to satisfy the REIT asset or income tests. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

In order to qualify as a REIT, we generally must distribute to our stockholders, each calendar year, at least 90% of our taxable income, excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income (including capital gains), we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to make dividend distributions that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes.

Our taxable income may substantially exceed our net income as determined by GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue interest and discount income on mortgage loans, CMBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt instruments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the issue price of the modified debt exceeds our tax basis in the debt instrument prior to modification. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions (ii) borrow on unfavorable terms (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash or (v) use cash reserves, in order to comply with the REIT distribution requirements and to avoid the U.S. federal corporate income tax and the 4% nondeductible excise tax. As a result, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. See “U.S. Federal Income Tax Considerations—Taxation of Our Company—General.” In addition, any TRSs we own will be subject to U.S. federal, state and local corporate income or franchise taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

The failure of mortgage loans subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

In addition, we may acquire or originate mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and the interest generated by such a loan as qualifying income for purposes of the REIT income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Our ability to invest in TBAs could be limited by our REIT qualification, and we could fail to qualify as a REIT as a result of these investments.

We may purchase forward-settling Agency MBS through “to-be-announced” forward contracts. Pursuant to these TBAs, we will agree to purchase, for future delivery, Agency MBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency MBS to be delivered is not identified until shortly before the TBA settlement date. As with any forward purchase contract, the value of the underlying Agency MBS may decrease between the contract date and the settlement date, which may result in the recognition of income or gains or loss. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test.

Accordingly, our ability to purchase Agency MBS through TBAs and to dispose of TBAs, through these transactions or otherwise, could be limited. We do not expect TBAs to comprise a significant portion of our assets and, therefore, do not expect TBAs to adversely affect our ability to meet the REIT assets tests. No assurance can be given that the IRS would treat TBAs as qualifying assets. In the event that such assets are determined to be non-qualifying, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our total assets at the end of any calendar quarter.

Our qualification as a REIT and exemption from federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute real estate assets for purposes of the REIT asset tests and produce qualifying income for purposes of the 75% REIT gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

We may be required to report taxable income from certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the debt instruments that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If any such debt instrument turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable. Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate debt instruments at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The interest apportionment rules under the Treasury Regulations provide that, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security.

If the IRS were to assert successfully that our mortgage loans were secured by property other than real estate or that the value of the real estate collateral was otherwise less than the face amount of the loan, and that the interest apportionment rules applied for purposes of our REIT testing, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we may fail to meet the 75% REIT gross income test discussed under “U.S. Federal Income Tax Considerations—Taxation of Our Company—Income Tests.” In such case, the mortgage loans may also be nonqualifying under the REIT assets tests. If we do not meet these tests, we could potentially lose our REIT qualification or be required to pay a penalty to the IRS.

The taxable mortgage pool, or TMP, rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations by us or our subsidiaries could result in the creation of TMPs for U.S. federal income tax purposes. As a result, we could have “excess inclusion income.” Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In the case of a stockholder that is a REIT, regulated investment company, or RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. In addition, to the extent that our common stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of any excess inclusion income. Because this tax generally would be imposed on us, all of our stockholders, including stockholders that are not disqualified organizations, generally will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a TMP. A RIC, or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. Finally, if we were to fail to qualify as a REIT, any TMP securitizations would be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated U.S. federal corporate income tax return. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

We may in the future choose to pay dividends in our own common stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

Although we have no current plans to do so, we may distribute taxable dividends that are payable in our stock. Under recent IRS guidance, up to 90% of any such taxable dividend with respect to calendar years through 2011, and in some cases declared as late as December 31, 2012, could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. For more information on the tax consequences of distributions with respect to our common stock, see “U.S. Federal Income Tax Considerations.” Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, such sales may have an adverse effect on the per share trading price of our common stock.

Although our use of TRSs may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs is limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Subject to certain exceptions, a TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

TRSs that we may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us, unless necessary to maintain our REIT qualification. While we will be monitoring the aggregate value of the securities of our TRSs and intend to conduct our affairs so that such securities will represent less than 25% of the value of our total assets, there can be no assurance that we will be able to comply with the TRS limitation in all market conditions.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.

The maximum U.S. federal income tax rate for certain qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 15% through 2012. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to the maximum U.S. federal income tax rate on ordinary income (currently 35%). Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including shares of our common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate exposure, and certain other specified risks, will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if certain requirements are met and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “U.S. Federal Income Tax Considerations—Taxation of Our Company—Income Tests—Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit to us, although such losses may be carried forward to offset future taxable income of the TRS.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of shares of our common stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the federal income tax consequences of such qualification.

If we make distributions in excess of our current and accumulated earnings and profits, those distributions will be treated as a return of capital, which will reduce the adjusted basis of your stock, and to the extent such distributions exceed your adjusted basis, you may recognize a capital gain.

Unless you are a tax-exempt entity, distributions that we make to you generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If the amount we distribute to you exceeds your allocable share of our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of our current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset.

Your investment has various federal income tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

Risks Related to Our Exemption from the 1940 Act

Maintenance of our exemption from registration under the 1940 Act imposes significant limitations on our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis, which we refer to as the 40% test. This requirement limits the types of businesses in which we may engage through our subsidiaries.

We anticipate that one or more of our subsidiaries will qualify for an exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Section 3(c)(5)(C), as interpreted by the SEC, requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of miscellaneous assets). In satisfying the 55% requirement, we may treat MBS issued with respect to an underlying pool or mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate assets. We may also treat certain investments in the controlling classes of Non-Agency RMBS pools as qualifying real estate assets. We may also treat whole mortgage loans that we acquire directly as qualifying real estate assets provided that 100% of the loan is secured by real estate when we acquire it and we have the unilateral right to foreclose on the mortgage. Although we intend to monitor the portfolios of our subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries will be able to maintain this exemption.

In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets” that by their terms convert into cash within a finite time period;

•

the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued and (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. We expect that the aggregate value of our interests in subsidiaries that may in the future seek to rely on Rule 3a-7, if any, will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one of more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in CMBS that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain in assets not related to real estate.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for shares of our common stock.

Since we will not be subject to the 1940 Act, we will not be subject to its substantive provisions, including but not limited to, provisions requiring diversification of investments, limiting leverage and restricting investments in illiquid assets.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate-related investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in real estate-related asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	use of the proceeds of this offering;

•	market trends in our industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for commercial real estate loans;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the level of government involvement in the U.S. mortgage market;

•	the return of the RMBS and CMBS securitization market;

•	the liquidity of the MBS market;

•	our ability to access U.S. government programs;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	our expected portfolio of assets;

•	our expected investment and underwriting process;

•	interest rate mismatches between our Target Assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our Target Assets;

•	changes in prepayment rates on our Target Assets;

•	effects of hedging instruments on our Target Assets;

•	rates of default or decreased recovery rates on our Target Assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the 1940 Act;

•	availability of opportunities to acquire Agency MBS, Non-Agency RMBS, CMBS, residential and commercial mortgage loans and other residential and commercial real estate-related assets;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Proceeds

We estimate that our net proceeds from the initial public offering of our common stock, after deducting the underwriting discount and our estimated offering and organizational expenses, will be approximately $             million (based on the offering price of $             per share set forth on the cover of this prospectus). We estimate that our net proceeds will be approximately $             million if the underwriters exercise their overallotment option in full.

Concurrently with this offering, we also expect to sell not less than $10.0 million aggregate of             shares of our common stock to certain members of our senior management team and certain other executives of PIMCO and its affiliates in a private placement, at the initial public offering price per share. No underwriting discount or commission is payable in connection with the concurrent private placement.

We intend to contribute the net proceeds of this offering and the concurrent private placement to our subsidiaries, which in turn will use $             of the net proceeds to purchase $             of Agency MBS from             , pursuant to a forward purchase contract in exchange for $             million in cash. The Agency MBS we will acquire are as follows:

The balance of the proceeds will be used to acquire other assets in accordance with our objectives and strategies described in this prospectus. See “Business—Our Investment Strategy.” Initially, our initial portfolio will primarily consist of Agency MBS, subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification and our exemption from the 1940 Act. We believe the depth and liquidity of the MBS market will allow us to invest a significant portion of our remaining capital in a relatively short period of time. However, until appropriate assets can be identified for the remainder of our net proceeds, our Manager may invest the remaining net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These interest-bearing short-term investments are expected to provide a lower net return than we will seek to achieve from our Target Assets.

Distribution Policy

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income (including capital gains). We intend to make regular quarterly distributions to holders of our common stock in an amount sufficient to enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes. We plan to pay our first dividend in respect of the period from the closing of this offering through                     , 2011, which may be prior to the time that we have fully used the net proceeds of this offering and the concurrent private placement to acquire other assets.

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefore. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, any debt covenants, funding or margin requirements under credit facilities, repurchase agreements or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law and such other factors as our board of directors deems relevant. Our earnings and financial condition and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. We may not be able to make any distributions to our stockholders. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk Factors.”

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to make distributions from the proceeds of this or future offerings of equity, sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Our Company—General.”

Capitalization

The following table sets forth (1) our actual capitalization at March 31, 2011 and (2) our capitalization as adjusted to reflect the effects of (A) the sale of our common stock in this offering at an offering price of $             per share after deducting the underwriting discounts and commissions and estimated organizational and offering expenses payable by us and (B) the sale of not less than $10.0 million of shares of our common stock to certain members of our senior management team and certain other executives of PIMCO and its affiliates in the concurrent private placement, at the same offering price per share. You should read this table together with “Use of Proceeds.”

	As of March 31, 2011
	Actual	As adjusted (1)(2)
Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000 shares authorized, 1,000 shares outstanding, actual; shares authorized and shares outstanding, as adjusted:	$10	$
Addition paid-in capital:	$9,990	$

Total stockholders’ equity:	$10,000	$

(1)	Assumes shares will be sold in this offering resulting in net proceeds of approximately $ million after deducting the underwriting discounts and commissions and estimated offering and organizational expenses of approximately $ million plus $ million in proceeds from the concurrent private placement. We will repurchase the 1,000 shares currently owned by Allianz Global Investors of America L.P., an affiliate of our Manager and PIMCO, acquired in connection with our formation at a cost of $10.00 per share. The shares sold to certain members of our senior management team and certain other executives of PIMCO and its affiliates in the concurrent private placement will be sold at the offering price without payment of any underwriting discount. See “Use of Proceeds.”
(2)	Does not include shares that we may issue and sell upon exercise of the underwriters’ overallotment option.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

Overview

We are a newly organized real estate finance company that intends to acquire, manage and finance, directly or through our subsidiaries, our Target Assets and other non-real estate-related assets. We will be externally managed by our Manager, PIMCO REIT Management, LLC, a wholly-owned subsidiary of PIMCO. We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2011. Accordingly, we generally will not be subject to U.S. federal income taxes on our taxable income that we distribute to our stockholders as long as we maintain our qualification as a REIT. We will operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Our objective is to provide attractive risk-adjusted returns to our stockholders, primarily through dividends and distributions and secondarily through capital appreciation. To achieve this objective, we intend to invest principally in the following of real estate-related assets, including:

•	Agency MBS;

•	Non-Agency RMBS;

•	CMBS;

•	Residential and commercial real estate loans;

•	Other commercial real estate debt; and

•	Other real estate-related securities and assets.

Our Manager will be permitted to concentrate the portfolio in any one or more of and will not be required to be invested in all of the foregoing real estate-related asset types. Pursuant to our acquisition of a portfolio of Agency MBS concurrent with the completion of this offering and the concurrent private placement, our initial portfolio will primarily consist of Agency MBS.

Our Manager may, in its sole discretion, cause us to invest to a lesser extent in non-real estate-related assets, including other ABS, corporate loans and unsecured debt of any issuer (whether U.S. or non-U.S.). Our Manager also may cause us to engage in investment, hedging or financing techniques other than those described above and below. The additional real estate-related and non-real estate-related instruments and investments, hedging or financing techniques may include those that are not in existence as of the date of this prospectus and may be hereafter created. In addition, we may make such investments either directly or indirectly (through derivatives, REMICs or other securitization vehicles, grantor trusts or other investment trusts or otherwise). All of the foregoing are subject to our maintaining our qualification as a REIT and our exemption from registration under the 1940 Act.

We intend to finance our investments through a broad range of financing sources, including short-term borrowings structured as repurchase agreements, long-term warehouse financing, securitizations, or other forms of financings. Subject to maintaining our qualification as a REIT, we may hedge our interest rate exposure by entering into hedging instruments, including interest rate swaps, interest rate caps, interest rate floors or collars, IO strips, or other financial instruments that our Manager deems appropriate.

Factors Impacting Our Operating Results

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, our Target Assets in the marketplace. Our net interest income includes the actual interest payments we receive on our MBS, residential and commercial mortgage loans and other assets and is also impacted by the amortization of purchase premiums and accretion of purchase discounts. Changes in various factors such as prepayment speeds, estimated future cash flows and credit quality could impact the amount of premium to be amortized or discount to be accreted into interest income for a given period. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipation or unanticipated credit events experienced by borrowers whose mortgage loans are included in our Non-Agency RMBS, CMBS or are held directly by us.

Fair Value of Our Investments in Securities. Many of our assets, including our Agency MBS and Non-Agency RMBS, will be carried at fair value as available-for-sale in accordance with FASB ASC 320,

Accounting for Certain Investments in Debt or Equity Securities, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. However, each reporting period, if the security is impaired (i.e., fair value is less than amortized cost) we are required to evaluate for potential charges. If we intend to sell the asset or we may be forced to sell the security, we record an impairment charge to income. If we do not intend to sell the security and it is not more likely than not that we would be required to sell the security, then we would estimate the expected cash flows from the security. To the extent the net present value of expected cash flows are less than amortized cost, any shortfall is recorded as a credit impairment charge in net income. The expectation of changes in home prices may impact the value of the loans held directly or underlying our Non-Agency RMBS which in turn may be a major determinant of the value of our loans and Non-Agency RMBS. Similarly, changes in values of commercial real estate may impact the value of commercial loans underlying our CMBS investments. These factors are beyond our control.

Changes in Market Interest Rates. With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (1) the interest expense associated with our borrowings to increase; (2) the value of our assets to decline; (3) the coupons on our adjustable-rate and hybrid MBS and mortgage loans to reset, although on a delayed basis, to higher levels; (4) prepayments on our MBS and mortgage loan portfolio to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and (5) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (A) prepayments on our MBS and mortgage loan portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; (B) the interest expense associated with our borrowings to decrease; (C) the value of our assets to increase; (D) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease, and (E) coupons on our adjustable-rate and hybrid MBS assets and mortgage loans to reset, although on a delayed basis, to lower interest rates.

Prepayment Rates. The value of our securities may be affected by prepayment rates on the underlying mortgage loans. If we acquire mortgage loans or mortgage related securities, we anticipate that the mortgage loans or the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to intrinsic value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to intrinsic value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors, none of which can be predicted with any certainty.

Credit Risk. We are subject to the risk of potential credit losses on all of the mortgage loans we hold in our portfolio, particularly those that are re-performing, sub-performing or non-performing. Additionally, we may purchase all classes of certain MBS (i.e., “whole pools”) for the purpose of maintaining our exemption from the 1940 Act, and thereby will have the credit exposure on all of the loans underlying these MBS. Although we do not expect to encounter credit risk in our Agency MBS, we do expect to be subject to varying degrees of credit risk in connection with our other investments. Prior to the purchase of whole loans, we intend to conduct due diligence that allows us to identify loans that do not meet our credit standards based on loan-to-value ratios, borrowers’ credit scores, income and asset documentation, impact of financial guarantors (if any) and other criteria that we believe to be important indications of credit risk.

Net Interest Spread. In the aftermath of the global financial crisis, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate to a current targeted range of 0% to 0.25% which has kept financing for Agency MBS at historically low levels. At the same time, according to the Housing Report, an estimated 90% of new mortgages originated in the United States are currently being funded through Agency financings, which is creating ample supply of new Agency MBS securitizations. The widening of the spread between the cost of funding and and the yield on Agency MBS assets has created attractive investment opportunity in this asset class. The spread between the yield on our assets and our funding costs will affect the performance of our business. Wider spreads imply greater income on new asset purchases but may have a negative impact on our stated book value by negatively impacting prices on our existing assets. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require us to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on stated book value of our existing assets. As spreads tighten, we may be able to reduce the amount of collateral required to secure borrowings.

Extension Risk. Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire a fixed-rate, adjustable-rate or hybrid RMBS, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes all or a portion of our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets.

If prepayment rates decrease in a rising interest rate environment, however, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This longer than expected life of the fixed-rate portion of the related asset could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the swap agreement while the income earned on the adjustable-rate or hybrid RMBS would remain fixed. This situation may also cause the market value of our adjustable-rate or hybrid RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Size of Investment Portfolio. The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our mortgage loans and aggregate principal balance of our mortgage-related securities and the other assets we own will also be a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we receive will increase. The larger investment portfolio, however, will drive increased expenses to the extent that we incur additional interest expense to finance the purchase of our assets.

Market Conditions. We believe that the U.S. mortgage finance system is undergoing historic changes. Significant increases in regulation and public policy are influencing which investors can hold real estate-related assets. We believe that private non-bank capital will represent an increasing share of these assets in the years to come.

Beginning in 2007, the U.S. housing crisis served as a catalyst for the deleveraging of the global financial system and the forced sale of large quantities of financial assets, especially mortgage-related assets. Many traditional mortgage investors have suffered significant losses in their real estate mortgage portfolios and a number of major market participants have failed or have been constrained by write-downs and losses on real estate-related assets. The result has been a dramatic reduction in available capital for a wide variety of commercial and residential mortgage-related assets. In addition, many of the surviving managers are focused on legacy portfolios of distressed real estate-related assets that have been subject to write-downs and losses resulting in an inability to raise capital or focus on new acquisitions. In commercial real estate, we believe the reduced capital and securitized lending capacity for commercial real estate assets will be insufficient to meet the refinancing demand created by over $2.0 trillion in commercial real estate loan maturities anticipated over the next five years. Additionally, we believe the current level of government involvement in the U.S. residential mortgage market is not sustainable and that over time, Agency support may be significantly reduced and replaced by private capital. We believe this anticipated reduction of government involvement, combined with the current market disruptions in the U.S. housing market and the broader credit markets, presents an attractive opportunity for us to implement our business objective. Despite the losses and challenges described above, we estimate that, the U.S. residential and commercial credit markets still exceed $12.0 trillion at December 31, 2010.

Critical Accounting Policies and the Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. Our most critical accounting policies will involve decisions and assessments that could affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe, however, that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Consolidation

Depending on the circumstances, we may co-invest in a particular asset with one or any combination of other investment funds managed by PIMCO or its affiliates. Accordingly, some of our investments may be interests in unconsolidated joint ventures. For each of our investments in unconsolidated joint ventures, we will evaluate the underlying entity to determine whether it is variable interest equity, or VIE, and, if so, whether we are the primary beneficiary of the VIE. A similar analysis will be performed for entities that issued securities we have acquired, entities with which we have a lending relationship, and entities with which we enter into an agreement for management, servicing, or related services.

In performing our analysis, we will consider the guidance in FASB ASC Topic 810, Consolidation, or FASB ASC 810, and FASB ASC Topic 860, Transfers and Servicing, or FASB ASC 860. Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights. FASB ASC 810 requires a VIE to be consolidated in the financial statements of the entity that is determined to be the primary beneficiary of the VIE. The primary beneficiary generally is the entity that has the ability to direct the activities of the VIE and the obligation to absorb either losses or gains that could be significant to the VIE.

In determining whether we are the primary beneficiary of a VIE, we will consider qualitative and quantitative factors, including, but not limited to: the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial suppor and our’ ability to control key decisions for the VIE. Significant judgments related to these determinations include estimates about the current and future fair values and performance of assets held by the VIEs and general market conditions. For investments in joint ventures which are not VIEs, or for which we are not the primary beneficiary, we will account for our investments using the equity method. Accordingly, we will reflect our investments in unconsolidated joint ventures at cost, as adjusted by capital contributions, distributions, and our proportionate share of net income or loss of the respective joint venture. We will periodically evaluate our investments in unconsolidated joint ventures to determine whether the fair value of the interest is less than the carrying value, and, if so, whether such loss in value is other-than-temporary.

Classification of Investment Securities and Assessment for Other-Than-Temporary Impairments

FASB ASC 320-10, Investments Debt and Equity Securities, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Our mortgage loan investments are expected to initially consist primarily of residential and commercial real estate-related debt instruments that we will classify as either available-for-sale or held-to-maturity. As such, with the exception of MBS accounted for as a component of our Linked Transactions (as described in “—Critical Accounting Policies and the Use of Estimates—Linked Transactions”), we expect that our Agency MBS, Non-Agency RMBS and CMBS investments classified as available-for-sale will be carried at their fair value in accordance with FASB ASC 320-10, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading securities are recorded through earnings. Held-to-maturity investments will be stated at their amortized cost with income recognized using the effective interest method.

Further, where the fair value of individual securities are considered impaired if their fair values are below their amortized cost and the company is required to evaluate for potential impairment charges. The current accounting guidance indicates that an other-than-temporary impairment must be recognized in earnings for a debt security in an unrealized loss position when an entity either (a) has the intent to sell the debt security or (b) more likely than not will be required to sell the debt security before its anticipated recovery. For all debt securities in unrealized loss positions that do not meet either of these two criteria, the guidance requires that the company analyze its ability to recover the amortized cost by comparing the net present value of projected future cash flows with the amortized cost of the security. The net present value is calculated by discounting the company’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. The company may use the estimated fair value of collateral as a proxy for the net present value if it believes that the security is dependent on the liquidation of collateral for recovery of its investment. If the net present value is less than the amortized cost of the investment, an other-than-temporary impairment is recognized. In addition to the above mentioned circumstances, the company also recognizes an other-than-temporary impairment in earnings when a foreign currency denominated security in an unrealized loss position approaches maturity.

Under the guidance for the recognition and presentation of other-than-temporary impairments, when an other-than-temporary impairment of a debt security has occurred, the amount of the other-than-temporary impairment recognized in earnings depends on whether the company intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis. If the debt security meets either of these two criteria or the foreign currency loss is not expected to be recovered before maturity, the other-than-temporary impairment recognized in earnings is equal to the entire difference between the security’s amortized cost basis and its fair value at the impairment measurement date. For other-than-temporary impairments of debt securities that do not meet these criteria, the net amount recognized in earnings is equal to the difference between the amortized cost of the debt security and its net present value calculated as described above. Any difference between the fair value and the net present value of the debt security at the impairment measurement date is recorded in “Other comprehensive income (loss).” Unrealized gains or losses on securities for which an other-than-temporary impairment has been recognized in earnings is tracked as a separate component of “Accumulated other comprehensive income (loss).”

For debt securities, the split between the amount of an other-than-temporary impairment recognized in other comprehensive income and the net amount recognized in earnings is driven principally by assumptions regarding the amount and timing of projected cash flows. For mortgage-backed and asset-backed securities, cash flow estimates consider the payment terms of the underlying assets backing a particular security, including prepayment assumptions, and are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates include assumptions regarding the underlying collateral including default rates and recoveries, which vary based on the asset type and geographic location, as well as the vintage year of the security. For structured securities, the payment priority within the tranche structure is also considered. For all other debt securities, cash flow estimates are driven by assumptions regarding probability of default and estimates regarding timing and amount of recoveries associated with a default. The company will develop these estimates using information based on its historical experience as well as using market observable data, such as industry analyst reports and forecasts, sector credit ratings and other data relevant to the collectability of a security, such as the general payment terms of the security and the security’s position within the capital structure of the issuer.

Estimating cash flows and determining whether there is other-than-temporary impairment requires management to consider all available information, exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated prepayments, loss assumptions, and assumptions regarding changes in interest rates. As a result, actual impairment losses, and the timing of income recognized on these securities, could differ from reported amounts. Such judgments and assumptions are based upon a number of factors, including (i) credit of the issuer or the borrower, (ii) credit rating of the security, (iii) key terms of the security, (iv) performance of the loan or underlying loans, including debt service coverage and loan-to-value ratios, (v) the value of the collateral for the loan or underlying loans, (vi) the effect of local, industry, and broader economic factors, and (vii) the historical and anticipated trends in defaults and loss severities for similar securities.

Loans Held-for-Investment

Loans will be classified as held-for-investment based upon management’s intent and ability to hold the loans for the foreseeable future. Loans held for investment will be recorded at amortized cost, or the outstanding unpaid principal balance of the loan, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan in accordance with FASB ASC Subtopic 310-20, Nonrefundable Fees and Other Costs. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as a yield adjustment using the interest method or a method that approximates a level rate of return over the loan term. We may purchase loans held for investment at a discount to face value where, at the acquisition date, we expect to collect less than the contractual amounts due under the terms of the loan based, at least in part, on our assessment of the credit quality of the borrower. In accordance with FASB ASC Subtopic 860-50, Servicing Assets and Liabilities, loans acquired in a transfer are initially measured at fair value (in the aggregate, presumptively the price paid or advanced to the borrower if originated by the company).

Loan Impairment

Loans classified as held-for-investment will be evaluated for impairment on a quarterly basis in accordance with FASB ASC Topic 310, Receivables. Loans held for investment will be considered impaired when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan or, for loans acquired at a discount to face value, when it is deemed probable that we will not be able to collect all amounts estimated to be collected at the time of acquisition. Impairment will be measured by comparing the recorded amount of the loan to the present value of expected future cash flows discounted at the loan’s contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan and record a corresponding charge to net income. Significant judgments are required in determining impairment, including estimating future cash flows, making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Loans Held-for-Sale

Loans classified as held-for-sale will be recorded at the lower of amortized cost or fair value. We will determine fair value of loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, we will consider other factors in estimating fair value, including modeled valuations using assumptions management believes a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of a loan classified as held-for-sale, we will record a valuation allowance to write the loan down to fair value, with a corresponding charge to net income.

Fair Value Option

FASB ASC Topic 825, Financial Instruments, or FASB ASC 825, permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. FASB ASC 825 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. At certain allowed election dates, we may irrevocably elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Valuation of Financial Instruments

FASB ASC Topic 820, Fair Value Measurements and Disclosure, or FASB ASC 820, establishes a new framework for measuring fair value and expands related disclosures. FASB ASC 820 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. FASB ASC 820 establishes market based or observable inputs as the preferred source of values, followed by valuation models using observable inputs in the absence of observable market inputs. The three levels of the hierarchy under FASB ASC 820 are described below:

Level I—Quoted prices in active markets for identical assets or liabilities.

Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that most of our CMBS, mortgage loans and real estate assets will fall in Level III in the valuation hierarchy.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we will consult independent pricing services or third party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, our pricing officer will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

Valuation techniques for MBS may be based on models that consider the estimated cash flows of each debt tranche of the issuer, establish a benchmark yield, and develop an estimated tranche-specific spread to the benchmark yield based on the unique attributes of the tranche including, but not limited to, the prepayment speed assumptions and attributes of the collateral underlying such securities. To the extent the inputs are observable and timely, the values would be categorized in Level II of the fair value hierarchy; otherwise they would be categorized as Level III.

We expect that most of the Agency MBS that we intend to acquire upon consummation of this offering and the concurrent private placement, along with any related derivative and hedging instruments, will be valued based on the similar-asset valuation approach using Level II inputs.

Fair value under GAAP represents an exit price in the normal course of business, not a forced liquidation price. If we were forced to sell assets in a short period to meet liquidity needs, the prices we receive could be substantially less than their recorded fair values. Furthermore, the analysis of whether it is more likely than not that we will be required to sell securities in an unrealized loss position prior to an expected recovery in value (if any), the amount of such expected required sales, and the projected identification of which securities would be sold is also subject to significant judgment, particularly in times of market illiquidity.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Interest Income Recognition

Interest income, as well as the related amortization of premium and accretion of discount, are recognized under the effective yield method. For mortgage-backed and asset-backed securities, the effective yield is based on estimated cash flows, including prepayment assumptions based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral, including default rates and changes in value. These assumptions can significantly impact income recognition and the amount of other-than-temporary impairments recognized in earnings and other comprehensive income. For high credit quality mortgage-backed and asset-backed securities, cash flows are provided quarterly, and the amortized cost and effective yield of the security are adjusted as necessary to reflect historical prepayment experience and changes in estimated future prepayments. The adjustments to amortized cost are recorded as a charge or credit to net investment income in accordance with the retrospective method. For asset-backed and mortgage-backed securities not of high credit quality, the effective yield is adjusted prospectively for any changes in estimated cash flows.

We expect that interest income on our mortgage loans and AAA rated mortgage loans will be accrued based on the actual coupon rate and the outstanding principal balance of such assets. Premiums and discounts will be amortized or accreted into interest income over the lives of the assets using the effective yield method, as adjusted for actual prepayments in accordance with FASB ASC Subtopic 310-20, Nonrefundable Fees and Other Costs. We will place mortgage loans on nonaccrual status when any portion of principal or interest is more than 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a mortgage loan is placed on nonaccrual status, we will reverse the accrual for unpaid interest and will not recognize interest income until the cash is received or the mortgage loan returns to accrual status. Generally, a mortgage loan may be returned to accrual status when all delinquent principal and interest are brought current in accordance with the terms of the loan agreement and certain performance criteria have been met by the borrower.

For whole loans purchased at a discount, we will apply the provisions of FASB ASC Subtopic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, or FASB ASC 310-30, which addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. FASB ASC 310-30 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. FASB ASC 310-30 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally will be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected will be recognized as impairment.

Hedging Instruments and Hedging Activities

We will apply the provisions of FASB ASC Topic 815, Disclosures about Derivative Instruments and Hedging, or FASB ASC 815. FASB ASC 815 requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if we elect to apply hedge accounting for the instrument.

In the normal course of our business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our borrowings. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the effective hedge criteria is marked-to-market with the changes in value included in net income.

We will determine their fair value in accordance with FASB ASC 820 and we will obtain quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Securitizations

We may periodically enter into transactions in which we sell financial assets, such as RMBS, CMBS, residential and commercial mortgage loans and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in FASB ASC 860, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale—legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with FASB ASC 860 and will be accounted for as either a sale and the loans will be removed from our balance sheet or as a financing and will be classified as securitized loans on our balance sheet, depending upon the structure of the securitization transaction. FASB ASC 860 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a sale or a financing.

Repurchase Agreements

We may finance the acquisition of securities for our portfolio through repurchase transactions under master repurchase agreements. Repurchase transactions not involving parties who originally sold us the securities, will generally be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective transactions. Although the economic terms of our borrowings under these master repurchase agreements will not be determined until we engage in a repurchase transaction under such agreements, we expect the terms of our repurchase agreements will generally conform to the terms in the standard master repurchase agreement as published by Securities Industry and Financial Markets Association, or SIFMA as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. We will not engage in any repurchase transactions until after the completion of this offering and the concurrent private placement.

Securities sold under the repurchase agreements will be treated as collateralized financing transactions, unless they meet sales treatment. Collateralized financing transactions generally represent a forward contract and are recorded at fair value. Securities financed through a repurchase agreement will remain on our consolidated balance sheet as an asset and cash received from the purchaser will be recorded on our consolidated balance sheet as a liability. Interest paid in accordance with repurchase agreements will be recorded in interest expense.

Linked Transactions

We may finance Non-Agency RMBS acquisitions with the same counterparty we purchased them from, and will therefore be considered linked for financial statements reporting purposes and would be reported at fair value on a combined basis. Such transactions are referred to as “Linked Transactions.” The Non-Agency RMBS underlying our Linked Transactions will be valued using similar techniques to those used for our other Non-Agency RMBS. The value of the underlying RMBS will then be netted against the carrying amount of the repurchase agreement borrowing, at the valuation date. The fair value of Linked Transactions will also include accrued interest receivable on the RMBS and accrued interest payable on the underlying repurchase agreement borrowings. Our Linked Transactions will be classified as Level II in the fair value hierarchy.

Manager Compensation

The management agreement provides for the payment of base management fees and incentive fee to our Manager. The base management fee is accrued and expensed during the period for which it is calculated and earned. Our Manager may be entitled to an incentive fee with respect to each calendar quarter (or portion thereof) that the management agreement is in effect based on our Core Earnings. The incentive fee will be paid in cash. For a more detailed discussion on the base management fees and incentive fee payable under the management agreement, see “Our Manager and the Management Agreement—Management Fees, Expense Reimbursements and Fee Upon Termination.” In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, PIMCO or our Manager may act as collateral manager. In any of these or other capacities, PIMCO or our Manager may receive market based fees for their roles, but only if approved by a majority of our independent directors. Our Manager, however, intends that any such fee it receives would be either credited against any base management fee or incentive fee owed to it or otherwise rebated to us.

Income Taxes

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2011. Accordingly, we will generally not be subject to corporate U.S. federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided that we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT in any taxable year could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as taxable REIT subsidiaries, or TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non real estate related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

Income generated by a TRS generally will not be included in our income, except to the extent the TRS makes a dividend distribution to us. If we receive a dividend from our TRS, such amount will be included in our income and taken into account in determining whether we have met the REIT distribution requirements. If our TRS retains its earnings, we will not be required to distribute such income to our stockholders and can increase book equity of the consolidated entity.

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay corporate U.S. federal or state income tax. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal income taxes and applicable state and local taxes.

Share-Based Compensation

We will apply the provisions of FASB ASC 718 with regard to any equity incentive plan that we might adopt. FASB ASC 718 covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based awards and stock appreciation rights that might be granted to our independent directors and our officers. FASB ASC 718 requires that compensation cost relating to stock-based payment transactions be recognized in financial statements based on the fair value of the equity or liability instruments issued. Any equity-based awards that might be granted to any personnel or officers of our Manager, and its affiliates will be accrued and recorded as liabilities.

Recent Accounting Pronouncements

In January 2010, FASB issued Accounting Standards Update, No. 2010-06, Improving Disclosures About Fair Value Measurements. The ASU requires enhanced disclosures about purchases, sales, issuances, and settlements on a gross basis relating to Level III measurements. The disclosure will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact that adoption of this ASU will have on our financial statement disclosures.

On July 21, 2010, FASB issued an update to FASB ASC 310, Receivables, by requiring more robust and disaggregated disclosures about the credit quality of the company’s loans held for investment and if applicable, its allowance for credit losses. The objective of enhancing these disclosures is to improve financial statement users’ understanding of (1) the nature of a company’s credit risk associated with its financing receivables and (2) the company’s assessment of that risk in estimating its allowance for credit losses as well as changes in the allowance and the reasons for those changes. The requirements for this update are effective for interim and annual periods ending after December 15, 2010 and will only relate to balance sheet disclosures. Disclosures regarding activity during the period (e.g. allowance activity, purchases and sales, etc.) will not be effective for public companies until interim and annual periods beginning after December 15, 2010. We are currently evaluating the impact that the adoption of this update will have on our financial statement disclosures.

Results of Operations

As of the date of this prospectus, we have not commenced operations other than the organization of our company. We will not commence the acquisition of any of our Target Assets until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic and political conditions affecting mortgage loans, MBS and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our Target Assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results and borrowings.

While we generally intend to hold our Target Assets as long-term investments, certain of our investments may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of our investments, if any, cannot be predicted with any certainty.

To the extent that we enter into repurchase agreements, we will be required to pledge additional assets as collateral to our repurchase agreement counterparties (i.e., lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Margin calls result from a decline in the value of our assets collateralizing the repurchase agreements, generally following the monthly principal reduction of such investments due to scheduled amortization and prepayments on the loans or underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, we may pledge additional investments or cash. At maturity, any cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our assets suddenly decrease, significant margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.

Leverage Policies

We expect to use leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we intend to use borrowings secured by our assets and other forms of leverage. Though we are not subject to a leverage restriction, we currently expect that direct borrowings (which does not include leverage inherent in any derivative positions, equity or junior tranche investments) would not exceed, on a debt-to equity basis, a     -to-1 ratio for Agency MBS, a     -to-1 ratio for Non-Agency RMBS, a     -to-1 ratio for CMBS, a     -to-1 ratio on commercial real estate loans, a     -to-1 ratio on residential real estate loans and a     -to-1 ratio on all other investments. We do not expect to use leverage to acquire our Initial Portfolio. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager’s assessment of a variety of factors, including, among others, the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the availability of credit at favorable prices or at all, the credit quality of our assets and our outlook for borrowing costs relative to the interest income earned on our assets. Our decision to use leverage in the future to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Our charter and bylaws do not limit the amount of indebtedness we can incur, and our Manager has discretion to exceed the leverage limits described above at any time. There can be no assurance that debt financing will be available to us on attractive terms. In the future, we may also seek to raise further equity capital or issue debt securities in order to fund our future investments.

Contractual Obligations and Commitments

We had no contractual obligations as of April 1, 2011. Prior to the completion of this offering and the concurrent private placement, we will enter into a management agreement with our Manager that will be effective upon closing of this offering and the concurrent private placement. Upon completion of this offering and the concurrent private placement, we will acquire a portfolio of Agency MBS from                      pursuant to a forward purchase contract in exchange for $             million in cash. Pursuant to the management agreement, our Manager will be entitled to receive a base management fee, an incentive fee, the reimbursement of certain expenses and, in certain circumstances, a fee upon termination. See “Our Manager and the Management Agreement—Management Fees, Expense Reimbursements and Fee Upon Termination.” The base management fee will be an amount equal to 1.5% per annum of our stockholders’ equity, calculated and payable quarterly in arrears. The incentive fee for each calendar quarter (or portion thereof) will be equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) Core Earnings on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (A) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans, if any) in the previous 12-month period such quarter and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarters; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the closing date of this offering, whichever is less. The incentive fee will be paid in cash. See “Our Manager and the Management Agreement—Management Fees, Expense Reimbursement and Fee Upon Termination—Base Management Fee.” We will also be required to pay a fee upon termination of the management agreement equal to three times the sum of (i) the average annual base management fee earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter, and (ii) the average annual incentive fee earned by our Manager during the prior 24-month period prior to such termination. This fee will be payable upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement. See “Our Manager and the Management Agreement—Management Fees, Expense Reimbursement and Fee Upon Termination—Fee Upon Termination.

Our Manager may use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us. We will also reimburse expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel.

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income

(including capital gains). We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock dividend or a distribution of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our assets, we may fund our quarterly distributions out of such net proceeds.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. See “—Factors Impacting Our Operating Results—Changes in Market Interest Rates.” Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our taxable income (excluding capital gains) on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices, real estate values and other market-based risks. The primary market risks that we will be exposed to are real estate risk, interest rate risk, interest rate cap risk, market value risk, prepayment risk, credit risk and counterparty risk.

Real Estate Risk

Commercial and residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations.

Our operating results will depend, in part, on differences between the income from our investments and our financing costs. Our debt financing may be based on a floating rate of interest calculated on a fixed spread over the relevant index, as determined by the particular financing arrangement. In this case, during a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on our leveraged adjustable-rate and hybrid mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques may be partly based on assumed levels of prepayments of our Target Assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities, are highly complex and may produce volatile returns.

Interest Rate Cap Risk

Our adjustable-rate Agency and Non-Agency residential securities will generally be subject to interest rate caps, which potentially could cause such MBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. This issue will be magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above under “—Interest Rate Risk.” Actual economic conditions or implementation of decisions by our Manager may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Market Value Risk

MBS will be reported at their fair value. The fair value of these assets fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these assets would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these assets would be expected to increase.

Prepayment Risk

The value of our assets may be affected by prepayment rates on mortgage loans. To the extent that the actual prepayment rate on our mortgage loans differs from what we projected when we purchased the loans and when we measured fair value as of the end of each reporting period, our unrealized gain or loss will be impacted. As we receive prepayments of principal on our MBS investments, any premiums paid for such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the MBS investments. Conversely, as we receive prepayments of principal on our investments, any discounts realized on the purchase of such investments will be accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the MBS investments.

Credit Risk

We will be subject to credit risk in connection with our investments. Although we do not expect to encounter credit risk in our Agency MBS, we do expect to encounter credit risk related to other Target Assets we may acquire. We anticipate that a portion of our assets will be comprised of sub-performing and non-performing residential and commercial mortgage loans that are unrated. The credit risk related to these investments pertains to the ability and willingness of the borrowers to pay, which is assessed before credit is granted or renewed and periodically reviewed throughout the loan or security term. We believe that residual loan credit quality is primarily determined by the borrowers’ credit profiles and loan characteristics.

Investment decisions will be made following a bottoms-up credit analysis and specific risk assumptions. As part of the risk management process our Manager intends to use detailed proprietary models to evaluate, depending on the asset class, house price appreciation and depreciation by region, prepayment speeds and foreclosure frequency, cost, and timing. If our Manager determines that the proposed investment can meet the appropriate risk and return criteria as well as complement our existing asset portfolio, the investment will undergo a more thorough due diligence analysis and underwriting. With respect to our residential mortgage loans, we will seek to obtain representations and warranties from each seller stating that each loan was underwritten to our requirements or, in the event underwriting exceptions were made, we are informed of the exceptions so that we may evaluate whether to accept or reject the loans. A seller who breaches these representations and warranties in making a loan that we purchase may be obligated to repurchase the loan from us. Our Manager will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage positions. Our Manager intends to use its industry leading technology platform, including proprietary software which provides real time status and loan level reporting.

Counterparty Risk

We will be subject to credit risk with respect to the counterparties to financing, derivative and other contracts and other instruments entered into directly by us. We will also be subject to the risk that a counterparty may become unwilling or unable to meet its obligations prior to settlement. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a contract due to financial difficulties, we may experience significant delays in obtaining any recovery under the contract in a bankruptcy or other reorganization proceeding. We may obtain only a limited recovery or may obtain no recovery in such circumstances.

In situations where we are required to post margin or other collateral with a counterparty, the counterparty may fail to segregate the collateral or may commingle the collateral with the counterparty’s own assets. As a result, in the event of the counterparty’s bankruptcy or insolvency, our collateral may be subject to the conflicting claims of the counterparty’s creditors and we may be exposed to the risk of a court treating it as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.

We may effect certain transactions in “over-the-counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight, as are members of “exchange based” markets. To the extent we invest in over-the-counter transactions on these markets, we may be exposed to credit risks with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions, which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. In particular, over-the-counter derivative transactions can only be closed out with the other party to the transactions, and, therefore, generally do not benefit from such exchange protections. If a counterparty defaults, we will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, we will succeed in enforcing them.

Our Manager is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with a single counterparty. The ability of our Manager to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses to us, especially during unusually adverse market conditions.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors will influence our performance more so than inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Furthermore, our financial statements will be prepared in accordance with GAAP and any distributions we may make to our stockholders will be determined by our board of trustees based primarily on our taxable income and, in each case, our activities and balance sheet will be measured with reference to historical cost and/or fair market value without considering inflation.

BUSINESS

Our Company

We are a newly organized real estate finance company that intends to acquire, manage and finance, directly or through our subsidiaries, including Agency MBS, Non-Agency RMBS, CMBS, residential and commercial real estate loans, other commercial real estate debt, residential and commercial real estate-related assets and real estate assets. We refer to all of the above assets as our Target Assets. Our Manager will be permitted to concentrate the portfolio in any one or more of and will not be required to be invested in all of the foregoing real estate-related asset types. Our Initial Portfolio will be weighted toward Agency MBS. We will be externally managed and advised by our Manager.

The other real estate-related asset classes that we may invest in include, among other things, investments in mezzanine loans or preferential equity investments in residential and commercial real estate, debt and equity tranches of CDOs, loans to or investments in real estate companies including real estate investment trusts, or REITs, and real estate operating companies, or REOCs, commercial real estate securities and commercial and residential real property. Our investments may include non-U.S. MBS, residential and commercial and real property as well.

Our objective is to seek to provide attractive risk-adjusted returns to stockholders over the long term, primarily through dividends and distributions and secondarily through capital appreciation, by principally investing (directly or indirectly) our Target Assets.

We are organized as a Maryland corporation and intend to elect and qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act.

Our Manager and PIMCO

Our Manager is a wholly-owned subsidiary of PIMCO. Funded in 1971 PIMCO manages investments for a wide variety of clients, including public and private pension and retirement plans, individuals and institutions. PIMCO has more than 1,400 dedicated professionals in 10 countries with more than $1.2 trillion in assets under management as of December 31, 2010. We believe our relationship with our Manager will provide significant advantages in sourcing, evaluating, underwriting and managing investments in our Target Assets.

As of December 31, 2010, PIMCO managed securitized holdings of over $372.1 billion, out of which $46.9 billion were in dedicated mortgage and real estate-related strategies across a variety of investment vehicles such as mutual funds, closed end funds, private equity funds and separate accounts. PIMCO’s mortgage-related assets under management consist of $268.6 billion in Agency MBS and $81.6 billion in mortgage credit holdings such as Non-Agency RMBS and CMBS. PIMCO has long-standing experience investing in mortgage-related assets across various economic and market cycles dating back to the early 1970s. PIMCO’s mortgage and real estate investment team consists of over 40 investment professionals including, portfolio managers, research and credit analysts, traders, financial engineers and product managers focused on managing multiple investment vehicles and building state of the art proprietary analytical tools.

Our business affairs will be led by our Chief Executive Officer, Jennifer Bridwell, who leads PIMCO’s mortgage-related product development efforts and has specialized in mortgage-related investments for over 23 years. Our Manager’s investment team will be led by experienced senior investment professionals, Dan Ivascyn and Scott Simon, senior portfolio managers at PIMCO, who together will serve as our Co-Chief Investment Officers and who together have over 40 years of real estate-related investment experience, including 9 and 12 years at PIMCO, respectively, and 18 and 27 years of industry experience, respectively. Messrs. Ivascyn and Simon are responsible for managing PIMCO’s residential and commercial mortgage portfolio management team. They will be supported by a team of investment professionals who have significant experience in analyzing and investing in Agency MBS, Non-Agency RMBS, CMBS and other ABS, and residential and commercial real estate loans as well as commercial real estate. Our Manager’s investment team will also benefit from PIMCO’s macroeconomic process, which produces short-term and long-term forecasts for the U.S. and global economy, as well as PIMCO’s substantial analytics and financial engineering infrastructure. We believe our relationship with PIMCO will allow us to take the same disciplined investment and risk management approach that is applied to PIMCO’s broader business, and will also provide significant advantages in sourcing, evaluating, underwriting and managing investments in our Target Assets which will accrue to the benefit of our stockholders.

Initial Portfolio Acquisition

Concurrently with the closing of this offering and the concurrent private placement, we will acquire our Initial Portfolio of Agency MBS assets from              pursuant to a forward purchase contract in exchange for $             million in cash. The loans underlying our Initial Portfolio will consist of fixed rate loans, ARMs and hybrid ARMs with a weighted average yield of     % and a weighted average price of     % of par. A more detailed description of the Initial Portfolio is set forth below:

Market Opportunities

We believe that the U.S. mortgage finance system is undergoing historic change. Significant increases in regulation and public policy are influencing which investors will have the ability hold real estate-related assets. We believe that private non-bank capital will represent an increasing share of these assets in the years to come.

Beginning in 2007, the U.S. housing crisis served as a catalyst for the deleveraging of the global financial system and the forced sale of large quantities of financial assets, especially mortgage-related assets. Many traditional mortgage investors have suffered significant losses in their real estate mortgage portfolios and a number of major market participants have failed or have been constrained by write-downs and losses on real estate-related assets. The result has been a dramatic reduction in available capital for a wide variety of commercial and residential mortgage-related assets. In addition, many of the surviving managers are focused on legacy portfolios of distressed real estate-related assets that have been subject to write-downs and losses on these assets. In commercial real estate, we believe the reduced capital and securitized lending capacity for commercial real estate assets will be insufficient to meet the refinancing demand created by over $2.0 trillion in commercial real estate loan maturities anticipated over the next five years. Additionally, we believe the current level of government involvement in the U.S. residential mortgage market is not sustainable and that, over time, Agency support may be significantly reduced and replaced by private capital. We believe this anticipated reduction of government involvement, combined with the current market disruptions in the U.S. housing market and the broader credit markets, presents an attractive opportunity for us to implement our business objectives. Despite the losses and challenges described above, we estimate that the U.S. residential and commercial credit markets still exceed $12.0 trillion at December 31, 2010.

Agency MBS and Related Mortgage Loans

In the aftermath of the global financial crisis, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate to a current range of 0% to 0.25%, which has maintained financing for Agency MBS at historically low levels. At the same time, according to a HUD report entitled, Reforming America’s Housing Finance Market, an estimated 90% of new mortgages originated in the United States are currently being funded through Agency financings, which is creating ample supply of new Agency MBS securitizations. The widening of the spread between the cost of funding and the yield on Agency MBS assets has created an attractive investment opportunity in this asset class. We expect Agency MBS’s economic return dynamics to continue in the foreseeable future as mortgage finance reform aimed at reducing the dominant presence of the GSEs will limit new issue supply and reduce GSE portfolio demand resulting in improved carry from the sector. In addition, stringent lending standards have reduced the refinanceability of a significant portion of the mortgage loans underlying outstanding Agency MBS. Increasingly stringent lending standards, along with the imminent risk retention associated with the Dodd-Frank Act’s QRM, introduce correspondingly attractive opportunities for new originations to underserved but otherwise creditworthy borrowers.

According to publicly available information published by Corelogic, as of December 31, 2010, nearly one out of every four residential mortgages exceeded the value of the underlying home. We believe housing prices remain vulnerable to further declines, which we believe will alter the historical relationship between interest rates and borrower refinancing behavior. Thus despite the low interest rate environment, many borrowers who would otherwise refinance their existing mortgage are not able to do so. We see this as a systematic mitigant to prepayment risks inherent in Agency MBS investments.

The anticipated reduction in borrower voluntary prepayment propensity enhances the value derived from Agency MBS assets, particularly those acquired with lower cost financing. We believe involuntary prepayments, also known as borrower defaults, have taken a more significant role in Agency MBS performance along with government modification initiatives. We expect PIMCO’s granular credit-centric approach and deep understanding of government public policy initiatives provides our Manager strong insight into Agency MBS performance drivers.

Non-Agency RMBS and Related Residential Real Estate Loans

According to the Federal Reserve Flow of Funds Accounts of the United States published by the U.S. Federal Reserve, financial institutions held an estimated $4.8 trillion in non-conforming residential mortgage loans on their balance sheets as of December 31, 2010. These loans, many of which we believe were originated with the intention of being sold or financed through the private Non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. We anticipate that the eventual return of this market should create additional supply of Non-Agency RMBS.

Beginning with the onset of the credit crisis in 2007, there has been significant volatility in Non-Agency RMBS as a result of market fundamentals and forced selling by hedge funds and other institutions. Although these assets have recovered some value from the lows experienced in 2008 and 2009, we believe that opportunities should exist for us to make strategic purchases of legacy Non-Agency RMBS at significant discounts to their intrinsic value.

While we anticipate mortgage loan delinquencies and credit losses may continue to rise and housing conditions may continue to deteriorate, we believe that current prices for certain Non-Agency RMBS offer attractive risk-adjusted returns due in large part to the general lack of liquidity from traditional mortgage investors. The largest banks, meanwhile, are increasing the frequency and volume of sub-performing sales at deep discounts to intrinsic value, as delinquencies and servicing costs continue to mount and house prices continue to fall. If the U.S. economy continues to heal and consumers continue to de-lever their household balance sheets, we expect credit defaults to decrease, which should increase the value of the Non-Agency RMBS that we acquire at discounts to intrinsic value.

CMBS and Commercial Real Estate Loans

Historically, commercial real estate loans have been funded by a large number of investors, including commercial banks, insurance companies and other institutional investors, as well as the GSEs and HUD. Since reaching their highs in 2007, commercial real estate values have declined substantially as a result of the global financial crisis and economic recession and the related significant contraction in capital available to the commercial real estate market. This contraction in capital has been exacerbated by financial institutions significantly reducing their commercial real estate lending activity in an effort to retain capital, reduce leverage, mitigate risk and meet regulatory capital requirements. We believe that this deleveraging process in commercial real estate provides an attractive opportunity to acquire and originate debt collateralized by quality commercial real estate assets.

A substantial amount of commercial real estate loans are scheduled to mature in the coming years. According to the Federal Reserve Flow of Funds Accounts of the United States, over $2.2 trillion of commercial real estate loans were outstanding as of December 31, 2010. As this debt matures, real estate owners will be required to repay or restructure their loans. In these scenarios, new debt will almost always be required, which we believe will provide significant opportunities for us. We further believe that demand for commercial real estate loans will increase as the overall economy improves, which should have a positive impact on the underlying value of CMBS and commercial real estate loans.

Our Business Strengths and Competitive Advantages

We believe that a flexible and relative value focused investment strategy, coupled with a team of PIMCO investment professionals who have significant experience in investing in a wide spectrum of real estate-related assets is better positioned to produce attractive long-term returns as compared to traditional narrowly-focused real estate strategies. We believe we distinguish ourselves from our competitors as follows:

Disciplined Investment and Risk Management Approach

PIMCO’s investment philosophy is anchored by value discipline which demands compensation for risk, a rigorous focus on risk management, and an informed long-term macroeconomic view.

Our Manager’s mortgage-specific investing is based on a deep understanding of the collateral underlying real estate-related assets. Over the last several years, PIMCO has expended significant time and resources to enhance its already deep mortgage credit capabilities to meet the demands of a rapidly changing financial landscape. PIMCO has a dedicated team focused on the operational risks of loan origination and servicing practices, as well as continuing pre- and post-purchase servicer surveillance. PIMCO employs specialists in the areas of public housing policy, loan modification programs, and GSE credit practices. PIMCO carefully reviews securitization documents to understand detailed structuring and legal risks that may be overlooked by the market. These insights have been incorporated into the design of state-of-the-art analytical models and risk management processes. It employs mortgage quantitative risk management by rigorously modeling known risk parameters, while maintaining the flexibility to dynamically accommodate changes in economic and policy conditions. As market environments evolve, PIMCO continuously questions its models and asks whether the assumptions that underlie them are relevant for the world that it sees ahead. We believe that this combination of quantitative rigor and the experienced judgment of the portfolio management team produces superior risk-adjusted investment decisions.

Experienced and Cohesive Management Team

We expect that the experience of PIMCO and our Manager’s investment team will be a significant advantage. PIMCO has approximately 40 years of asset management experience and currently manages over $1.2 trillion in assets, including approximately $269.0 billion of Agency MBS, $49.0 billion of Non-Agency RMBS and $32.0 billion of CMBS, as well as $19.0 billion in consumer ABS. Real estate-related assets, including those included in our Target Assets, have been a significant component of PIMCO’s investment strategy since its inception in 1971. We expect to benefit significantly from the longstanding culture of investment excellence at PIMCO, including valuable insights from its Investment Committee headed by Bill Gross and Mohamed El-Erian.

Our business affairs will be led by our Chief Executive Officer, Jennifer Bridwell, who leads PIMCO’s mortgage-related product development efforts and has specialized in mortgage-related investments for over 23 years. In addition, our Manager’s investment team will be led by experienced team of senior investment professionals, Dan Ivascyn and Scott Simon, both senior portfolio managers at PIMCO, who together will serve as our Co-Chief Investment Officers, and who together have over 40 years of real estate-related investment experience and share responsibility for managing PIMCO’s mortgage portfolio management team. Our Manager will be comprised of an experienced team of 45 residential and commercial mortgage investment professionals with extensive experience analyzing and managing credit, interest rate, maturity, prepayment and liquidity risks associated with owning a leveraged portfolio of mortgage assets. This experience demonstrates our Manager’s investment teams’ ability to invest in our Target Assets across all economic cycles.

Flexible and Relative Value Focused Investment Strategy

We will seek to employ a flexible and relative value focused investment strategy and expect to reallocate capital from time to time among our Target Assets. We believe this flexibility will enable us to more efficiently manage risk and deliver attractive risk-adjusted returns under a variety of market conditions and economic cycles. Our

Manager’s investment team has depth and experience across a wide spectrum of mortgage assets, including Agency MBS, Non-Agency RMBS, CMBS and both residential and commercial real estate mortgages. Our Manager’s investment team’s experience in these asset classes spans numerous economic cycles, and goes beyond asset selection and includes origination and underwriting as well as servicing control, structuring and securitization. This breadth of experience should allow us to invest opportunistically and with a high degree of flexibility through various economic, real estate and capital market conditions to exploit opportunities in the market as they arise.

Access to Extensive Sourcing and Financing Relationships

PIMCO is one of the largest fixed-income asset managers in the world. Through our Manager, we have access to PIMCO’s extensive and longstanding relationships with major issuers of residential and commercial debt securities and loans and the broker-dealers that trade these securities and loans, augmented by ongoing dialog with a substantial number of smaller, regional institutions that focus on investment opportunities that are often sold on an off-market basis. We believe these relationships, together with PIMCO’s global infrastructure, will provide us access to an ongoing pipeline of attractive investment opportunities, both domestic and international, many of which may not be available to our competitors. We believe that access to PIMCO’s extensive sourcing capabilities will help us execute on our broad, flexible and relative value oriented investment strategy. In addition, through our Manager, PIMCO and their affiliates, we have significant relationships with leading financing and derivative counterparties. We believe these relationships will facilitate broad access to attractive sources of financing and in executing effective hedging policies.

Alignment of Interests

We have structured our relationship with our Manager to closely align our interests with those of our Manager and PIMCO. In addition to the incentive fees that may be earned by our Manager, certain members of our senior management team and certain other executives of PIMCO and its affiliates have agreed to acquire not less than $10.0 million of our common stock in a concurrent private placement at a price per share equal to the initial public offering price, for an aggregate investment equal to     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters fully exercise their overallotment option to purchase             additional shares). We believe that the investment in us by members of our senior management team and certain other executives of PIMCO and its affiliates, as well as the incentive fees that may be earned by our Manager, will align our interests with those of our senior management team, our Manager and PIMCO, which will create an incentive to maximize returns for our stockholders.

Our Investment Strategy

Our business objective is to provide attractive risk-adjusted returns to our investors over the long term, primarily through dividends and distributions and secondarily through capital appreciation, by investing, directly or indirectly principally in our Target Assets. Our Manager will assess the relative value of available opportunities among our Target Asset classes in making its investment decisions. Our Manager’s investment decisions will depend on prevailing market conditions and will change over time. As a result, we cannot predict how much of our assets will be invested in any particular asset class within our Target Assets or whether we will be invested across the broad spectrum of real estate-related asset classes. Our Manager will not be subject to any limits or proportions with respect to the mix of assets that we will acquire other than as required to maintain our qualification as a REIT and our exemption from registration under the 1940 Act.

Our initial portfolio will consist primarily of Agency MBS, though our goal is to, over time, build a portfolio of our Target Assets which may include:

Agency MBS	• Backed by fixed rate loans, ARMs and hybrid ARMs

• TBAs

• CMOs

Non-Agency RMBS	• Non-Agency RMBS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes

CMBS	• CMBS rated AAA through BBB (or the equivalent PIMCO rating)

• CMBS that are rated below investment grade or are non-rated

Residential Real Estate Loans	• Fixed rate loans, ARMs and hybrid ARMs that are secured by single and multifamily residential properties

• Conforming loans, Alt-A mortgage loans and Subprime mortgage loans

• New origination, performing, re-performing, sub-performing and non-performing loans, including whole loans

Commercial Real Estate Loans	• Mortgage loans that are secured by commercial real estate properties (and participations)

• Subordinated mortgage loans or B-Notes

• Mezzanine loans

• Construction or rehabilitation loans

• New origination, performing, re-performing, sub-performing and non-performing loans, including whole loans

• Bridge loans

Other Real Estate-Related Securities and Assets	• Corporate loans made, or credit facilities provided, to real estate companies including REITs and REOCs

• Commercial and residential real estate securities

• Commercial and residential real property

• Mortgage-related derivatives, including, IO strips, PO strips, credit default swaps, options, futures and derivatives on MBS

• Preferred equity

• Policies, instruments and agreements related to mortgage insurance or reinsurance risk

• Hedging instruments that include U.S. Treasury securities, options, swaps and futures

• Non-U.S. MBS

• Any tranche of CDOs

• MSRs

The foregoing list of potential Target Assets is not intended to be exhaustive. Our Manager may also invest in real estate-related assets not identified above. Over time, we anticipate that we may originate as well as acquire some of our real estate-related assets. In addition, our Manager may, in its sole discretion, invest to a lesser extent in non-real estate-related assets, including other ABS, corporate loans and unsecured debt of any issuer (whether U.S. or non-U.S.). Our Manager also may engage in investment, hedging or financing techniques other than those described above and below. The additional real estate-related and non-real estate-related instruments and investment, hedging or financing techniques may include those that are not in existence as of the date of this prospectus and may be hereafter created. In addition, we may make such investments either directly or indirectly (through derivatives REMICs or other securitization vehicles, grantor trusts or other investment trusts or otherwise). All of the foregoing are subject to our maintaining our qualification as a REIT and our exemption from registration under the 1940 Act.

We may make the investments described above through any existing or future program with any U.S. or non-U.S. government agency or through private sector transactions.

Our Target Assets

Agency Mortgage-Backed Securities

We plan to initially focus our strategy on acquiring and managing a portfolio of Agency MBS, which include residential and commercial mortgage pass-through securities and CLOs that a government sponsored enterprise such as Ginnie Mae, Fannie Mae or Freddie Mac guarantees payments of principal and interest on the securities. Agency MBS are collateralized by either fixed rate loans, ARMs or hybrid ARMs. Our allocation of our Agency MBS collateralized by fixed rated loans, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We may, in the future, utilize TBAs in order to invest in agency securities. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency MBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency MBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase agency securities through TBAs may be limited by the 75% asset test applicable to REITs.

Residential Mortgage-Backed Securities

RMBS – These are securities backed by a pool of mortgage loans that are collateralized by residential real estate properties. The mortgage loans collateralizing RMBS we may acquire may include loans issued to borrowers of any credit quality (e.g., prime, Alt-A or sub-prime), loans with any combination of principal and interest payment structures of any term (e.g., fixed- and floating-rate ARMs, hybrid ARMs, balloons, negative amortization loans, interest only loans), loans underwritten pursuant to any or no underwriting standards (e.g., within or not within Agency guidelines), loans of any size (e.g., conforming and nonconforming loans), loans that are performing or not performing or re-performing and loans of any lien position (e.g., first and second lien loans). We may invest in RMBS that are in the form of an Agency MBS as well as Non-Agency RMBS:

Non-Agency RMBS – We will invest in RMBS that are not guaranteed by any U.S. government agency or federally chartered corporation, or Non-Agency RMBS. The mortgage loan collateral for residential Non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by U.S. government agencies or U.S. government sponsored entities.

Commercial Mortgage-Backed Securities

We may invest in bonds that evidence interests in, or are secured by commercial real estate properties, including but not limited to, apartment buildings, shopping centers, mixed-use, office, retail, hotels, industrial properties. CMBS are typically issued in multiple tranches or split into different levels of risk thereby allowing an investor to select a credit level that suits its risk profile. Principal payments are applied sequentially to the most senior tranche of the structure until the most senior class has been repaid. Losses and other shortfalls are borne by the most subordinate class which receives principal payments only after the more senior classes are repaid. We intend to invest in fixed- and floating-rate CMBS, including investment grade (AAA through BBB, or the equivalent PIMCO rating) and non investment grade classes (BB and below). We may acquire CMBS on a primary or secondary basis from private originators and investors, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities.

Residential Real Estate Loans

We may invest in new originations, performing, re-performing, sub-performing, and non-performing residential mortgage loans, which may be of any credit quality (e.g., prime, Alt-A or Subprime loans) and which may have a combination of principal and interest payment structures (fixed-rate mortgages, ARMs, hybrid ARMs, balloon mortgages, negative amortization loans or interest-only loans), either servicing-released or servicing-retained. These loans may have been originated pursuant to any or no underwriting standards (e.g., within or not within Fannie Mae or Freddie Mac guidelines) and may be of any size and any lien position (e.g., first-lien or second-lien loans). As part of this strategy, we may provide bridge loans that provide interim or bridge financing to borrowers seeking short-term capital typically for the acquisition or recapitalization of real estate.

Commercial Real Estate Loans

Commercial Mortgage Loans – We may also invest in mortgage loans secured by first or second liens on commercial properties, including, but not limited to, office buildings, industrial or warehouse properties, hotels, retail properties, apartments and properties within other commercial real estate sectors, which may include performing, sub-performing and non-performing loans. In addition to whole ownership of mortgage loans, our investments in commercial real estate loans may include subordinated mortgage loans, mezzanine loans, or construction loans, as described below.

Subordinated Mortgage Loans or “B-Notes” – These instruments include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets. A “B” Note is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties and subordinated to an A-Note secured by the same first mortgage property or group. The subordination of a B-Note typically is evidenced by participations or intercreditor agreements with other holders of interests in the Note. B-Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-Note. We may create subordinated mortgage loans by tranching our purchased first mortgage loans through syndication of our senior first mortgages, or buy such assets directly from third party originators.

Purchasers of subordinated mortgage loans and B-Notes are compensated for the increased risk of such assets but still benefit from a lien on the related property. Investors’ rights are generally governed through participations and other agreements that, subject to certain limitations, provide the holders of subordinated positions of the mortgage loan with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same property or properties.

Mezzanine Loans – These loans are usually secured by a pledge of the borrower’s equity ownership in the entity that owns the property. Unlike a mortgage, a mezzanine loan often does not represent a lien on the property. In a liquidation, these loans are generally junior to any mortgage liens on the underlying property; but senior to any preferred equity or common equity interests in the entity that owns the property. Purchasers of mezzanine loans benefit from a right to foreclose on the ownership equity in a more efficient means than senior mortgage debt. Also, investor rights are usually governed by intercreditor agreements that provide holders with the rights to cure defaults and exercise control on certain decisions of any senior debt secured by the same property. Origination of mezzanine loans will generally allow us to earn origination fees and may also entitle us to a percentage of the underlying property’s net cash flows (subject to limitations related to our qualification as a REIT), payable on an ongoing basis, or a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan.

Bridge Loans – We may originate or acquire a first priority mortgage lien on commercial property that provides interim or bridge financing to borrowers seeking short-term capital (with terms of generally up to three years) to be used in the acquisition, construction or redevelopment of a property or group of properties. Bridge loans contemplate a takeout with the borrower using the proceeds of a conventional mortgage loan to repay our bridge loan. This type of bridge financing enables the borrower to secure short-term financing pending the arrangement of long-term debt. As a result of the refinancing risk, bridge loans typically have a higher interest rate, fees and other costs than long-term financing arrangements. We also may receive origination, extension, modification or similar fees or equity participation options (subject to maintaining our qualification as a REIT) in connection with any bridge loans.

Construction and Rehabilitation Loans – We may acquire participations in construction or rehabilitation loans on commercial properties. These loans will generally provide 40% to 80% of financing on the total cost of the construction or rehabilitation project and will be secured by first mortgage liens on the property under construction or rehabilitation.

Other Real Estate-Related Securities and Assets

Commercial Real Estate CDOs – CDOs are multiple class securities, or bonds, secured by pools of assets such as CMBS, B-Notes, mezzanine loans and REIT debt. In a CDO, the assets are pledged to a trustee for the benefit of the bond certificate holders. Generally, principal payments are applied sequentially to the most senior tranche of the structure until the most senior class has been repaid. Losses and other shortfalls are borne by the most subordinate class which receives principal payments only after the more senior classes are repaid. However, these structures are also subject to further compliance tests pursuant to their respective indentures, the failure of which can also result in the redirection of cash flow to the most senior securities.

Loans to REITs and REOCs – These assets include private or publicly registered loans or credit facilities made to companies whose primary business is the ownership and operation of commercial real estate properties. These loans or facilities may be in the form of either unsecured corporate loans or loans that are secured or guaranteed by a pool of collateral. These investments generally pay semi-annually versus monthly for mortgage instruments. Credit protections include both operating and maintenance covenants.

Commercial and Residential Real Property – We may make acquisitions in residential and commercial real property to take advantage of attractive opportunities. In certain circumstances, we may acquire properties or portfolios where we believe better management, focused leasing efforts and/or capital improvements would improve the property’s operating performance and value.

Preferred Equity – We may acquire or invest in preferred equity in entities that directly or indirectly own residential or commercial real estate. Although preferred equity is typically not secured by the real estate held by the issuer of the preferred equity and is subordinate to the debt of the issuer, it does occupy a senior position in the issuer’s capital structure, relative to common equity holders on cash flow distributions and proceeds of capital events. In addition, preferred holders can often enhance their position and protect their equity position with covenants that limit the entity’s activities and grant the holders the right to control the property after default. Occasionally, the first mortgage on a property prohibits additional liens and a preferred equity structure provides an attractive financing alternative. When we acquire preferred equity, we may become a special limited partner or member in the ownership entity and may be entitled to take certain actions, or cause a liquidation upon a default. Preferred Equity investments may also include a percentage interest in the underlying property’s net cash flows (subject to limitations related to our qualification as a REIT), payable on an ongoing basis, or a percentage of any increase in value of the property, payable upon maturity or refinancing of the senior loans and preferred return.

Interest-Only and Principal-Only MBS – Stripped securities are MBS structured with two or more classes that receive different distributions of principal or interest on a pool of Agency MBS or Non-Agency RMBS or whole loans. IO strips receive only interest while PO strips receive only principal. The yield to maturity on IO strips is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets. The yield to maturity on the PO strips may be extremely sensitive to the rate of principal payments, (including prepayments), on the related underlying assets. If we decide to invest in stripped securities, we anticipate doing so primarily to take advantage of particularly attractive prepayment-related or structural opportunities in the Agency MBS markets.

Inverse Floating Rate and Floating Rate Securities – A fixed-rate bond can be split into a pair of simultaneously floating rate bonds known as “floaters” and “inverse floaters.” A floater is a CLO bond whose coupon resets periodically at a specified spread over a specified index (typically one-month LIBOR) subject to a certain cap and floor. In contrast, an inverse floater has a coupon that has an inverse relationship to its index, and is also subject to caps and floors. The structuring parameters (that is, the face amounts, coupons and caps and floors) of the floater and inverse floater are jointly determined such that the weighted average coupon of the pair matches the coupon on the underlying bond for all values of the index.

Inverse Interest-Only MBS – Inverse interest-only MBS, similar to an inverse floater, have a coupon that has an inverse relationship to its index and is subject to caps and floors. The main difference between an inverse floater and an inverse interest only is that the inverse floater will receive principal payments while an inverse interest only will receive interest only payments based on a notional principal balance. An inverse interest – only bond can be created either directly from a fixed-rate bond or from an inverse floater in a number of ways.

MSRs – MSRs are interests in revenues associated with servicing third-party mortgage loans. The primary source of MSRs revenue is the minimum mortgage servicing fee. The mortgage servicing fee is paid in the form of a IO strip from the borrower’s note rate. Secondary sources of MSRs revenue include late fees, float earned on escrow payments, and other ancillary fees. As MSRs is a combination of rate-sensitive, rate insensitive and intangible assets, they are difficult to hedge and introduce substantial amounts of volatility to financial reporting. GSE reform, the Dodd-Frank Act, and most importantly, Basel III, developed by the Basel Committee on Banking Regulations and Supervisory Practices, are expected to increase the costs for banks to hold MSRs. Moreover, we expect that Basel III, in particular, will likely impact the largest bank servicers, as they have the largest MSRs as a percentage of Tier 1 Capital (as defined in Basel III). Basel III will requires banks to hold 100% capital against MSRs in excess of 10% of Tier 1 Capital. The banking regulators have not yet adopted Basel III or issued the new capital rules required by the Dodd-Frank Act, and as such it is not possible to predict the extent to which it will be more costly for banks to hold MSRs.

To the extent we begin to originate any of these products in the future, we may collect an origination fee, which we expect will be paid to a TRS that we own. In addition, we will take an opportunistic approach to our investments and, accordingly, in the future we may invest in assets other than the assets described herein, in each case subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

Hedging

Subject to maintaining our qualification as a REIT, our Manager may, cause us to hedge (and if so, will have broad flexibility in determining the manner of hedging) any one or more of the risks inherent in the portfolio such as interest rate risk, market value risk, prepayment risk and credit risk (whether directly or through its subsidiaries). Similarly, our Manager has sole discretion, from time to time, to utilize derivative financial instruments (including swaps) to hedge the interest rate risk associated with our borrowings. Our Manager also has sole discretion to have us engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a TRS that is subject to U.S. federal corporate income taxation.

Investment Sourcing

We expect our Manager to take advantage of the extensive network of relationships that PIMCO and its affiliates have established over the past 40 years to identify investment opportunities. Through our Manager, we have access to PIMCO’s extensive and longstanding relationships with financial intermediaries, including primary dealers, leading investment and commercial banks, brokerage firms, money-center banks, servicers, broker-dealers, public and private real estate investment companies, mortgage lenders and many strategic partners. We believe these relationships will provide us access to an ongoing pipeline of attractive investment opportunities, many of which may not be available to our competitors. We expect to acquire mortgages from relationships with commercial and residential mortgage brokers and originating lenders. Over time, we may, in our sole discretion, develop our own origination platform and originate mortgages directly.

Investing in, and sourcing financing for, our target asset class is highly competitive. Although our Manager will compete with many other investment managers for attractive investment opportunities in targeted asset classes, we believe that our management team’s experience, together with PIMCO’s extensive resources and relationships, will enable us to source transactions on a proprietary basis, providing us with a significant advantage in identifying and capitalizing on attractive opportunities.

Investment Guidelines

Our board of directors has adopted the following general investment guidelines:

•	no investment(s) shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment(s) shall be made that would cause us to be regulated as an investment company under the 1940 Act; and

•

until appropriate investments can be identified beyond our Initial Portfolio, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and our compliance with our investment guidelines.

Investment Process

Our Manager will implement a consistent, disciplined investment selection process centered on the credit-intensive analysis of the intrinsic value of investment opportunities. This credit analysis is expected to allow our Manager to better understand the dynamics of a particular investment opportunity. Our Manager’s residential and commercial credit investment process is expected to focus on detailed analysis at the loan level.

Our Manager will generally evaluate investment opportunities through a detailed analysis of, among other things (to the extent relevant to a prospective investment), the value of prospective investments and any underlying collateral through the use of proprietary models, site visits, automated valuation model analyses, broker opinions or otherwise; collateral quality; loss severities, loss timing, recoveries, cure rates, prepayment risk and other relevant factors; historical performance analysis (including trend analysis on statistics such as delinquencies and losses); structural risks; servicing risks; loan servicing records; loan-level cash flow models to determine, among other things, the timing and the manner of loss distribution under different scenarios utilizing proprietary delinquency, default and loss curves based on historical patterns; state-specific liquidation timelines; review of local market rental and sales comparables; environmental, zoning and physical property condition reports and any qualitative factors that may alter loss expectations and cash flow timing with respect to potential investments, such as the regulatory and legislative environment and servicer practices. This process may also include the review and assimilation of information from a variety of third-party sources.

To the extent that we invest in securitized assets, our Manager will perform additional analysis on the structure of, and any embedded options in, the securitization. This process entails a focus on credit-intensive security selection in the mortgage credit markets and other loan markets, including due diligence of collateral quality, structure risks, interest rate risks, regional housing economics and evaluation of origination and servicing risks. This process will also be driven by analysis of potential Target Assets classes with a special focus on loss expectation and loss timing. Our Manager expects to employ a multi-disciplinary approach that combines quantitative models with a subjective approach. Research and relative-value analysis will typically be generated using its expertise. Loss expectations will usually be determined by employing proprietary loan-level quantitative models, although model projections may also be adjusted based on analysis of qualitative factors, such as servicer practice or relevant regulatory or policy changes.

While our Manager expects to follow the analytical methodologies and investment strategies discussed above, methodologies and strategies are not intended to represent an exclusive list but instead to provide examples. Not all of the foregoing methodologies or strategies may be utilized at the same time or in the same proportions, and our Manager may modify and/or implement additional strategies as appropriate for different Target Asset classes or in response to changing market conditions.

Our Financing Strategy

We expect to use leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we intend to use borrowings secured by our assets and other forms of leverage. Though we are not subject to a leverage restriction, we currently expect that direct borrowings (which does not include leverage inherent in any derivative positions, equity or junior tranche investments) would not exceed, on a debt-to-equity basis, a    -to-1 ratio for Agency MBS, a    -to-1 ratio for Non-Agency RMBS, a    -to-1 ratio for CMBS, a    -to-1 ratio on residential real estate loans, a    -to-1 ratio on commercial real estate loans and a    -to-1 ratio on all other investments. We do not expect to use leverage to acquire our Initial Portfolio. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager’s assessment of a variety of factors, including, among others, the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the availability of credit at favorable prices or at all, the credit quality of our assets and our outlook for borrowing costs relative to the interest income earned on our assets. Our decision to use leverage in the future to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Conflicts of Interest and Related Party Transaction Policies

We are externally advised by our Manager, which is a wholly-owned subsidiary of PIMCO, and all of our officers are employees of our Manager or its affiliates. Pursuant to our management agreement, our Manager will be obligated to supply us with substantially all of our senior management team. Subject to investment and other guidelines or policies adopted by our board of directors, our Manager has significant discretion regarding the implementation of our investment and operating policies and strategies. Neither our Manager nor PIMCO is obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and has significant responsibilities for other investment vehicles and separate accounts currently managed by PIMCO and its affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. As a result of these relationships, these persons have a conflict of interest with respect to our agreements and arrangements with our Manager and PIMCO and other affiliates of PIMCO, which agreements and arrangements were not negotiated at arm’s length, and the terms of such agreements and arrangements may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party.

Various potential and actual conflicts of interest may arise from the overall investment activities of our Manager, PIMCO and their affiliates for their own accounts and the accounts of others, some of which are noted below. Furthermore, PIMCO and its affiliates serve as an investment adviser to various funds and may make investment decisions for their own accounts and for the accounts of others, including other entities advised by PIMCO, that may be different from those that will be made by PIMCO on our behalf. Such conflicts may arise, for example, when clients of PIMCO invest in different parts of an issuer’s capital structure, whereby one or more clients own senior debt obligations of an issuer and other clients own junior debt or equity of the same issuer, as well as circumstances in which clients invest in different tranches of the same structured financing vehicle. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, we may avoid making certain investments or taking certain actions that would potentially give rise to conflicts with other investment vehicles or accounts managed by PIMCO, which could have the effect of limiting our investment opportunities. Alternatively, we might resolve the conflict by adopting a more passive investment strategy, which could result in a different investment outcome than might arise if we had adopted an active investment strategy. All conflicts of interest will be resolved by PIMCO in its sole discretion. When making investment decisions where a conflict of interest may arise, PIMCO will endeavor to act in a fair and equitable manner as between us and other clients; however, in certain instances the resolution of the conflict may result in PIMCO acting on behalf of another client in a manner that is not in our best interests or is opposed to our interests. Subject to the foregoing and applicable law, PIMCO and its affiliates may invest for their own accounts and for the accounts of clients in various securities that are senior, pari passu or junior to, or have interests different from or adverse to, the securities that we owned. In addition, in the future we may purchase assets from or sell assets to multiple vehicles or accounts managed by PIMCO or its affiliates. Under our management agreement with our Manager, any such cross-trade would be subject to PIMCO’s cross-trade policies and procedures then in effect (and which may be amended from time to time by PIMCO in its sole discretion), which currently provide that where an asset is sold from one PIMCO managed vehicle or account to another PIMCO managed vehicle or account, such as us, such transaction must be in the best interests of both the seller and the buyer and must be effected at an independently established market price (e.g., a broker quote). To the extent our Manager is unable to comply with the then current policies and procedures with respect to a particular cross-trade involving us, such transaction will require approval by a majority of our independent directors. In addition, if we invest in, or arrange financing from or provide financing to PIMCO or its affiliates or their managed vehicles or accounts, or enter into any joint venture arrangements with PIMCO or its affiliates or their managed vehicles or accounts, any such transaction also will require approval by a majority of our independent directors. These other relationships may also result in securities laws restrictions on transactions in these instruments by us and otherwise create potential conflicts of interest for PIMCO.

PIMCO may from time to time act as investment manager or administrator in relation to, or otherwise be involved with, other companies established by parties other than us. These companies may have similar objectives to us. Should a conflict of interest arise, the PIMCO will endeavor to ensure that it is resolved fairly, to the extent it is in a position to do so.

Various potential and actual conflicts of interest may also arise in connection with the allocation of investment opportunities among us and other investment vehicles managed by PIMCO. Investment opportunities will be allocated in accordance with our Manager’s and PIMCO’s allocation policies. As one of the largest asset managers in the world, PIMCO constantly faces such conflicts and over its history it has been focused on developing allocation policies and treating its fiduciary duties with utmost importance. According to this policy, investments may be allocated by taking into account factors, including, among other considerations, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. The investment allocation policy may be amended by our Manager and PIMCO at any time without our consent. Although PIMCO intends to allocate investment opportunities in a fair and equitable manner, over time decisions as to the allocation of investment opportunities present numerous conflicts of interest, which may not be resolved in the manner that is favorable to our interests.

PIMCO may permit other investment vehicles (including other funds managed by PIMCO) and managed separate accounts to co-invest with us. In that case, allocations will be made in the sole discretion of PIMCO, subject to PIMCO’s allocation policies described above, and may result in the investments being made on different terms or in different securities. In addition, these types of co-investments may result in conflicts regarding decisions relating to that investment, including with respect to timing of disposition or strategic objectives.

Notwithstanding this investment allocation policy, it is possible that the policy will not be sufficient to prevent other investment vehicles of PIMCO and its affiliates from receiving preferential treatment, and it may not prevent PIMCO and its affiliates from directing attractive opportunities to investment vehicles other than our company.

Our Manager will receive substantial base management fees regardless of the performance of our portfolio and, as a result, our Manager might not have an adequate incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Consequently, we may be required to pay our Manager significant base management fees in a particular quarter despite experiencing a net loss or a decline in the value of our portfolio during that quarter. In addition, our Manager has the ability to earn incentive fees each quarter based on our Core Earnings, which may create an incentive for our Manager to invest in assets with higher yield potential, which may be riskier and more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive distribution to which it is entitled. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

Concurrently with the completion of this offering, certain members of our senior management team and certain other executives of PIMCO and its affiliates will acquire not less than $10.0 million of our common stock in a private placement at a price per share equal to the initial public offering price per share. Each member of our senior management team and certain other executives of PIMCO and its affiliates may sell the shares of our common stock that they purchase in the concurrent private placement at any time following the expiration of the lock-up period, which expires 365 days after the date of this prospectus. To the extent such persons sell some or all of these shares, our Manager’s interests may be less aligned with our interests.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

Policies With Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our board of directors determines to raise additional equity or debt capital, it has the authority, without stockholder approval, to issue additional common stock, preferred stock or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.

In addition, we may finance the acquisition of investments using the various sources of financing discussed above under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

We may offer equity or debt securities in exchange for property or to repurchase or otherwise reacquire shares of our common stock. Subject to the requirements for qualification as a REIT, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the 1940 Act, and we would intend to divest such securities before any such registration would be required.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes.

Generally, the day-to-day administration of loans we acquire will be handled by one or more loan servicers (depending on the composition of loans in a particular pool) selected by our Manager. It is expected that, in consultation with our Manager, such loan servicers will develop appropriate strategies to seek to obtain the highest possible value from loans we hold (e.g., short refinance, short sale, deed- in-lieu of foreclosure, performing or non-performing note sale). Although we currently expect to retain third-party servicers, we may in the future acquire a servicer and/or to employ servicers that is affiliated with us. We expect that we will retain servicers on the basis of cost plus a performance fee contingent upon the achievement of targeted financial results. We may also enter into joint ventures with servicers.

Our Manager may utilize the securitization market for financing of or liquidity for the portfolio. We may securitize packages of previously purchased mortgage loans. In these cases, we may retain (voluntarily or as may be required by law) interests in the securitization vehicle.

We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2011. In addition, we may hold certain of our assets through TRSs, which will be subject to corporate-level income tax at regular rates. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through our organization and actual operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares of stock. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

Provided we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, and the statutory relief provisions of the Internal Revenue Code do not apply, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for certain privately-offered investment vehicles set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company and conduct our businesses primarily through our subsidiaries. We intend to conduct our operations so that we comply with the 40% test. The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries.

We anticipate that one or more of our subsidiaries will qualify for an exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Section (c)(5)(C), as interpreted by the SEC, requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the 1940 Act (and no more than 20% comprised of miscellaneous assets). In satisfying the 55% requirement, we may treat MBS issued with respect to an underlying pool or mortgage loans in which we hold all of the certificates issued by the pool as qualifying real estate assets. We may also treat certain investments in the controlling classes of CMBS and Non-Agency RMBS pools as qualifying real estate assets. We may also treat whole mortgage loans that we acquire directly as qualifying real estate assets provided that 100% of the loan is secured by real estate when we acquire it and we have the unilateral right to foreclose on the mortgage. Although we intend to monitor the portfolios of our subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries we will be able to maintain this exemption. We expect that most of our other majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the 1940 Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities” for purposes of the 40% test. Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the 1940 Act. As a result, we expect to be able to conduct our operations so that we are not required to register as an investment company under the 1940 Act. It is possible that some of these subsidiaries may seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to invest in MBS. MBS are securities backed by pools of loans secured by first or, less often, junior mortgages or residential or commercial properties. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer. Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the MBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinate class of a MBS issuance is in the first loss position and is referred to as the “controlling class” because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself.

On the date of issuance, the controlling class of a MBS issuance generally is the “NR” or “not rated” class. After issuance, however, should the outstanding principal balance of the NR class erode by more than 75% of its initial face amount, the rights originally exercised by the NR class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class, and this process repeats with each class all the way up the capital structure as the value of the pool erodes. This self-executing mechanism is intended to ensure that the class of MBS that is then most “at risk” for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

In order to ensure that we will be able to exercise the rights of the controlling class, we generally acquire 100% of the NR, B and BB classes of a MBS issuance. In fact, the NR, B and BB classes often are sold as a “block transaction” because of the extensive due diligence that must be conducted in order for the purchaser of these classes of MBS to evaluate the risks and to model the profitability of an investment in such classes of MBS. We view our investment in the subordinate classes of a MBS issuance as a single real estate investment, even though for rating agency reasons, the subordinate classes of a MBS issuance may be divided into multiple classes. In addition, even though the subordinate MBS may be divided into multiple classes, all of the subordinate classes are typically paid the same coupon based on the weighted average coupon of the underlying mortgage loans. Thus, the only material difference in the non-investment grade classes is the level of subordination.

The SEC has not published guidance with respect to the treatment of MBS for purposes of the Section 3(c)(5)(C) exemption. Based solely on our analysis of published guidance with respect to other types of assets, we consider the controlling class of MBS to be a qualifying real estate asset where we acquire 100% of the controlling class of a MBS issuance, because it has the ability to cause foreclosure of the mortgages underlying the MBS issuance. In addition, when we acquire 100% of the controlling class of a MBS issuance and 100% of sequentially contiguous non-investment grade classes of the same MBS issuance, we believe we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the MBS and partially capitalized such purchase by issuing the investment grade classes of MBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset, provided that (i) we acquire 100% of such class and 100% of the respective controlling class, (ii) each such class is sequentially contiguous with the controlling class and (iii) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the NR class of a MBS issuance and 100% of the B and BB classes of the MBS issuance, we will treat each such class as a qualifying real estate asset. If we transfer part or all of any such class, we will no longer treat that class or any class senior to that class as a qualifying real estate asset.

Some MBS pools in which we invest include loans secured by mortgages with respect to which the special servicer, and consequently we, do not have the unilateral right to foreclose. We refer to these loans as “real estate-related notes.” With respect to real estate-related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate-related notes, evaluating defaulted real estate-related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the MBS pool.

The SEC’s staff has expressed no view as to whether the controlling class and sequentially contiguous classes of a MBS pool that contains some real estate-related notes are qualifying real estate assets or real estate-related assets. If we acquire the controlling class and sequentially contiguous classes of a MBS pool as described above and the MBS pool contains some real estate-related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate-related notes underlying the MBS issuance, because we believe we have the same legal and economic experience as if we had purchased the mortgages and the real estate-related notes and partially capitalized such purchase by issuing the investment grade classes of MBS.

In the absence of SEC guidance with respect to MBS pools that contain some real estate-related notes, we treat a portion of our investment in such pools as qualifying real estate assets only when the real estate-related notes comprise a de minimis portion of the entire pool. Accordingly, when we acquire the controlling class and sequentially contiguous classes of a MBS pool in which the outstanding principal balance of real estate-related notes is 15% or less of the outstanding principal balance of the entire pool, we treat the mortgages over which we have the unilateral right to foreclose in the MBS pool as qualifying real estate assets and the real estate-related notes in the pool as real estate-related assets. To reflect this treatment, we pro rate our investment in such a MBS pool and treat as a qualifying real estate asset only that portion of our investment in the MBS pool equal to the value of our investment multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgages in the MBS pool over which we have the unilateral right to foreclose and the denominator of which is the outstanding principal balance of all of the mortgages in the MBS pool, including the real estate-related notes. If we acquire the controlling class and sequentially contiguous classes of a MBS pool in which the outstanding principal balance of real estate-related notes is more than 15% of the outstanding principal balance of the entire pool, we treat our entire investment in such a pool as a real estate-related asset.

As noted, the SEC has not provided guidance with respect to MBS and may in the future take a view different than or contrary to our analysis. To the extent that the SEC staff publishes guidance with respect to MBS different than or contrary to our analysis, we may be required to adjust our strategy accordingly.

The mortgage-related investments that we acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder. We also may be required at times to adopt less efficient methods of financing certain of our mortgage-related investments and we may be precluded from acquiring certain types of mortgage-related investments. This exemption also prohibits us from issuing redeemable securities. If we fail to qualify for an exemption from registration as an investment company under the 1940 Act or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described in this prospectus.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Since we will not be subject to the 1940 Act, we will not be subject to its substantive provisions, including but not limited to, provisions requiring diversification of investments, limiting leverage and restricting investments in illiquid assets.

Competition

Our profitability depends, in large part, on our ability to acquire our Target Assets at attractive prices. We are subject to significant competition in acquiring our Target Assets. In particular, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, hedge funds, mortgage bankers, commercial finance and insurance companies, governmental bodies and other financial institutions. We may also compete with PIMCO and its affiliates for investment opportunities. See “Risk Factors—Risks Related to Our Relationship with Our Manager” There are various conflicts of interest in our relationship with PIMCO and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders. In addition, there are several REITs with similar investment objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of commercial mortgage and other real estate-related assets suitable for purchase or origination. Some of our anticipated competitors have greater financial resources, access to lower costs of capital and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. In addition, some of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. Furthermore, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, or pay higher prices, than we can. Current market conditions may attract more competitors, which may increase the competition for our Target Assets. An increase in the competition for such assets may increase the price of such assets, which may limit our ability to generate attractive risk-adjusted returns for our stockholders, thereby adversely affecting the market price of our common stock.

In the face of this competition, we expect to have access to our Manager’s and its affiliates’ professionals and their industry expertise, which we believe will provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for potential investments. We expect that these relationships will enable us to compete more efficiently and effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. Although we believe we are well positioned to compete effectively in each facet of our business, there can be no assurance that we will be able to achieve our business goals or expectations due to the extensive competition in our market sector. For additional information concerning these competitive risks, see “Risk Factors—Risks Related to Our Company.” We operate in a competitive market for investment opportunities and future competition may limit our ability to acquire desirable investments in our Target Assets and could also affect the pricing of these securities.

Employees

We will be externally managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of our Manager or its affiliates. Upon completion of this offering we will have no employees. See “Our Manager and the Management Agreement—Management Agreement.” Our Manager will have flexibility, however, to hire dedicated employees for the REIT in the future.

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager consider to be material with respect to us.

Our Manager and the Management Agreement

General

We are externally advised and managed by our Manager. All of our officers are employees of our Manager or its affiliates. The executive offices of our Manager are located at 840 Newport Center Drive, Suite 100 Newport Beach, CA 92660, and the telephone number of our Manager’s executive offices is (949) 720-6000.

Executive Officers and Key Personnel of Our Manager

The following table sets forth certain information with respect to the key executives of our Manager:

Name	Age	Position Held with PIMCO and our Manager
Jennifer Bridwell	43	Managing Director
Dan Ivascyn	41	Managing Director
Scott Simon	50	Managing Director

Biographical Information

Set forth below is biographical information for the key executives of our Manager.

Jennifer Bridwell

Ms. Bridwell is a managing director in PIMCO’s Newport Beach office and is a product manager for PIMCO’s mortgage-related and distressed asset strategies. She has served as a managing director since January 2010. Prior to becoming a managing director, Ms. Bridwell served as an executive vice president commencing in February 2008. From January 2007 to January 2008, Ms. Bridwell was a senior vice president at PIMCO. From September 2005 to December 2006, Ms. Bridwell served as a vice president at PIMCO. Prior to joining PIMCO in 2005, she was a member of the portfolio strategies group at Fannie Mae and previously worked in mortgage- and asset-backed security sales at Visible Markets and Freddie Mac. Prior to this, she was a mortgage portfolio manager at Normandy Asset Management, and an analyst at Smith Breeden Associates. She holds undergraduate degrees in economics and Russian area studies from Southern Methodist University.

Dan Ivascyn

Mr. Ivascyn is a managing director in PIMCO’s Newport Beach office. He has served in this position since 2007. Mr. Ivascyn is also a portfolio manager in PIMCO’s mortgage- and asset-backed securities group and a co-lead portfolio manager of PIMCO’s mortgage- and asset-backed opportunistic strategies. Prior to becoming a managing director, Mr. Ivascyn served as executive vice president at PIMCO. In January 2010, Mr. Ivascyn became a member of PIMCO’s executive committee. Mr. Ivascyn has also periodically served as a member of PIMCO’s investment committee and shadow investment committee. Prior to joining PIMCO in 1998, he was associated with Bear Stearns in the asset-backed securities group as well as T. Rowe Price and Fidelity Investments. He holds an MBA in analytic finance from the University of Chicago Graduate School of Business and a BA in economics from Occidental College.

Scott Simon

Mr. Simon is a managing director in PIMCO’s Newport Beach Office. He has served in this position since 2005. Mr. Simon is also a senior member of PIMCO’s portfolio management and strategy groups, a head of the mortgage- and asset-backed securities group, and a co-lead portfolio manager of PIMCO’s mortgage- and asset-backed opportunistic strategies. Mr. Simon has also periodically served as a member of PIMCO’s investment committee and shadow investment committee. Prior to joining PIMCO in 2000, Mr. Simon was a senior managing director and co-head of mortgage backed securities pass-through trading at Bear Stearns. He holds both an MS and a BS in industrial engineering from Stanford University.

Management Agreement

Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations and will provide our company with our management team and appropriate support personnel.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager will be responsible for, among other duties, (1) the selection, purchase and sale of our portfolio of assets, (2) our financing activities and (3) providing us with advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment guidelines; any modification to which will be approved by a majority of our independent directors;

(ii)	investigating, analyzing and selecting possible opportunities and acquiring, financing, retaining, selling, restructuring or disposing of assets consistent with the investment guidelines;

(iii)	with respect to prospective purchases, sales or exchanges of assets, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(iv)	advising us on, negotiating and entering into, on our behalf, credit facilities (including term loans and revolving facilities), repurchase agreements, resecuritizations, securitizations, warehouse facilities, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments, and all other agreements and engagements required for us to conduct our business;

(v)	establishing and implementing loan origination networks, conducting loan underwriting and the execution of loan transactions;

(vi)	oversight of loan portfolio servicers;

(vii)	providing us with portfolio management;

(viii)	engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services and all other services as may be required relating to our assets and our day-to-day operations;

(ix)	advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government;

(x)	coordinating and managing operations of any co-investment interests or joint venture held by us and conducting all matters with the co-investment partners or joint venture;

(xi)	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

(xii)	providing executive and administrative personnel, office space and office services required in rendering services to us;

(xiii)	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(xiv)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xv)	counseling us in connection with policy decisions to be made by our board of directors;

(xvi)	evaluating and entering into hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with the investment guidelines;

(xvii)	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xviii)	counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

(xix)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xx)	monitoring the operating performance of our assets and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xxi)	investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending the acquisition of other assets, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders) and advising us as to our capital structure and capital raising;

(xxii)	retaining qualified accountants and legal counsel, as applicable, on our behalf, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xxiii)	assisting us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxiv)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by the NYSE;

(xxv)	assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

(xxvi)	placing, or facilitating the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxvii)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on our behalf in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxviii)	using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines which may be set by the board of directors from time to time;

(xxix)	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxx)	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxxi)	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (for example, a transaction was effected in violation of our investment guidelines) or in the trade process (for example, a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (1) is not in compliance with our investment policies, (2) would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (3) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager and its officers, directors, stockholders and employees will not be liable to us or any of our directors or stockholders for acts or omissions performed in accordance with and pursuant to the management agreement, except as provided in the management agreement.

Pursuant to the terms of our management agreement, our Manager is required to provide us with our management team, including a chief executive officer along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers, employees or other personnel of our Manager will be dedicated exclusively to us.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the unanimous affirmative vote of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of (i) the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, and (ii) the average annual incentive fee earned by our Manager, in each case during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

•

our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager is convicted (including a plea of nolo contendere) of a felony; and

•	the dissolution of our Manager.

Cause does not include unsatisfactory performance, even if that performance is materially detrimental to us.

Our Manager may generally only assign the management agreement or any of its duties thereunder with the written approval of a majority of our independent directors. Our Manager, however, may assign the management agreement or any of its duties thereunder to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940. We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization that is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

Management Fees, Expense Reimbursements and Fee Upon Termination

We do not maintain an office or employ personnel. Instead, we rely on the facilities and resources of our Manager to conduct (or cause to be conducted) our day-to-day operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base Management Fee

We will pay our Manager a base management fee in an amount equal to 1.5% per annum of our stockholders’ equity, calculated and payable quarterly in arrears in cash. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed fiscal quarter (as determined in accordance with GAAP, without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that have impacted stockholders’ equity as reported in financial statements prepared under GAAP (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and in certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee is payable independent of the performance of our portfolio.

The base management fee of our Manager will be calculated within 30 days after the end of each quarter and such calculation will be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

Incentive Fee

Our Manager will be entitled to an incentive fee with respect to each calendar quarter (or part thereof) that the management agreement is in effect, payable quarterly in arrears, in an amount not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) Core Earnings (as defined below), on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (A) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding (including any restricted shares of common stock and any other shares of common stock underlying awards granted under our equity incentive plans, if any) in the previous four quarter period and (B) 8%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarter period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the closing date of this offering, whichever is less. For purposes of calculating the incentive fee prior to the completion of a four quarter period following this offering, Core Earnings will be calculated on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of our initial public offering on an annualized basis.

Core Earnings is a non-GAAP financial measure and is defined as net income (loss) as determined according to GAAP, excluding non-cash equity compensation expense, the costs incurred in connection with our formation and our initial public offering, such as the underwriting discounts and commissions, the incentive fee, real estate depreciation and amortization, acquisition expenses for real estate which have been deducted as expenses upon acquisition in the determination of GAAP net income and any unrealized gains or losses from mark-to-market valuation changes (excluding other-than-temporary impairments, as defined by GAAP) that are included in net income for the applicable period (regardless of whether such items are included in other comprehensive income or loss, or in net income or loss). In addition, realized gains and losses from the completed sales of real estate reflected in net earnings will be adjusted for amounts previously included in net income but excluded for Core Earnings as follows (a) increase any loss or reduce any gain for previous amortization/depreciation charged to net income and (b) increase any loss or reduce any gain for the effects of previously expensed acquisition-related transaction costs. The amount will be adjusted to exclude (i) one-time events pursuant to changes in GAAP and (ii) non-cash items which in the judgment of management should not be included in Core Earnings, which adjustments in clauses (i) and (ii) shall only be excluded after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Our Manager will compute each quarterly installment of the incentive fee within 30 days after the end of the calendar quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

To the extent earned by our Manager, the incentive fee will be payable to our Manager quarterly in arrears in cash

Reimbursement of Expenses

Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

•

expenses in connection with our initial public offering, and transaction costs (including, but not limited to, legal and accounting expenses) incident to the acquisition, disposition and financing of our assets, including any costs incurred with any failed investment transaction or abandoned potential investment transaction;

•

costs of legal, tax, accounting, third party administrators for the establishment and maintenance of the books and records, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•

the compensation and expenses of our directors and the allocable share of cost of liability insurance under a universal insurance policy covering our Manager, PIMCO or its affiliates to indemnify our directors and officers;

•

costs associated with the establishment and maintenance of any of our credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings (including this offering);

•	expenses in connection with the application for, and participation in, programs established by the U.S. government;

•

expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•

expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an asset or establishment and maintenance of any of our credit facilities, repurchase agreements, securitization vehicles and borrowings under programs established by the U.S. government or any of our securities offerings (including this offering);

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business;

•	costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

•

all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our assets separate from the office or offices of our Manager;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

•

the allocable share of expenses under a universal insurance policy covering our Manager, PIMCO or its affiliates in connection with obtaining and maintaining “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of our Manager in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets; and

•

all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

Except as set forth above, we will not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel. We will be responsible for the salaries of any future employees hired and employed directly by us.

Fee Upon Termination

A fee upon termination of the management agreement will be payable in the event that the management agreement is terminated without cause upon the unanimous affirmative vote of our independent directors, based upon unsatisfactory performance by our Manager that is materially detrimental to us or a determination that the compensation payable to our Manager under the management agreement is not fair, unless our Manager agrees to compensation that at least two-thirds of our independent directors determine is fair. The fee will be equal to three times the sum of (i) the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, and (ii) the average annual incentive fee earned by our Manager, in each case during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

Potential Grants of Equity Compensation to Independent Directors, Our Manager, Its Personnel and Its Affiliates

We may adopt an equity incentive plan. If we do adopt an equity incentive plan, our board of directors would be authorized to approve grants of equity-based awards to our independent directors or officers of any personnel of our Manager and its affiliates.

Our Management

Our Directors, Director Nominees and Officers

Upon completion of the offering, our board of directors will be comprised of      members and will be divided into three classes. Our class I directors (consisting of             ) will serve until our annual meeting of stockholders in 2012, our class II directors (consisting of             ) will serve until our annual meeting of stockholders in 2013; and our class III directors (consisting of             ) will serve until our annual meeting of stockholders in 2014. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

We currently have      directors. In connection with the closing of this offering, we expect that our board of directors will increase the size of our board to      directors and elect      other individuals to fill the vacancies on our board of directors. Our board of directors has determined that our director nominees satisfy the listing standards for independence of the NYSE. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL nor, unless our bylaws are amended, more than     .

The following sets forth certain information with respect to our directors, director nominees and officers and other key personnel:

Officer/Director	Age	Position Held with our Company
Jennifer Bridwell	43	Chief Executive Officer
Dan Ivascyn	41	Co-Chief Investment Officer
Scott Simon	50	Co-Chief Investment Officer
		Chairman of the Board of Directors
		Director Nominee
		Director Nominee
		Director Nominee
		Director Nominee

Biographical Information

Executive Officers

For biographical information on our management, see “Our Manager and the Management Agreement—Biographical Information.” Additional biographical information of key personnel of our company is outlined below.

Director and Director Nominees

Class I Directors and Director Nominees

Class II Directors and Director Nominees

Class III Directors and Director Nominees

Corporate Governance—Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Upon completion of this offering, a majority of our board of directors will be “independent,” as determined by the requirements of the NYSE. Our directors keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee will comprise             ,              and             , each of whom will be an independent director and “financially literate” under the rules of the NYSE.                      will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

The compensation committee will comprise             ,              and             , each of whom will be an independent director.                      will chair our compensation committee. The principal functions of the compensation committee will be to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) evaluate the performance of our Manager, (4) review the compensation and fees payable to our Manager under the management agreement, (5) prepare compensation committee reports and (6) administer the issuance of any common stock issued to the personnel of our Manager who provide services to us.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will comprise             ,             and             , each of whom will be an independent director.              will chair our nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of our officers.

It also will periodically prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance and will annually recommend to the board of directors nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Conflicts of Interest

We are externally advised by our Manager, which is a wholly-owned subsidiary of PIMCO, and all of our officers are employees of our Manager or its affiliates. Our Chief Executive Officer, Co-Chief Investment Officers and other officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm’s length between unaffiliated third parties.

Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of PIMCO, including, without limitation, PIMCO sponsored funds, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by PIMCO’s affiliates or our Manager. Accordingly, the ability of our Manager (or its personnel) and its officers and employees to engage in other business activities may reduce the time our Manager, or its personnel, spends managing our business. In addition, officers and other personnel of our Manager may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.

Further, several other PIMCO managed vehicles and separate accounts currently have the ability to invest in one or more of the asset classes within our Target Assets as part of their investment strategy and may hold significant investments in those assets. As of December 31, 2010, PIMCO managed securitized holdings of over $372.1 billion, out of which $46.9 billion were in dedicated mortgage and real estate-related strategies across a variety of investment vehicles such as mutual funds, closed end funds, private equity funds and separate accounts. PIMCO’s mortgage and real estate-related assets under management consist of $268.6 billion in Agency MBS and $81.6 billion in mortgage credit holdings such as Non-Agency RMBS, CMBS, mortgage loans and other real estate-related investments. It is possible that in the future existing or new investment vehicles or accounts managed by our Manager or PIMCO may from time to time invest in assets that fall within our Target Assets as a part of their investment strategy. To the extent these other PIMCO vehicles and accounts continue to invest in assets that fall within our Target Assets or such vehicles or accounts seek to acquire assets that fall within our Target Assets, the scope of opportunities otherwise available to us may be adversely affected or reduced. As a result, there may be conflicts in allocating assets that are suitable for us and other vehicles and separate accounts managed by our Manager, PIMCO or their affiliates. Our Manager and PIMCO have an investment allocation policy in place that is intended, over time, to enable us to share equitably with any such other vehicles and separate accounts. As one of the largest asset managers in the world, PIMCO constantly faces such conflicts and over its history it has been focused on developing allocation policies and treating its fiduciary duties with utmost importance. According to this policy, investments may be allocated by taking into account factors, including, among other considerations, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposures, its available cash, and its existing holdings of similar securities. There may be certain situations where our Manager and PIMCO allocate assets that may be suitable for us to other investment vehicles and separate accounts managed by them, instead of to us. The investment allocation policy may be amended by our Manager and PIMCO at any time without our consent.

In addition, our Manager from time to time may cause us to buy or sell investments to and from multiple investment vehicles or accounts managed by our Manager or PIMCO. Under our management agreement with our Manager, any such cross-trades involving us would be subject to PIMCO’s cross-trade policies and procedures then in effect (and which may be amended from time to time by PIMCO at its discretion), which currently provide that where an asset is sold from one PIMCO managed vehicle or account to another PIMCO managed vehicle or account, such as us, such transaction must be in the best interests of both the seller and the buyer and must be effected at an independently established market price (e.g., a broker quote). To the extent our Manager is unable to comply with the then current policies and procedures, such cross-trade will require the approval of a majority of our independent directors. In addition, if we invest in, or borrow directly from or lend directly to PIMCO or its affiliates or their managed vehicles (as distinguished from participating in a securitization in which another PIMCO-managed vehicle or account may also be participating in the same or different tranche), or enter into any joint venture arrangements with PIMCO or its affiliates or their managed vehicles or accounts, any such transaction also will require approval by a majority of our independent directors.

In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, PIMCO or our Manager, may act as collateral manager. In any of these or other capacities, PIMCO or our Manager may receive market based fees for their roles but only if approved by a majority of our independent directors. Our Manager, however, intends that any such fee it receives would be either credited against any base management fee or incentive fee owed to it or otherwise rebated to us.

Executive and Director Compensation

Compensation of Directors

We will pay a $             annual director’s fee to each of our independent directors. In addition, we will pay an annual fee of $             to the chair of the audit committee of our board of directors and an annual fee of $             to each of the chairs of the compensation committee and the nominating and corporate governance committee of our board of directors. We will also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

We will pay director’s fees only to those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees since our inception.

Executive Compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager, do not receive cash compensation from us for serving as our officers. In their capacities as officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business.

Our Manager compensates each of our officers. We pay our Manager a management fee and our Manager uses the proceeds from the management fee in part to pay compensation to its officers and personnel.

Potential Equity Incentive Plan

Prior to the completion of this offering, we may adopt an equity incentive plan to provide incentive compensation to attract and retain qualified independent directors as well as officers and other personnel of our Manager and its affiliates. If adopted, any equity incentive plan would be administered by a committee (which may be the compensation committee) appointed by our board of directors and would likely permit the granting of stock options, restricted shares of common stock, phantom shares, stock appreciation rights, dividend equivalent rights and other equity-based awards. Prior to the completion of this offering, we will not have issued any equity-based compensation.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in such capacity or capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and any employee or agent of our company or of any predecessor.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy. Prior to the 90th-day anniversary of the date of this prospectus (subject to potential extension or early termination), the sale of any shares under such plan would be subject to the lock-up agreement that the director or officer has entered into with the underwriters.

Principal Stockholders

Immediately prior to the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the persons listed below is the address of our principal executive office at 840 Newport Center Drive, Suite 100 Newport Beach, CA 92660.

Name	Common Shares Beneficially Owned Prior to Completion of this Offering		Common Shares Beneficially Owned Upon Completion of this Offering(1)
	Number	Percentage	Number	Percentage
Allianz Global Investors of America L.P.(2)	1,000	100%	—	—
All Directors and Officers and our Manager’s personnel as a Group	—	—	—	—

(1)	Assumes issuance of shares offered hereby, not less than $10.0 million in shares of common stock sold to certain members of our senior management team and certain other executives of PIMCO and its affiliates in the concurrent private placement. Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ overallotment option in full.
(2)	We will repurchase the 1,000 shares currently owned by Allianz Global Investors of America L.P. acquired in connection with our formation.

Certain Relationships and Related Transactions

Management Agreement

Prior to the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee and may receive incentive fees. See “Our Manager and the Management Agreement—Management Agreement.” In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our commercial mortgage loans, PIMCO or our Manager, may act as collateral manager. In any of these or other capacities, PIMCO or our Manager may receive market based fees for their roles but only if approved by a majority of our independent directors. Our Manager, however, intends that any such fee it receives would be either credited against any base management fee or incentive fee owed to it or otherwise rebated to us. We will reimburse our Manager for expenses incurred by our Manager relating to us, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel.

Our officers also are employees of our Manager and its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and its terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. See “Our Management—Conflicts of Interest” and “Risk Factors—Risks Related to Our Relationship with Our Manager.” There are various conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders.”

Our management agreement is intended to provide us with access to PIMCO’s private equity, capital markets, credit and distressed debt investment teams, as well as assistance with corporate operations, legal and compliance functions and governance.

Purchases of Common Stock By Affiliates

Certain members of our senior management team and certain other executives of PIMCO and its affiliates have agreed to purchase not less than $10.00 million in shares of our common stock in the concurrent private placement at a price per share equal to the initial public offering price. No underwriting discounts or commissions will be payable in connection with the sale of shares to members of our senior management team and other executives of PIMCO and its affiliates. We plan to use the net proceeds of this offering and the concurrent private placement in accordance with our objectives and strategies described in this prospectus.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of a corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

We will enter into a registration rights agreement with regard to the common stock owned upon completion of this offering and the concurrent private placement by certain members of our senior management team and certain other executives of PIMCO and its affiliates. Pursuant to the registration rights agreement, we will grant to certain members of our senior management team and certain other executives of PIMCO and its affiliates (1) unlimited demand registration rights to have the shares purchased by them in the concurrent private placement registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering. The registration rights of certain members of our senior management team and certain other executives of PIMCO and its affiliates with respect to the common stock that they will purchase in the concurrent private placement will only begin to apply immediately upon expiration of the lock-up period, which expires 365 days after the date of this prospectus and the concurrent private placement. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

“PIMCO” License Agreement

Prior to the completion of the offering, we will enter into a license agreement with PIMCO pursuant to which PIMCO will grant us a non-exclusive, royalty free license to use the name “PIMCO.” Other than with respect to this license, we will have no legal right to use the “PIMCO” name. In the event the management agreement is terminated, whether by us or PIMCO, or as required by applicable law, we would be required to change our name to eliminate the use of “PIMCO.”

Description of Capital Stock

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to              shares of common stock, $0.01 par value per share, and up to shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of stock of any class or series that we are authorized to issue with the approval of a majority of our entire board of directors and without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus,              shares of common stock will be issued and outstanding (if the underwriters’ overallotment option is exercised in full), and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All of the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of our Manager, PIMCO or any of their affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the amendment and advised by our board of directors) may be approved by a majority of all of the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our stockholders.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock And Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which our election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly , indirectly, or through the application of certain constructive ownership rules, by five or fewer individuals (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) at any time during the last half of a taxable year (other than the first year for which our election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, excluding any shares of common stock that are not treated as outstanding for U.S. federal income tax purposes, or 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock. We refer to these limits collectively as the “ownership limit.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares (whichever is more restrictive) of our outstanding common stock and thereby violate the applicable ownership limit.

Our board may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the ownership limits with respect to a particular stockholder if, among other limitations, it:

•

determines that such waiver will not cause any individual (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) to own, actually or beneficially, more than 9.8% in value of the aggregate of the outstanding shares of all classes or series of our stock; and

•

determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of its waiver, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors in its sole and absolute discretion in order to determine or ensure our qualification as a REIT or such representations and/or undertakings as are necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an ownership limit or at any other time, our board of directors may increase or decrease one or both of the ownership limits, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

•

any person from actually, beneficially or constructively owning, shares of our stock that could result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply until the closing of this offering and will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations we select. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last sale price reported on the NYSE on the date we, or our designee, accepts such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last sales price reported on the NYSE on the day of the event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions we pay with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•

to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the company to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual, beneficial or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our qualification as a REIT and comply with requirements of any taxing authority or governmental authority or determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders otherwise believe to be in their best interest.

Transfer agent and registrar

We expect the transfer agent and registrar for our common stock to be                 .

Shares Eligible for Future Sale

After giving effect to this offering and the other transactions described in this prospectus, we will have shares of common stock outstanding on a fully diluted basis. Shares of our common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for shares of our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors—Risks Related to Our Common Stock.”

For a description of certain restrictions on ownership and transfer of shares of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Rule 144

             of the shares of our common stock that will be outstanding or contingently issuable to our senior management and certain other executives of PIMCO and its affiliates after giving effect to this offering and the transactions described in this prospectus will, when issued, be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-up Agreements

Our directors and officers and certain other executives of PIMCO and its affiliates have entered into lock-up agreements with the underwriters prior to the commencement of this offering and the concurrent private placement pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC waive, in writing, such an extension. Additionally, certain members of our senior management and certain other executives of PIMCO and its affiliates have agreed with us to a further lock-up period relating only to the shares of our common stock purchased by them in the concurrent private placement that will expire at the date which is 365 days following the date of this prospectus.

Certain Provisions of the Maryland General

Corporation Law and Our Charter and Bylaws

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, or the MGCL, our charter and our bylaws, copies of which will be available from us upon request before the closing.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Upon the completion of this offering, subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Removal of Directors

Our charter provides that a director may be removed only for “cause,” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. For this purpose, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided, that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person), (2) between us and PIMCO and its affiliates and associates and (3) persons acting in concert with PIMCO or its affiliates and associates. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), that would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election (which we expect to be upon the closing of this offering), vacancies on our board may be filled only by the remaining directors, and in light of a classified board, for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board and for removal only for “cause” (as defined in our charter), (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors beginning in 2012. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our shares of stock, and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election, of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations regarding our company and this offering of our common stock. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the purchase, ownership, or disposition of our common stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the purchase, ownership or disposition of our common stock, including the federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of Our Company

General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ending December 31, 2011. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2011, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized or will be able to operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this offering of our common stock and our intended election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 2011, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion is based on the facts set forth in this prospectus. Moreover, to the extent we make certain investments, such as investments in mortgage loan securitizations, the accuracy of Latham & Watkins LLP’s opinion may also depend on the accuracy of certain opinions rendered to us in connection with such transactions.

Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Compliance with certain of these tests depends upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us, which may not be susceptible to a precise determination. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy the requirements for qualification and taxation as a REIT. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

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Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Seventh, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation’s basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•	Tenth, our subsidiaries that are C corporations, including our TRSs, generally will be required to pay U.S. federal corporate income tax on their earnings.

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Eleventh, we will be required to pay a 100% tax on any “redetermined deductions,” “excess interest,” or “redetermined rents.” See “—Penalty Tax.” Redetermined deductions and excess interest generally represent amounts that are deducted by one of our TRSs for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by one of our TRSs.

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Twelfth, we will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “TMP” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax, although as described below, our TRSs will be subject to tax at regular corporate rates. See “—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

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Thirteenth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, will operate and will issue sufficient shares of our common stock with sufficient diversity of ownership pursuant to this offering of our common stock to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our common stock is contained in the discussion in this prospectus under the heading “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our qualification as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our qualification as a REIT unless our taxable year is the calendar year. We will have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below.

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Internal Revenue Code, including all REIT qualification tests. Thus, in applying the U.S. federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Ownership of Interests in TRSs. We expect to own an interest in one or more TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. For example, to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” we expect such loans will be acquired by a TRS.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations that have two or more maturities, and

•	the payments required to be made by the entity, or portion of an entity, on its debt obligations “bear a relationship” to the payments it will receive on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize mortgage-backed securities or mortgage loans that we acquire and, as a result, we may own interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

A TMP generally is treated as a corporation for U.S. federal income tax purposes, and it may not be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns 100% of the equity interests in the TMP, either directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, except as described below, the consequences of the TMP classification would generally be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), gains from the sale of real estate assets, “rents from real property” and income from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the loan is not fully secured by real property, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage loan that is not fully secured by real property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS recently issued Revenue Procedure 2011-16, which interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower and would not be such property if held by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

We believe that substantially all of the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

We expect that the mortgage-backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such mortgage-backed securities will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

Fee Income. We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees generally are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we intend to take these actions to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, investments in stripped securities receiving interest-only on the underlying assets, or IO Strips, options, futures contracts, forward contracts, similar financial instruments or other financial instruments that we deem appropriate. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used in the prior sentence, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate-related assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is likely to be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. From time to time we may acquire non-U.S. investments. These investments could cause us to incur foreign currency gains or losses. Any foreign currency gains we recognize that are attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% gross income test generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading such securities.

Rents from Real Property. To the extent we own real property or interests therein, rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a our TRS, however, generally will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a TRS to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

To the extent we own real property or interests therein, we generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.

Failure to Satisfy the Gross Income Tests. We will monitor our income and take actions intended to keep our nonqualifying income within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnerships or limited liability companies or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships or limited liability companies, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.

Penalty Tax. Any redetermined deductions, excess interest or redetermined rents we generate will be subject to a 100% penalty tax. In general, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property), shares (or transferable certificates of beneficial interest) in other REITs and certain kinds of mortgage-backed securities and mortgage loans. Regular or residual interest in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more TRSs), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may from time to time own 100% of the securities of one or more corporations that will elect, together with us, to be treated as our TRSs. So long as each of these companies qualifies as TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We believe that the aggregate value of our TRSs will not exceed 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and that our ownership of TRSs and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.

In the event that we invest in a mortgage loan that is not fully secured by real property, recently issued Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets.

Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase government agency mortgage-backed securities in which the pool of government agency mortgage-backed securities is “to-be-announced” (“TBA”). In a TBA, a buyer will agree to purchase, for future delivery, government agency mortgage-backed securities with certain principal and interest terms and certain types of underlying collateral, but the particular government agency mortgage-backed securities to be delivered are not identified until shortly before the TBA settlement date. The law is unclear regarding whether TBAs will be qualifying assets for purposes of the 75% asset test. Accordingly, our ability to purchase government agency mortgage-backed securities through TBAs could be limited. We do not expect TBAs to comprise a significant portion of our assets and therefore do not expect TBAs to adversely affect our ability to meet the REIT asset tests. No assurance can be given that the IRS would treat TBAs as qualifying assets. In the event that such assets are determined to be non-qualifying, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our total assets at the end of any calendar quarter.

In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Mezzanine loans meeting the requirements of the safe harbor set forth in Revenue Procedure 2003-65 will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in any partnership which owns securities of an issuer). After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If, however, we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10.0 million and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we will satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we will make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. For example, we may acquire debt instruments whose stated principal amounts may exceed their issue prices as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets with market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Pursuant to guidance issued by the IRS, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 though 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described under the headings “—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally” and “—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders—Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the mortgage-backed securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the mortgage-backed securities are not made.

We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the issue price (generally, the principal amount) of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its issue price for U.S. federal tax purposes.

In addition, in the event that any debt instruments or mortgage-backed securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments on the loans we hold as assets to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders. Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Excess Inclusion Income

A portion of our income from a TMP arrangement or from a residual interest in a REMIC could be treated as “excess inclusion income.” A REIT’s excess inclusion income must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•

results in the application of U.S. federal income tax withholding at the maximum rate (currently 30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•

is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Failure To Qualify

If we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT qualification. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Federal Income Tax Considerations for Holders of Our Common Stock

The following summary describes the principal federal income tax consequences to you of purchasing, owning and disposing of our common stock. This summary assumes you hold shares of our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

•	stockholders subject to the alternative minimum tax;

•	RICs and REITs;

•	foreign governments and international organizations;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering purchasing our common stock, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our common stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. stockholder,” we mean a holder of shares of our common stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If you hold shares of our common stock and are not a U.S. stockholder, you are a “non-U.S. stockholder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with IRS guidance, will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any stockholder, that income will be taxable to the stockholder and could not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Our Company—General—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend we pay is attributable to excess inclusion income.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a U.S. stockholder sells or disposes of shares of common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Foreign Accounts. Certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of our common stock. See “—Taxation of Non-U.S. Stockholders—Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Internal Revenue Code, if the shares are used in a trade or business of the tax-exempt stockholder, or if we hold as asset that gives rise to “excess inclusion income” (see “Taxation of Our Company—General—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries,” “Taxation of Our Company—General—Ownership of Interests in TRSs,” and “—Excess Inclusion Income”). Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing federal income taxation of the purchase, ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of our common stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

(1) a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

(2) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s common stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1) the investment in our stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of “U.S. real property interests,” or USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. For these purposes, however, a distribution is not attributable to gain from sales or exchanges by us of a USRPI if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. We do not anticipate that a material portion of our assets will constitute USRPIs. To the extent a distribution is attributable to gain from sales or exchanges by us of a USRPI, non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder’s federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Common Stock. Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to United States federal income taxation unless such stock constitutes a USRPI under FIRPTA or except as provided below. In general, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following is true:

•

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

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We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified entity includes a REIT, less than 50% of the value of the stock of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. Although we believe that we will be a domestically-controlled qualified investment entity, because our shares will be publicly traded we cannot make any assurance that we will remain a domestically-controlled qualified investment entity; and

•

Either (i) our common stock is not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 5% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock.

We presently do not expect our stock will constitute a USRPI, although we cannot make any assurance in this regard.

Without regard to whether our common stock constitutes a USRPI under FIRPTA, gain from the sale, exchange or other taxable disposition of our common stock will be taxable to a non-U.S. stockholder if either (a) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding Tax. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our common stock.

ERISA Considerations

The following is a summary of certain considerations associated with the acquisition and holding of shares of common stock by (a) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code or any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Internal Revenue Code (“similar laws”), and (c) entities whose underlying assets are considered to include plan assets by reason of a plan’s investment in such entities (each of (a), (b) and (c), a “plan”).

A fiduciary of a plan should consider the fiduciary standards under ERISA, the Internal Revenue Code and applicable similar laws in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering whether to purchase shares of common stock on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any similar laws to such transaction and whether an exemption would be applicable to such transaction. Purchasers of common stock have exclusive responsibility for ensuring that their purchase does not violate the fiduciary or prohibited transaction rules of ERISA or the Internal Revenue Code or any similar laws. The sale of common stock to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated                     , 2011 we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as representatives, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to             additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $     per share. After the initial public offering the representative may change the public offering price and concession. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$

The underwriters have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC waive, in writing, such an extension.

Our officers and directors and certain executives of PIMCO and its affiliates have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and J.P. Morgan Securities LLC waive, in writing, such an extension.

In addition, certain members of our senior management and certain other executives of PIMCO and its affiliates have entered into agreements with us pursuant to which they have agreed that they will not, without our prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of the shares of our common stock purchased in the concurrent private placement held by certain members of our senior management and certain other executives of PIMCO and its affiliates for a period of 365 days after the date of this prospectus.

We and our Manager have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We expect to apply to have our common stock listed on The New York Stock Exchange under the symbol “PIMR.”

Prior to this offering, there has been no public market for our common stock. The initial public offering price has been determined by a negotiation among us and the representative and will not necessarily reflect the market price of our common stock following the offering. The principal factors that were considered in determining the public offering price included:

•	the information presented in this prospectus;

•	the history of and prospects for the industry in which we will compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and current financial condition;

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies; and

•	the general condition of the securities markets at the time of this offering.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, lending and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

European Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), an offer to the public of shares of our common stock which are the subject of the offering described in this prospectus may not be made in that relevant member state, except that an offer to the public in that relevant member state of shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided, that no such offer of shares of our common stock shall result in a requirement for the publication by the company or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of shares of our common stock described in this prospectus located in a relevant member state who receives any communication in respect of, or who acquires any shares of our common stock under, the offer contemplated in this prospectus will be deemed to have represented, warranted and agreed to with each underwriter and the company that (a) it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive and (b) in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state, other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in any relevant member state other than qualified investors, the offer of such shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of our common stock, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

United Kingdom

This prospectus is only being distributed to, and is only directed at, (a) persons who are outside the United Kingdom or (b) persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Legal Matters

Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York . As to certain matters of Maryland law, Latham & Watkins LLP and Clifford Chance US LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.

Experts

The balance sheet of PIMCO REIT, Inc., a development stage company, as of April 1, 2011, included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Report of Independent Registered Public Accounting Firm

To the Stockholder of PIMCO REIT, Inc.:

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of PIMCO REIT, Inc. (the “Company”), a development stage company, at April 1, 2011 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Irvine, CA

April 4, 2011

PIMCO REIT, Inc.

(A Development Stage Company)

Balance Sheet

April 1, 2011

Assets
Cash and cash equivalents	$10,000

Total Assets	$10,000

Stockholder’s Equity
Common Stock, $0.01 par value, 1,000 shares authorized, issued and outstanding	$10
Additional paid-in-capital	9,990

Total Stockholder’s Equity	$10,000

See accompanying notes to the Balance Sheet.

PIMCO REIT, Inc.

(A Development Stage Company)

Notes to the Balance Sheet

April 1, 2011

1. Organization

PIMCO REIT, Inc. (the “Company”) is a newly organized real estate finance company that intends to acquire, manage and finance, directly or through its subsidiaries, mortgage-backed securities issued by a U.S. government agency or a federally chartered corporation or for which a U.S. government agency or federally chartered corporation guarantees payments of principal and interest on the securities, or Agency MBS, residential mortgage-backed securities that are not issued or guaranteed by a U.S. government agency, or Non-Agency RMBS, commercial real estate securities, or CMBS, residential and commercial mortgage loans, other commercial real estate debt and residential and commercial real estate, collectively, the Target Assets. Under the Company’s charter, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations and has therefore only presented a balance sheet.

2. Formation of the Company and Initial Public Offering

The Company intends to conduct an initial public offering of common stock (the “IPO”) which is anticipated to be finalized in 2011. Concurrent with the IPO, the Company expects to sell not less than $10.0 million of its common stock to certain members of the Company’s senior management team and certain other executives of Pacific Investment Management Company LLC, or PIMCO, and its affiliates in a separate private placement at the IPO price per share. Proceeds from the IPO and the concurrent private placement will be used to implement the Company’s primary business strategy which is to acquire, manage and finance, directly or through the Company’s subsidiaries, the Target Assets and other non-real estate-related assets.

The Company will be subject to the risks involved with residential and commercial real estate and real estate-related debt investments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing.

The Company intends to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code Sections 856 through 860, as amended (the “Code”) commencing with its taxable period ending on December 31, 2011. As a result, the Company will generally not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income

The Company will be externally managed and advised by PIMCO REIT Management, LLC (“PIMCO Manager”), a Delaware limited partnership. The PIMCO Manager is a wholly-owned subsidiary of Pacific Investment Management Company LLC, which we refer to as PIMCO.

3. Significant Accounting Policies

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash in bank accounts and highly liquid investments with original maturities of three months or less at investment date. The carrying amounts of cash and cash equivalents approximate their fair value.

Organizational and Offering Costs

Offering costs including underwriting commission, legal, accounting, printing and other costs will be incurred in connection with the Company’s IPO. All offering costs will be accrued and deferred by the PIMCO Manager pending completion of the IPO. Estimated offering costs are not yet determinable. Upon successful completion of the IPO, the Company will record these costs as an offset to additional paid-in-capital at the effective date of the IPO. If the IPO is not successful, any deferred offering costs will be expensed. Organizational and other costs incurred that are not directly associated with the completion of the IPO will be expensed as incurred.

4. Subsequent Events

Management has evaluated events and transactions occurring through the date of filing this financial statement. Such evaluation resulted in no adjustments to the accompanying financial statement.

             Shares

Common Stock

Prospectus

Credit Suisse

Goldman, Sachs & Co.

J.P. Morgan

                    , 2011

Part II

Information Not Required In Prospectus

Item 31. Other expenses of issuance and distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$69,660
Financial Industry Regulatory Authority, Inc. filing fee	$60,500
NYSE listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	To be furnished by amendment

Item 32. Sales to Special Parties.

Not applicable.

Item 33. Recent sales of unregistered securities.

Allianz Global Investors of America L.P. has purchased 1,000 shares of our common stock for a purchase price of $10.00 per share in a private placement. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Simultaneously with the completion of the offering of our common stock pursuant to this registration statement, we expect to sell not less than $10.0 million in shares of our common stock to certain members of our senior management team and certain other executives of PIMCO and its affiliates. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of directors and officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of proceeds from stock being registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial statements and exhibits.

(a) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b) Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement among PIMCO REIT, Inc. and the underwriters named therein

1.2*	Stock Purchase Agreement between PIMCO REIT, Inc. and the purchasers named herein

3.1*	Form of Articles of Amendment and Restatement of PIMCO REIT, Inc.

3.2*	Bylaws of PIMCO REIT, Inc.

4.1*	Specimen Common Stock Certificate of PIMCO REIT, Inc.

5.1*	Opinion of Latham & Watkins LLP (including consent of such firm)

8.1*	Tax Opinion of Latham & Watkins LLP (including consent of such firm)

10.1*	Form of Management Agreement between PIMCO REIT, Inc. and PIMCO REIT Management, LLC

10.2*	Form of Registration Rights Agreement by and among PIMCO REIT, Inc. and certain persons listed on Schedule 1 thereto

10.3*	Form of License Agreement

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

*	To be filed by amendment.

Item 37. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, California, on April 5, 2011.

PIMCO REIT, Inc.

By:	/s/ Jennifer Bridwell
Name: Jennifer Bridwell
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date

By:	/s/ Jennifer Bridwell Jennifer Bridwell	Chief Executive Officer and Director (Interim Principal Accounting and Financial Officer)	April 5, 2011

Exhibit Index

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement among PIMCO REIT, Inc. and the underwriters named therein

1.2*	Stock Purchase Agreement between PIMCO REIT, Inc. and the purchasers named herein

3.1*	Form of Articles of Amendment and Restatement of PIMCO REIT, Inc.

3.2*	Bylaws of PIMCO REIT, Inc.

4.1*	Specimen Common Stock Certificate of PIMCO REIT, Inc.

5.1*	Opinion of Latham & Watkins LLP (including consent of such firm)

8.1*	Tax Opinion of Latham & Watkins LLP (including consent of such firm)

10.1*	Form of Management Agreement between PIMCO REIT, Inc. and PIMCO REIT Management, LLC

10.2*	Form of Registration Rights Agreement by and among PIMCO REIT, Inc. and certain persons listed on Schedule 1 thereto

10.3*	Form of License Agreement

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

*	To be filed by amendment.